                                                                Exhibit-2.1


==============================================================================

                      STOCK AND WARRANT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                      AND

                             NESTLE HOLDINGS, INC.





                           DATED AS OF MAY 6, 1994




==============================================================================

                               TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
1.     Issuance and Sale of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.1         Issuance, Purchase and Sale of Shares . . . . . . . . . . . . . . . . . . . . . . .    1
  1.2         Issuance, Purchase and Sale of Warrants . . . . . . . . . . . . . . . . . . . . . .    1
  1.3         Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.4         Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.5         Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

2.     Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . .    6
  2.1         Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  2.2         Due Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  2.3         Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  2.4         SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  2.5         Financial Statements; No Material Undisclosed Liabilities; Absence of Material
                Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  2.6         Actions Pending; Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .    8
  2.7         Title to Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  2.8         Governmental Consents, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  2.9         Holding Company Act and Investment Company Act  . . . . . . . . . . . . . . . . . .    8
  2.10        Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  2.11        Conflicting Agreements and Charter Provisions . . . . . . . . . . . . . . . . . . .    9
  2.12        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  2.13        Status of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  2.14        Status of Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  2.15        ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  2.16        Possession of Franchises, Licenses, Etc.  . . . . . . . . . . . . . . . . . . . . .   11
  2.17        Compliance With Legislation Regulating Environmental Quality  . . . . . . . . . . .   11
  2.18        Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  2.19        Offering of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  2.20        Unlawful Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  2.21        Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  2.22        Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  2.23        Ben & Jerry's Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  2.24        Ownership of Certain Common Shares  . . . . . . . . . . . . . . . . . . . . . . . .   14

3.     Representations and Warranties of the Purchaser  . . . . . . . . . . . . . . . . . . . . .   14
  3.1         Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  3.2         Due Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  3.3         Conflicting Agreements and Other Matters  . . . . . . . . . . . . . . . . . . . . .   15
  3.4         Acquisition Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  3.5         Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                                                                  PAGE
                                                                                                  ----
  3.6         Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  3.7         Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

4.     Covenants of the Company and the Purchaser prior to the Closing  . . . . . . . . . . . . .   15
  4.1         Investigation by the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  4.2         Consents and Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  4.3         Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   16

5.     Covenants of the Company after Closing . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  5.1         Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . .   16
  5.2         Inspection of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  5.3         Board Membership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  5.4         Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  5.5         Special Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  5.6         Nondisclosure of the Purchaser's Confidential Information . . . . . . . . . . . . .   19
  5.7         Repurchase Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  5.8         Limitation on Distribution of Certain Products  . . . . . . . . . . . . . . . . . .   21

6.     Covenants of the Purchaser after Closing . . . . . . . . . . . . . . . . . . . . . . . . .   21
  6.1         Standstill Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  6.2         Contingent Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  6.3         Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  6.4         Nondisclosure of the Company's Confidential Information . . . . . . . . . . . . . .   25

7.     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  7.1         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  7.2         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

8.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  8.1         Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
              (a)   Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
              (b)   In the Event of Termination   . . . . . . . . . . . . . . . . . . . . . . . .   32
  8.2         Noncompetition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  8.3         Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  8.4         Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  8.5         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  8.6         Specific Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  8.7         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.8         Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.9         Notices and Other Communications  . . . . . . . . . . . . . . . . . . . . . . . . .   34
  8.10        No Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  8.11        Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  8.12        Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                                                                  PAGE
                                                                                                  ----
  8.13        Special Payment and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  8.14        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .   38
  8.15        Transfer of Securities and Warrant Shares . . . . . . . . . . . . . . . . . . . . .   38
  8.16        Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  8.17        Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  8.18        Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1

EXHIBIT D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    D-1

EXHIBIT E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    E-1

EXHIBIT F . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-1

EXHIBIT G . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    G-1

EXHIBIT H . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    H-1

EXHIBIT I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    I-1

EXHIBIT J . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    J-1

EXHIBIT K . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    K-1

EXHIBIT L . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    L-1

EXHIBIT M . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    M-1

SCHEDULE 2.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-1

SCHEDULE 2.3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-2

SCHEDULE 2.5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-3

SCHEDULE 2.6  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-4

SCHEDULE 2.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-5

                                                                                                  PAGE
                                                                                                  ----
SCHEDULE 2.12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-6

SCHEDULE 2.15(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-7

SCHEDULE 2.15(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-8

SCHEDULE 2.18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-9

SCHEDULE 2.22(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-10

SCHEDULE 2.22(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-11

SCHEDULE 2.22(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-12

SCHEDULE 2.24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-13

                      STOCK AND WARRANT PURCHASE AGREEMENT

         THIS STOCK AND WARRANT PURCHASE AGREEMENT is dated as of May ___, 1994 (the "Effective Date") and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser") (this "Agreement").

         WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, three million shares of the Company's Common Stock, par value $1.00 per share (the "Shares");

         WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, pursuant to the terms and conditions of the Warrant Agreement in the form of Exhibit A hereto (the "Warrant Agreement"), one million Series A Warrants and one million Series B Warrants (the "Warrants," and together with the Shares, the "Securities"). Each of the Warrants shall be exercisable for one Common Share (individually, a "Warrant Share" and collectively, the "Warrant Shares");

         WHEREAS, the Purchaser and the Company desire to provide for the foregoing purchases and sales and to establish various rights and obligations in connection therewith.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Issuance and Sale of Shares

         1.1 Issuance, Purchase and Sale of Shares. Upon the terms set forth herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares at a price of $96 Million ($32 per Share) (the "Share Purchase Price").

         1.2 Issuance, Purchase and Sale of Warrants. Upon the terms set forth herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Warrants at a price of $10 Million ($4 per Series A Warrant and $6 per Series B Warrant) (the "Warrant Purchase Price").

         1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007, at 10:00 a.m. California time, two Business Days after the satisfaction of all of the conditions set forth in Section 1.4, or on such other date as shall be mutually agreed by the Company and the Purchaser (the "Closing Date").

         1.4     Conditions to Closing.

                 (a) The obligations of the Company and the Purchaser to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction of the following conditions:

                          (i) No injunction or other order or decree which prevents consummation of the transactions contemplated hereby shall have been issued and remain in effect; and

                          (ii) The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of the transactions contemplated hereby.

                 (b) The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction or waiver of the following conditions:

                          (i) Each of the representations and warranties of the Company contained in Sections 2.1, 2.2, 2.3, 2.5, 2.8, 2.12, 2.13, 2.14, 2.17, 2.19,
                                  2.21, 2.23 and 2.24 and in the first sentence of Section 2.18 shall be true and correct in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date; all other representations and warranties of the Company contained in Article 2 shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, with such exceptions as would not in the aggregate have a Material Adverse Effect on the Company or on the Company's ability to consummate the transactions contemplated by this Agreement and each of the Collateral Agreements (as defined in Section 1(b)(ix)); and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Purchaser a certificate (signed by the Chief Executive Officer and the Chief Financial Officer of the Company) to the foregoing effect;

                          (ii) All consents, approvals and waivers, in form and substance reasonably satisfactory to the Purchaser, from any Person necessary to permit the Company to consummate the transactions contemplated by this Agreement and each of the Collateral Agreements, including, without limitation, the sale and issuance of the Securities to the Purchaser as contemplated hereby, shall have been obtained;

                          (iii) All consents, approvals and waivers, in form and substance reasonably satisfactory to the Purchaser, from any Person necessary at Closing to permit T. Gary Rogers ("G.Rogers") and Kathleen Tuck Rogers ("K.Rogers"), individually and as co-trustees of the Rogers Revocable Trust and the Four Rogers Trust (collectively, the "Rogers Entities") to consummate the transactions contemplated by the right of first refusal agreement in the form of Exhibit B hereto (the "Rogers Right of First Refusal Agreement") shall have been obtained;

                          (iv) All consents, approvals and waivers, in form and substance reasonably satisfactory to the Purchaser, from any Person necessary at Closing to permit William F. Cronk, III ("W.Cronk") and Janet M. Cronk ("J.Cronk"), individually and as co-trustees of the Cronk Revocable Trust (collectively, the "Cronk Entities") to consummate the transactions contemplated by the right of first refusal agreement in the form of Exhibit C hereto (the "Cronk Right of First Refusal Agreement," and together with the Rogers Right of First Refusal Agreement, the "Right of First Refusal Agreements") shall have been obtained;

                          (v) No suit, action, investigation, inquiry or other proceeding by any Person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin or invalidate, the transactions contemplated hereby and which is reasonably likely to succeed and which, if successful, is reasonably likely to materially and adversely affect: the value of the Securities or the Warrant Shares; the Purchaser's representation on the Board of Directors of the Company (the "Board of Directors"); the Purchaser's registration rights; the Purchaser's rights under the Right of First Refusal Agreements; and the distribution relationship between Nestle Ice Cream Company ("NICC") and the Company contemplated by the Distributor Agreement in the form of Exhibit D hereto (the "Distributor Agreement"), all as expected to be obtained by the Purchaser through the consummation of the transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements;

                          (vi)    The Company shall have furnished the
                                  Purchaser with such certificates of the
                                  respective officers of the Company and others to evidence compliance with the conditions set forth in this Section 1.4(b) as may be reasonably requested by the Purchaser;

                          (vii) At the Closing, each of the Company and General Electric shall have executed and delivered to the Purchaser an amendment to the GECC Registration Rights Agreement in the form of Exhibit E hereto (the "GECC Amendment");

                          (viii) At the Closing, each of the Company and FICAL shall have executed and delivered to the Purchaser an amendment to the

                                  Rights Agreement in the form of Exhibit F hereto (the "Rights Agreement Amendment");

                          (ix) At the Closing, the Company shall have executed and delivered to the Purchaser the Warrant Agreement, the Registration Rights Agreement in the form of Exhibit G hereto (the "Registration Rights Agreement") and the Distributor Agreement (collectively, the GECC Amendment, the Rights Agreement Amendment, the Warrant Agreement, the Registration Rights Agreement and the Distributor Agreement are referred to herein as the "Collateral Agreements");

                          (x) Wachtell, Lipton, Rosen & Katz and Manwell & Milton, counsel to the Company, shall have executed and delivered to the Purchaser opinions in the form of Exhibits H and I hereto, respectively, dated as of the Closing Date;

                          (xi) At the Closing, each of the Rogers Entities shall have executed and delivered to the Purchaser the Rogers Right of First Refusal Agreement, and each of the Rogers Entities and Bank of America shall have executed and delivered to the Purchaser an amendment to the Rogers BOA Security Documents in the form of Exhibit J hereto; and

                          (xii) At the Closing, each of the Cronk Entities shall have executed and delivered to the Purchaser the Cronk Right of First Refusal Agreement, and each of the Cronk Entities and Bank of America shall have executed and delivered to the Purchaser an amendment to the Cronk BOA Security Documents in the form of Exhibit K hereto.

                 (c) The obligation of the Company to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction or waiver of the following conditions:

                          (i) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, with such exceptions as would not in the aggregate have a Material Adverse Effect on the Purchaser taken as a whole or on the Purchaser's ability to consummate the transactions contemplated by this Agreement; and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Company a certificate (signed by the President and the Chief Financial Officer of the Purchaser) to the foregoing effect;

                          (ii) All consents, approvals and waivers from any Person necessary to permit the Company to consummate the transactions contemplated by this Agreement and each of the Collateral Agreements, including the sale and issuance of the Securities to the Purchaser as contemplated hereby, shall have been obtained;

                          (iii) No suit, action, investigation, inquiry or other proceeding by any Person shall have been instituted or threatened which questions the validity or legality of, or seeks to enjoin or invalidate, the transactions contemplated hereby and which is reasonably likely to succeed and which, if successful, is reasonably likely to have a Material Adverse Effect on the Company if the transactions contemplated hereunder are consummated;

                          (iv) The Purchaser shall have furnished the Company with such certificates of its officers and others to evidence compliance with the conditions set forth in this Section 1.4(c) as may be reasonably requested by the Company;

                          (v) Latham & Watkins, special counsel to the Purchaser and James H. Ball, General Counsel to the Purchaser shall have executed and delivered to the Company opinions in the form of Exhibits L and M hereto, respectively, dated as of the Closing Date; and

                          (vi) NICC shall have executed and delivered to the Company the Distributor Agreement.

         1.5     Deliveries at Closing.

                 (a) At the Closing, the Company shall deliver to the Purchaser, against payment in full of the Share Purchase Price, certificates for the Shares in such denominations as the Purchaser has requested, dated the Closing Date and registered in the names requested by the Purchaser; and

                 (b) At the Closing, the Company shall deliver to the Purchaser, against payment in full of the Warrant Purchase Price, certificates for the Warrants in such denominations as the Purchaser has requested, dated the Closing Date and registered in the names requested by the Purchaser.

2.       Representations and Warranties of the Company

         The Company represents and warrants as of the Effective Date and as of the Closing Date as follows:

         2.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power and authority to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect on the Company. The Company has heretofore delivered to the Purchaser true and correct copies of its, and each of its Subsidiaries', Charter Documents, all as presently in effect, and has identified on Schedule 2.1 hereto all jurisdictions in which it and its Subsidiaries are qualified or licensed to do business as a foreign corporation.

         2.2 Due Authorization. The Company has all right, power and authority to enter into this Agreement and each of the Collateral Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Agreements and the issuance and sale of the Securities and Warrant Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (i) have (or, with respect to the Warrant Shares, will have) been duly authorized by all necessary corporate action on behalf of the Company and (ii) do not or will not require the approval or consent of the stockholders of the Company (including, without limitation, any consents or approvals of the stockholders of the Company that may be required for qualification of the Common Shares on the Nasdaq National Market System). This Agreement and each of the Collateral Agreements have been (or, when executed and delivered, will have been) duly executed and delivered by the Company and constitute (or, when executed and delivered, will constitute) valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Board of Directors has unanimously approved of (i) the execution and delivery of this Agreement and each of the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby, (ii) the transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements, which transactions will result in each of the Purchaser, its affiliates and associates becoming an "interested stockholder" within the meaning of Sections 203(a)(1) and 203(c)(1), (2) and (5) of the General Corporation Law of the State of Delaware and (iii) the Purchaser (as well as any Affiliates to which any Common Shares may be transferred as permitted by this Agreement) becoming "Substantial Stockholders" within the meaning of Articles TENTH and ELEVENTH of the Certificate of Incorporation of the Company. The Board of Directors has duly adopted resolutions approving of the items described in the preceding sentence and such resolutions are in full force and effect and have not been amended or otherwise modified.

         2.3 Subsidiaries. The Company has identified on Schedule 2.3 hereto (i) the name and jurisdiction of incorporation of each Subsidiary and
(ii) the number of shares of capital stock and other equity securities and the percentage of the issued and outstanding capital stock and other equity securities (including rights, warrants and options to acquire such capital stock) of each such Subsidiary owned or to be owned by the Company following the Closing Date. All such shares of capital stock and other equity securities have been validly issued and are fully paid and nonassessable and are (except for directors' qualifying shares) owned by the Company and its Subsidiaries or, after the Closing Date, will be owned by the Company and its Subsidiaries, free and clear of any Lien.

                 Except as set forth on Schedule 2.3 hereto, no Subsidiary of the Company has, and after the Closing Date, no Subsidiary will have, outstanding capital stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock.

         2.4 SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act since January 1, 1992; and the Company has furnished the Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 25, 1993, and all proxy statements and reports and other documents under the Exchange Act filed by the Company after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report complied with the requirements of the Exchange Act. As of their respective dates, each SEC Report (including all information incorporated therein by reference) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the Effective Date, there are no facts required to be disclosed in the SEC Reports which are not disclosed as required.

         2.5 Financial Statements; No Material Undisclosed Liabilities; Absence of Material Changes. The financial statements (including any related schedules and/or notes) included or incorporated by reference in each SEC Report have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial position and results of operations and changes in financial position of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from normal year-end adjustments, none of which will be material in amount or effect). The Company has no material liabilities or obligations (individually or in the aggregate), whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected in the Company's balance sheet as of December 25, 1993, except for such matters as may be disclosed in the SEC Reports, other than any such liabilities incurred in the ordinary course of business since December 25, 1993. Except as set forth on Schedule 2.5 hereto, since December 25, 1993, the Company and each of its Subsidiaries have operated their respective businesses only in the ordinary course and have experienced no changes or events reasonably likely to result in a Material Adverse Effect, other than changes or events disclosed or referred to in the SEC Reports or the Schedules hereto, and neither the Company nor any of its Subsidiaries have (i) incurred any indebtedness for borrowed money, assumed, guaranteed, endorsed or otherwise become responsible for obligations of any other Person, or made any loans or advances to any Person, except in the ordinary course of business and consistent with past practice, (ii) made any changes in accounting principles or methods, (iii) issued any shares of its capital stock, or any other securities, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of its capital stock or any other securities except pursuant to options and warrants outstanding prior to the Effective Date or (iv) made any change to its Charter Documents.

         2.6     Actions Pending; Compliance with Laws.  Except as set forth on
Schedule 2.6 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any Person against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which is reasonably likely to succeed, and neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award.

         2.7 Title to Properties; Insurance. The Company and its Subsidiaries have good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all Liens other than those referred to in the financial statements of the Company (or the notes thereto) for the year ended December 25, 1993, included in the SEC Reports, except in each case for such defects in title and such other Liens which are disclosed in the SEC Reports. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business.

         2.8 Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement and each of the Collateral Agreements and the valid offer, issue, sale or delivery of the Securities and Warrant Shares, or the consummation by the Company of the transactions contemplated hereby and thereby, except for filings under the HSR Act, any filings required to effect any registration pursuant to the Registration Rights Agreement, any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder and the filing of a Nasdaq National Market Notification Form for Listing of Additional Shares.

         2.9 Holding Company Act and Investment Company Act. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), or (ii) a "public utility," as defined in the Federal Power Act, as amended (the "FPA"), or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended (the "ICA"); provided, however, that the Company may be deemed to be an "affiliate" of General Electric for purposes of the PUHCA and FPA and an "affiliated person" of Northern Trust Corporation, State of Wisconsin Investment Board and RCM Capital Management for purposes of the ICA.

         2.10 Taxes. The Company and its Subsidiaries have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1988. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate for all federal income tax liabilities and state income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

         2.11 Conflicting Agreements and Charter Provisions. Neither the Company nor its Subsidiaries is a party to any contract or agreement or subject to any Charter Document provision, or judgment or decree which does or in all reasonable likelihood will have a Material Adverse Effect on the Company. Except as set forth on Schedule 2.11, none of (i) the execution and delivery of this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements and the issuance of the Securities, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the exercise of the Warrants for, and the issuance of, the Warrant Shares, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Charter Documents of the Company or any Subsidiary or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulations to which the Company or any of its Subsidiaries or any of their respective property is subject. Neither the Company nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money, under any of their respective contracts or agreements, or under any instrument by which the Company or any of its Subsidiaries is bound.

         2.12 Capitalization. The authorized capital stock of the Company consists of (i) 30,000,000 Common Shares of which, as of May 2, 1994, 14,764,596 shares are outstanding and (ii) 10,000,000 shares of Preferred Stock, including the Series A Convertible Preferred Stock (the "Series A Preferred") and Series B Convertible Preferred Stock (the "Series B Preferred"), none of which are issued and outstanding. All of the outstanding Common Shares have been validly issued and are fully paid and nonassessable. No class of capital stock of the

Company is entitled to preemptive rights. Except for the Rights, the options and warrants listed on Schedule 2.12 hereto, the 6.25% Subordinated Convertible Notes due June 30, 2001 (the "Convertible Notes"), the Series A Preferred and the Series B Preferred, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Since December 25, 1993, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock. Between May 2, 1994 and the Effective Date, the Company has not issued any additional shares of capital stock, or any other securities, or any securities convertible into or exchangeable for shares of its capital stock or any other securities, other than pursuant to the exercise of outstanding stock options and other employee benefit plans in effect on the Effective Date.

         2.13 Status of Securities. The Securities have been duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Charter Documents of the Company, the qualification criteria of the Nasdaq National Market System or otherwise), and upon issuance and sale hereunder will be validly issued and outstanding, fully paid and nonassessable, and the issuance thereof is not subject to preemptive rights of any other stockholder of the Company.

         2.14 Status of Warrant Shares. The Warrant Shares will be duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Charter Documents of the Company, the qualification criteria of the Nasdaq National Market System or otherwise), and upon issuance in accordance with the terms of the Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable, and the issuance thereof is not subject to preemptive rights of any other stockholder of the Company. The Warrant Shares have been validly reserved for issuance upon the exercise of the Warrants.

         2.15 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (other than a Multiemployer Plan (as defined below)). No liability to the PBGC has been, or is reasonably likely to be, incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, any of its Subsidiaries or any ERISA Affiliate (as defined below). Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan, and if the Company, its Subsidiaries and ERISA Affiliates, were to completely withdraw as of the Effective Date from each Multiemployer Plan to which they have or have ever had an obligation to contribute, the Company, its Subsidiaries and its ERISA Affiliates would not incur any withdrawal liability under Title IV of ERISA. The Company is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to the Purchaser. To the best knowledge of the Company, no fiduciary of or "party in interest" or "disqualified person" with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or any of its subsidiaries, for the benefit of their respective employees (each an "Employee Plan") has engaged in or caused any Employee Plan to engage in any "prohibited transaction" (within the meaning of Section 4975 of the Code and Sections 406 or 407 of ERISA) that has resulted in the imposition of any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA that has not been satisfied. Except as set forth on Schedule 2.15(a), each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code. Except as set forth on Schedule 2.15(a), each Employee Plan which is intended to qualify under Section 401(a) of the Code has been so qualified during the period from its adoption to date. There are no pending IRS audits or controversies with respect to any Pension Plan other than a Multiemployer Plan. An "ERISA Affiliate" for purposes of this Section 2.15 is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code, and the term "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).
Schedule 2.15(b) hereto contains a complete list of each Pension Plan, Multiemployer Plan, Employee Plan, employment, consulting, severance or other similar contract, arrangement and policy and each plan, arrangement, program, agreement or commitment providing for welfare benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which are maintained or contributed to by the Company and which cover or have covered employees of the Company or any of its subsidiaries (with respect to their relationship with such entities).

         2.16 Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary to the Company and its Subsidiaries for the ownership, maintenance and operation of their respective businesses, properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof.

         2.17 Compliance With Legislation Regulating Environmental Quality. Except where non-compliance is not reasonably likely to have a Material Adverse Effect on the Company, the Facilities which currently are owned, operated or leased by the Company are and at all times have been maintained and operated in compliance with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, orders, regulations and licenses (collectively "Environmental Laws") including but not limited to the Federal Water Pollution Control Act (33 U.S.C Section 1251 et seq. ), Resource Conservation & Recovery Act (42 U.S.C.
Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section Section 201, 300f), Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section  9601 et seq.), California Health & Safety Code (Section  25100
et seq., Section 39000 et seq.), and California Water Code (Section  13000
et seq.). No materials, substances, or products have been at any time placed, held, located, disposed of or released on, under, at, within, or about the Facilities which may reasonably be expected to result in a regulatory agency or other governmental entity requiring clean up, removal or other remedial action by the Company under Environmental Laws with such exceptions as would not in the aggregate have a Material Adverse Effect on the Company. No hazardous or toxic substance, waste or material (collectively "Hazardous Materials") has at any time been used, stored, treated, transported or handled by the Company or any of its consultants, contractors or agents on, under, at, within, or about the Facilities except Hazardous Materials that are used, stored, treated, transported or handled on, under, at, within or about the Facilities in material compliance with Environmental Laws. Except in cases or circumstances not reasonably likely to have a Material Adverse Effect on the Company, no litigation, administrative enforcement actions, proceedings or notices of potential liability have been (x) received, served or, to the best knowledge of the Company, filed or threatened against the Company or (y) to the actual knowledge of the Company, received, served, filed or threatened against any predecessor business or landowner or with respect to any Facility, in each case, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or arising out of the use, generation, storage, treatment, release, discharge, transportation, handling or disposal of Hazardous Materials or resulting from a violation or alleged violation of Environmental Laws.

         2.18 Certain Agreements. The Purchaser has been provided access to all material contracts and agreements to which the Company or any of its Subsidiaries is a party. Except as set forth on Schedule 2.18, the Company is not a party to (i) any written arrangement (or group of related written arrangements) concerning a partnership or joint venture with any other Person involving commitments or assets of the Company in excess of $100,000, (ii) any written arrangement (or group of related written arrangements) concerning non-competition arrangements, (iii) any written arrangement with any of its directors, officers, shareholders or employees or any member of any such Person's immediate family (1) providing for the furnishing of material services by or (2) otherwise requiring material payments to any such Person or any Person in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner or (iv) any oral contract or agreement with respect to any of the matters referred to in the foregoing clauses (i) through (iii).

         2.19 Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Securities or Warrant Shares or any similar securities of the Company for sale to, solicited any offers to buy the Securities or Warrant Shares or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "Accredited Investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities or Warrant Shares under the Securities Act and the rules and regulations of the Commission thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Securities or Warrant Shares to the registration requirements of Section 5 of the Securities Act.

         2.20    Unlawful Use of Proceeds.

                 (a) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Securities or exercise of the Warrants to purchase or carry any "Security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively); and

                 (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Securities or exercise of the Warrants in any manner which is unlawful or which would involve a violation of Executive Orders 12775 and 12779 (56 Fed. Reg. 50645 and 55976) Prohibiting Certain Transactions with respect to Haiti or any of the following regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended): the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.

         2.21 Payments. The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which any officer or director of the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts prohibited by the Export Administration Regulations (15 CFR, Part 769 (1993)).

         2.22 Labor Matters. Except as set forth on Schedule 2.22(a), the Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association. Except as set forth on
Schedule 2.22(b), since December 25, 1993, the Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. The Company is in compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as set forth on
Schedule 2.22(c), there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and the Company has not experienced a work stoppage or other labor difficulty.

         2.23 Ben & Jerry's Confirmation. The transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements do not conflict with, or result in a breach of the terms, conditions or provisions of, or give rise to any right to terminate the Ben & Jerry's Distribution Agreement, as amended by the Ben & Jerry's Amendments, and do not trigger the payment of a termination or other fee under such agreements.

         2.24 Ownership of Certain Common Shares. The Company has identified on Schedule 2.24, as of May 2, 1994 (i) the Common Shares which are owned of record by each of the Rogers Entities and the Cronk Entities and (ii) all other shares of the Company's capital stock, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of the Company's capital stock which are owned of record by each of the Rogers Entities and the Cronk Entities.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the Effective Date and as of the Closing Date as follows:

         3.1 Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the state of Delaware and has the power to own its properties and to carry on its businesses as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or materially and adversely effect the Purchaser's ability to perform its obligations hereunder.

         3.2 Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each of the Collateral Agreements to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement and each of the Collateral Agreements to which it is a party have been (or, when executed and delivered, will have been) duly executed and delivered by the Purchaser and constitute (or, when executed and delivered, will constitute) valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Board of Directors of the Purchaser has approved of the execution and delivery of this Agreement and each of the Collateral Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and has duly adopted resolutions approving of the items described in the preceding sentence; such resolutions are in full force and effect and have not been amended or otherwise modified.

         3.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement and each of the Collateral Agreements to which it is a party nor the performance by the Purchaser of its obligations hereunder or thereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any material mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject, except for filings under the HSR Act.

         3.4 Acquisition Representations. The Purchaser is acquiring the Securities being purchased by it for its own account and not with a view to or for sale in connection with any distribution thereof in any transaction that would violate the securities laws of the United States or any state thereof and the Purchaser has no present plan or intention to effect any distribution thereof. The Purchaser acknowledges that the Securities and the Warrant Shares issuable upon exercise of the Warrants have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. At the Effective Date, the Purchaser does not Beneficially Own, directly or, to the knowledge of the Purchaser, indirectly (or have any option or right to acquire), any securities of the Company other than as contemplated under this Agreement, the Collateral Agreements and the Right of First Refusal Agreements. The Purchaser has provided the Company with the form of Item 4 of the statement on Schedule 13D it intends to file with respect to the transactions contemplated hereby.

         3.5 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

         3.6 Funding. The Purchaser has or will have available on the Closing Date sufficient funds to perform its obligations hereunder.

         3.7 Plan Assets. No part of the funds used by the Purchaser to purchase the Securities hereunder constitutes assets allocated to any separate account (as defined in Section 3(17) of ERISA) maintained by the Purchaser or assets of any employee benefit plan (as defined in Section 3(3) of ERISA).

4.       Covenants of the Company and the Purchaser prior to the Closing.

         The Company and the Purchaser covenant as follows for the period from the Effective Date through the Closing Date:

         4.1 Investigation by the Purchaser. The Company shall allow the Purchaser during regular business hours through the Purchaser's employees, agents and representatives, to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as the Purchaser deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of the Company hereunder.

         4.2 Consents and Best Efforts. As soon as practicable, but in any event within five Business Days after the Effective Date, the Company and the Purchaser shall make all filings required under the HSR Act. In addition, the Company shall as soon as practicable after the Effective Date, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any Persons necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements, including the full and complete sale, conveyance, assignment or transfer of all of the Securities (and the Warrant Shares when issued upon exercise of the Warrants), and the Purchaser shall cooperate with the Company with respect thereto. In addition, subject to the terms and conditions provided herein, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

         4.3 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect as of the Closing Date and (ii) any material failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

5.       Covenants of the Company after Closing

         The Company covenants that so long as the Purchaser (and/or its Affiliates) Beneficially Own any Common Shares:

         5.1     Financial Statements and Other Reports.

                 (a) The Company will, as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (c) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

                 (b) The Company will, as soon as practicable and in any event within 100 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (c) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

                 (c) The Company will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission;

                 (d) The Company will, promptly after such package becomes available, furnish to the Purchaser a copy of the Company's monthly management executive summary or any substantially similar replacement therefor for the third month of each fiscal quarter; and

                 (e) The Company will promptly furnish to the Purchaser copies of any compliance certificates furnished to lenders in respect of Indebtedness (as defined in the GECC Agreement) of the Company and its Subsidiaries and, with reasonable promptness, furnish to the Purchaser such other financial and other data of the Company and its Subsidiaries as the Purchaser may reasonably request, including, but not limited to, operating financial information for each facility owned or operated by the Company or any of its Subsidiaries.

                 Notwithstanding the foregoing, the Company shall not be required to furnish to the Purchaser the reports described in Sections 5.1(d) and (e) when the Purchaser Beneficially Owns less than 1% of the outstanding Common Shares, on a Fully Diluted basis.

         5.2 Inspection of Property. The Company shall permit representatives of the Purchaser to visit and inspect, at the Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as the Purchaser may reasonably request; provided, however, that the foregoing shall be subject to compliance with reasonable safety, operating and production requirements and shall not require the Company or any of its Subsidiaries to permit any inspection which in the reasonable judgment of the Company would result in the violation of any statute or regulation with respect to confidentiality or security. The Purchaser agrees that the information received pursuant to Sections 5.1 and 5.2 shall be subject to the confidentiality provisions of Section 6.4.

         5.3 Board Membership. The provisions of this Section 5.3 shall be applicable so long as the Purchaser shall Beneficially Own 10% or more of the Common Shares on a Fully Diluted Basis:

                 (a) As promptly as practicable following the Closing, the Board of Directors shall take all necessary action to increase the size of the Board of Directors by two and to elect two Persons nominated by the Purchaser (the "Purchaser's Nominees") to the Board of Directors, with such Purchaser's Nominees being elected to Class II and Class III, respectively;

                 (b) At each subsequent stockholders meeting at which directors will be elected or solicitation of written consents for the election of directors, the Purchaser will be entitled to propose as members of the Board of Directors (and the Company will nominate to separate classes, recommend and use the same efforts it uses with respect to all other of the Board of Director's nominees to cause the election of) that number of Persons which when added to Persons who are Purchaser's Nominees and who are continuing to serve on the Board of Directors is equal to the number of Purchaser's Nominees to which the Purchaser is then entitled pursuant to this Section 5.3. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of one of the Purchaser's Nominees, the Purchaser shall be entitled to designate a successor to fill such vacancy and such successor shall serve as a board member until the next regularly scheduled election for such board seat. One of the Purchaser's Nominees shall be entitled to membership on all committees of the Board of Directors, including, without limitation, the executive committee, if any, or any committee performing substantially similar functions;

                 (c) The Company agrees that if any of the Purchaser's Nominees are not reelected to the Board of Directors by the stockholders of the Company, the Purchaser shall be entitled to have that number of observers equal to the number of the Purchaser's Nominees that were not so elected present at all meetings of the Board of Directors and committees of the Board of Directors and such observer(s) shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company, subject to the provisions of Section 6.4, and shall be entitled to participate in discussions and consult with the Board of Directors, without voting;

                 (d) The Company further agrees that at all times the Purchaser shall be entitled to nominate to the Board of Directors a number of Purchaser's Nominees which bears the same proportion to the total number of members of the Board of Directors as the number of Common Shares actually owned by the Purchaser (excluding Warrant Shares relating to Warrants which have not been exercised) bears to the total number of Common Shares then actually outstanding; provided, however, that if such proportion is not a whole number, the number of Purchaser's Nominees will be rounded down if the fraction is .49 or less and will be rounded up if the fraction is .50 or greater; provided, further, however that at all times the Purchaser shall be entitled to nominate to the Board of Directors a minimum of two Purchaser's Nominees. The provisions of Sections 5.3(b) and (c) shall be applicable with respect to all of the Purchaser's Nominees, including the Purchaser's Nominees elected to the Board of Directors pursuant to the provisions of this Section 5.3(d); and

                 (e) All Purchaser's Nominees shall be reasonably acceptable to the Board of Directors.

         5.4 Preemptive Rights. In the event of the sale by the Company of Common Shares, or any other voting or other security of the Company or security convertible into or exercisable for such Common Shares or other voting security, for cash effected subsequent to the Effective Date, the Purchaser shall be entitled to purchase shares in such sale on a pro rata basis in respect of the Common Shares then Beneficially Owned by it, on a Fully Diluted basis, so that following such sale, the Purchaser will, if it has elected to purchase the securities to be sold, Beneficially Own the same percentage of the equity ownership of the Company on a Fully Diluted basis as it had by reason of its Beneficial Ownership of Common Shares prior to such sale. The Company shall provide the Purchaser with a minimum of two Business Days notice of the anticipated pricing of such offering, which notice shall indicate the anticipated size and range of pricing of the offering, and based on such notice, the Purchaser shall advise the Company within one Business Day as to whether it elects to exercise its rights under this Section 5.4, and if it so elects, the Purchaser shall tender payment for the same securities, at the same time, and in the same manner as the other purchasers in such offering.

         5.5 Special Notices. If (a) the Company determines to initiate, solicit or pursue (i) a sale or transfer of all or substantially all of the Company's assets or Common Shares representing 20% or more of the then outstanding Common Shares or (ii) a merger, reorganization, consolidation or similar transaction between the Company and any other Person (individually, any of the events described in clauses (i) and (ii) are referred to herein as a "Transaction") or (b) any officer, director, agent or representative of the Company begins pursuing with any Person substantive discussions concerning, or substantive negotiations with respect to, any Transaction (any such initiation, solicitation, pursuit, discussions or negotiations referred to in clauses (a) and (b) is referred to herein as an "Initiating Event"), then the Company shall:

                 (1) notify the Purchaser of the occurrence of any Initiating Event, as promptly as possible, but in no event later than one Business Day after the occurrence of such event; and

                 (2) notify the Purchaser that the Company may enter into an agreement, contract, letter of intent or similar instrument for a Transaction not less than 45 days prior to the execution of any such agreement, contract, letter of intent or similar instrument which has any binding effect (a "Transaction Notification").

         5.6     Nondisclosure of the Purchaser's Confidential Information.

                 (a) Without the prior written consent of the Purchaser, any information relating to the Purchaser provided to the Company in connection with this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements, which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information (i) which was or becomes generally available to the Company or its Affiliates on a non-confidential basis, other than through a direct or indirect breach of this Agreement by the Company, its Affiliates or any of their respective Representatives, (ii) that was, prior to December 16, 1993, in the Company's, its Affiliates' or any of their respective Representatives' possession, (iii) that becomes available to the Company, its Affiliates or any of their respective Representatives on a non-confidential basis from a source other than the Purchaser, its Affiliates or any of their respective Representatives without the Company's or its Affiliates' knowledge that the source has violated any fiduciary or other duty not to disclose such information or (iv) was independently developed by the Company or its Affiliates without reference to the Purchaser's Confidential Information) (the "Purchaser's Confidential Information") will be used solely for the purpose of evaluating the Purchaser's investment in the Company and will be kept confidential by the Company, its Affiliates and their respective Representatives, using the same standard of care in safeguarding the Purchaser's Confidential Information as the Company employs in protecting its own proprietary information which the Company desires not to disseminate or publish, and will not be disclosed to any Person, except for Representatives of the Company who need to know such Purchaser's Confidential Information for purposes of evaluating the Purchaser's investment in the Company. It is understood (i) that such Representatives shall be informed by the Company of the confidential nature of the Purchaser's Confidential Information, (ii) that such Representatives shall be bound by the provisions of this Section 5.6 as a condition of receiving the Purchaser's Confidential Information and (iii) that, in any event, the Company shall be responsible for any breach of this Agreement by any of its Representatives;

                 (b) Without the prior consent of the Purchaser, other than as required by applicable law, the Company will not, and will direct its Affiliates and Representatives not to, disclose to any Person either the fact that the Purchaser's Confidential Information has been made available to the Company or that the Company has inspected any portion of the Purchaser's Confidential Information; and

                 (c) If the Company, its Affiliates or any of their respective Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Purchaser's Confidential Information, the Company will, as soon as practicable, notify the Purchaser of such request or requirement so that the Purchaser may seek an appropriate protective order. If, in the absence of a protective order, the Company, its Affiliates or any of their respective Representatives are, in the opinion of the Company's counsel, compelled to disclose the Purchaser's Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, the Company or its Affiliates may disclose only such of the Purchaser's Confidential Information to the party compelling disclosure as is required by law. The Company and its Affiliates shall not be liable for the disclosure of Purchaser's Confidential Information pursuant to the preceding sentence. The Company and its Affiliates will, at the Purchaser's expense, cooperate with the Purchaser's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Purchaser's Confidential Information.

         5.7     Repurchase Programs.

                 The Company shall notify the Purchaser of the initiation, suspensions (of any duration) and completion or termination by the Company of any program pursuant to which the Company is effecting repurchases of its Common Shares, as promptly as possible, but in no event later than five Business Days after the occurrence of such event.

         5.8     Distribution of Certain Products.

                 Unless Ben & Jerry's shall have agreed in writing to unconditionally waive the payment of the termination payment specified in the Previously Added Change of Control Provisions (as defined in the Ben & Jerry's Distribution Agreement, as amended by the Ben & Jerry's Amendments) (the "Termination Payment"), the Company shall not, directly or indirectly, take any action which would permit Ben & Jerry's to be entitled to receive such Termination Payment pursuant to clauses (a) or (b) of Section 1(ii) of the Ben & Jerry's Amendments.

6.       Covenants of the Purchaser after Closing

         6.1 Standstill Provisions. Unless otherwise consented to by a majority of the Board of Directors, until the earlier of (i) one year after the date on which the Purchaser no longer Beneficially Owns 1% or more of the outstanding Common Shares, on a Fully Diluted basis, (ii) the 10th anniversary of the Closing Date or (iii) the occurrence of a Triggering Event, the Purchaser covenants and agrees that:

                 (a) The Purchaser (and any of its Affiliates who hold Common Shares) shall (i) cooperate with the Company in keeping the Rights Agreement in full force and effect and (ii) notify the Company two Business Days prior to making open market purchases of Common Shares that are not otherwise precluded by the terms of this Section 6.1 ("Permitted Purchases"); provided, however, that the Purchaser acknowledges that the Company will begin a Common Share repurchase program on or immediately after the Effective Date pursuant to which the Company will seek to acquire up to 5 million Common Shares (the "Repurchase Program"), and the Purchaser hereby agrees to refrain from making any Permitted Purchases during the period commencing with the Effective Date and ending on the earlier of the Company's termination of the Repurchase Program or the last day of the six-month period following the Effective Date. If the Repurchase Program has not been terminated upon the expiration of such six-month period, the Purchaser may notify the Company of its desire to make Permitted Purchases, and if the Company has not made open market purchases of Common Shares in excess of 1% of the outstanding Common Shares during the 30 days prior to such notice ("Significant Repurchases"), then the Purchaser shall be entitled to make Permitted Purchases for a 90-day period commencing with such notification and the Company hereby agrees not to make any open market purchases during such 90-day period, unless earlier notified by the Purchaser that the Purchaser has terminated its Permitted Purchases. Thereafter, the Company may notify the Purchaser of its intention to resume the Repurchase Program and, upon receipt of such notice, the Purchaser shall refrain from making Permitted Purchases during the following 90-day period, unless earlier notified by the Company that the Company has terminated its Repurchase Program. If, at the expiration or earlier termination of such 90-day period, the Company has not made Significant Repurchases and the Purchaser desires to make Permitted Purchases, the Purchaser may make Permitted Purchases upon notice to the Company and the Company shall refrain from making open market repurchases during the following 90-day period, unless earlier notified by the Purchaser that the Purchaser has terminated its Permitted Purchases. If at any time thereafter and prior to the termination of the Repurchase Program either the Company or the Purchaser desire to make open market purchases, then the Company shall make open market purchases of its Common Shares pursuant to the second preceding sentence and the Purchaser shall make Permitted Purchases pursuant to the immediately preceding sentence;

                 (b) Neither the Purchaser nor any of its Affiliates shall solicit proxies or initiate, propose or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to any matter which has been recommended by a majority of the directors of the Company or in favor of any matter which has not been approved by a majority of the directors of the Company or seek to advise, encourage or influence any Person with respect to the voting of Common Shares in such manner, or induce or attempt to induce any Person to initiate any stockholder proposal;

                 (c) Neither the Purchaser nor any of its Affiliates shall form, join or participate in, or encourage the formation of, a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person (except as specifically contemplated by this Agreement, any of the Collateral Agreements or the Right of First Refusal Agreements), for the purpose of acquiring, holding, voting or disposing of Common Shares, or otherwise become a "person" or a member of a "group" within the meaning of
Section 13(d)(3) of the Exchange Act with respect to the Company or any Common Shares (a "13D Group");

                 (d) The Purchaser and its Affiliates will not directly or indirectly acquire, propose to acquire or agree to acquire any Common Shares (except (i) the Securities and Warrant Shares, (ii) the Common Shares which are or may become the subject of the Right of First Refusal Agreements (the "First Refusal Shares") and are acquired pursuant to such Right of First Refusal Agreements and (iii) as a result of a stock split, stock dividend, stock reclassification or recapitalization of the Company) if the effect of such acquisition would be to increase the Purchaser's Beneficial Ownership of Common Shares to more than 25% of the outstanding Common Shares, after giving effect to such acquisition, on a Fully Diluted basis; provided, however, that if an acquisition by the Purchaser of any of the First Refusal Shares would cause the Purchaser to Beneficially Own 35% or more of the outstanding Common Shares, after giving effect to such acquisition, on a Fully Diluted basis (the shares in excess of such limitation being referred to as the "Excess Shares"), then the Purchaser shall Transfer (as defined in Section 6.3) the Excess Shares prior to or simultaneous with its actual acquisition of the First Refusal Shares. Notwithstanding the foregoing, if (a) due to actions of the Company (including, without limitation, stock repurchases and recapitalizations) the Purchaser is required to Transfer Excess Shares to enable the Purchaser to acquire any of the First Refusal Shares and (b) the Purchaser's percentage Beneficial Ownership of outstanding Common Shares, at any time after such Transfer, is diluted by the issuance by the Company of any shares of its capital stock, or any other securities, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of its capital stock or any other securities, then the Purchaser shall be entitled to acquire additional Common Shares without reference to the restrictions set forth in this Section 6.1(d) equal to the product of (I) the total number of Common Shares then outstanding and (II) the quotient of the total number of (1) Excess Shares described in clause (a) above and (2) Common Shares outstanding when the Excess Shares described in clause (a) above were Transferred, but in no event shall the acquisitions permitted by this proviso cause the Purchaser to Beneficially Own 35% or more of the outstanding Common Shares, after giving effect to such acquisitions, on a Fully Diluted basis.
The Purchaser shall not be in breach of the provisions of this Section 6.1(d) or proviso (B) to Section 6.1 below if it exceeds either of the foregoing percentage thresholds, if such thresholds are exceeded through no affirmative act of the Purchaser or its Affiliates (by way of example only, if such threshold is exceeded as a result of the repurchase of Common Shares by the Company or other recapitalization plan of the Company);

                 (e) Neither the Purchaser nor any of its Affiliates shall deposit any Common Shares in a voting trust or subject any Common Shares to any arrangement or agreement with any Person other than an Affiliate of the Purchaser with respect to the voting of such Common Shares;

                 (f) Neither the Purchaser nor any of its Affiliates will present any acquisition proposal or request permission to present any acquisition proposal to the Company or otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or Board of Directors or its business operations or affairs, or make any public statement with respect thereto; and

                 (g) Neither the Purchaser nor any of its Affiliates will, directly or indirectly, participate in, aid and abet or otherwise induce any Person to take any of the actions enumerated in (a) through (f).

                 Provided, however, that anything in this Section 6.1 to the contrary notwithstanding:

                 (A) Actions taken by the Purchaser's Nominees on the Board of Directors pursuant to their responsibilities in such capacity, the exercise by the Purchaser of its voting rights with respect to any Common Shares it Beneficially Owns and arrangements among and involving only the Purchasers and its Affiliates in connection with the transactions contemplated hereby shall not be deemed a violation of the provisions of this Section 6.1;

                 (B) Following the expiration of the standstill provisions set forth in this Section 6.1, the Purchaser shall not attempt to purchase or otherwise acquire (1) any Common Shares if after giving effect to such acquisition, the Purchaser's actual ownership of Common Shares would represent 35% or more of the outstanding Common Shares, on a Fully Diluted basis or (2) the Company; except, in each case, pursuant to an offer for all outstanding Common Shares at the same price per share; and

                 (C) The Purchaser may (1) acquire any number of Common Shares in a merger, tender or exchange offer, or other acquisition transaction approved by the Board of

Directors and (2) submit any number of acquisition proposals to the Board of Directors at any time after the third anniversary of the Closing Date, if such submission(s) would not require public disclosure thereof by the Purchaser or the Company.

         6.2 Contingent Payment. If within five years from the Closing Date (the "Contingent Payment Period"), the average of the Quoted Prices of the outstanding Common Shares for 130 consecutive trading days during the Contingent Payment Period (the last day of such 130 day period being referred to as the "Reference Date") shall equal or exceed $60.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock reclassifications or recapitalizations of the Company), then the Purchaser shall be required to pay to the Company as soon as practicable following the later of (i) the Reference Date or (ii) the date of acquisition or purchase of the subject shares, an additional $2.00 per share in cash for each Share and Warrant Share acquired by the Purchaser pursuant to Sections 1.1 and 1.2 during the Contingent Payment Period.

         6.3     Restrictions on Transfer.

                 (a) Until the third anniversary of the Closing Date, the Purchaser and its Affiliates shall not, directly or indirectly, sell, transfer or otherwise dispose of (collectively, a "Transfer") any of the Warrants or Common Shares, except for Transfers of Warrants and/or Common Shares: (i) to Affiliates who agree to be bound by the provisions of this Agreement, (ii) which have been consented to by the Company (iii) to the Company, (iv) pursuant to a bona fide tender or exchange offer, if such tender or exchange offer has been approved by the Board of Directors and (v) pursuant to a merger, consolidation or reorganization to which the Company is a party; provided, however, that all of the foregoing Transfer restrictions shall terminate upon the earlier to occur of: (1) the dissolution, or the adoption of a plan of liquidation, of the Company, or the filing of a petition by, or against (but only if such involuntary petition is not discharged or denied within 60 days after the filing thereof), the Company in bankruptcy, insolvency or reorganization, (2) the death, resignation or removal of the Chief Executive Officer and President, (3) the Transfer of 50% or more of the Common Shares Beneficially Owned on the Effective Date by either (I) the Chief Executive Officer and President or (II) Chief Executive Officer (in both instances, excluding Common Shares purchased by the Purchaser pursuant to its right of first refusal under the Right of First Refusal Agreements), (4) the delivery by NICC to the Company of an irrevocable notice of termination pursuant to the Distributor Agreement upon the occurrence of any Distributor Agreement Event of Default or (5) Board of Director approval of a change in the principal business segments in which the Company is engaged from its current principal business, i.e., the manufacture and distribution of frozen and refrigerated food products, which change the Purchaser's Nominees on the Board of Directors vote against;

                 (b) On and after the third anniversary of the Closing Date (or upon earlier termination of the Transfer restrictions as set forth in Section 6.3(a)), the Purchaser shall not Transfer any Warrants or Common Shares, except for transfers of Warrants and/or Common Shares: (i) described in Sections 6.3(a)(i)-(v), (ii) in bona fide public distributions, (iii) pursuant to Rule 144 of the Securities Act or (iv) in a private sale to either an institutional or financial purchaser or purchasers (A) with the Company's consent, which consent shall not be unreasonably withheld, it being understood that in determining whether or not to grant such consent, the Board of Directors may take into account such factors as it deems relevant to the interests of the Company as a whole, or (B) who would not, after giving effect to such sale, Beneficially Own individually or in the aggregate with such purchaser's Affiliates, more than 5% of the outstanding Common Shares, on a Fully Diluted basis;

                 (c) The Transfer restrictions in Sections 6.3(a) and (b) shall terminate upon the earlier of (i) one year after the date on which the Purchaser no longer Beneficially Owns 1% or more of the outstanding Common Shares, on a Fully Diluted basis, (ii) the 10th anniversary of the Closing Date or (iii) the occurrence of a Triggering Event. Upon termination of the Transfer restrictions, the Common Shares shall be freely Transferable; and

                 (d)      Notwithstanding anything to the contrary in this
Section 6.3, the Excess Shares shall be freely Transferable and shall under no circumstances be subject to the provisions of this Section 6.3.

         6.4     Nondisclosure of the Company's Confidential Information.

                 (a) Without the prior written consent of the Company, any information relating to the Company provided to the Purchaser in connection with this Agreement, or to the persons nominated by the Purchaser to be elected to the Board of Directors, which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information (i) which was or becomes generally available on a non-confidential basis to the Purchaser or its Affiliates, other than through a direct or indirect breach of this Agreement by the Purchaser, its Affiliates or any of their respective Representatives, (ii) that was, prior to December 16, 1993, in the Purchaser's, its Affiliates' or any of their respective Representatives' possession, (iii) that becomes available to the Purchaser, its Affiliates or any of their respective Representatives on a non-confidential basis from a source other than the Company, its Affiliates or any of their respective Representatives without the Purchaser's or its Affiliates' knowledge that the source has violated any fiduciary or other duty not to disclose such information or (iv) was independently developed by the Purchaser or its Affiliates without reference to the Confidential Information) (the "Company's Confidential Information") will be used solely for the purpose of evaluating its investment in the Company and will be kept confidential by the Purchaser, its Affiliates and their respective Representatives, using the same standard of care in safeguarding the Company's Confidential Information as the Purchaser employs in protecting its own proprietary information which the Purchaser desires not to disseminate or publish, and will not be disclosed to any Person, except for Affiliates and Representatives of the Purchaser who need to know such Company's Confidential Information for purposes of evaluating the Purchaser's investment. It is understood (i) that such Affiliates and Representatives shall be informed by the Purchaser of the confidential nature of the Company's Confidential Information, (ii) that such Affiliates and Representatives shall be bound by the provisions of this Section 6.4 as a condition of receiving the Company's Confidential Information and (iii) that, in any event, the Purchaser shall be responsible for any breach of this Agreement by any of its Affiliates or Representatives;

                 (b) Without the prior consent of the Company, other than as required by applicable law, the Purchaser will not, and will direct its Affiliates and Representatives not to, disclose to any Person either the fact that the Company's Confidential Information has been made available to the Purchaser or that the Purchaser has inspected any portion of the Company's Confidential Information; and

                 (c) If the Purchaser, its Affiliates or any of their respective Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Company's Confidential Information, the Purchaser will, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order, the Purchaser, its Affiliates or any of their respective Representatives are, in the opinion of the Purchaser's counsel, compelled to disclose the Company's Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, the Purchaser or its Affiliates may disclose only such of the Company's Confidential Information to the party compelling disclosure as is required by law. The Purchaser and its Affiliates shall not be liable for the disclosure of Company's Confidential Information pursuant to the preceding sentence. The Purchaser and its Affiliates will, at the Company's expense, cooperate with the Company's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Company's Confidential Information.

7.       Interpretation

         7.1     Definitions.

                 "Affiliate" with respect to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled" has the meaning correlative to the foregoing. For purposes of this Agreement, Nestle, S.A. shall be deemed to be an Affiliate of the Purchaser.

                 "Bank of America" shall mean Bank of America National Trust and Savings Association.

                 "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. The terms "Beneficially Owned" and "Beneficial Ownership" shall have the meanings correlative to the foregoing. For purposes of this Agreement, the Purchaser
(i) shall not be deemed to be the Beneficial Owner of the First Refusal Shares until such shares have actually been acquired by the Purchaser, (ii) shall be deemed to be the Beneficial Owner of the Warrant Shares issuable upon exercise of the Warrants, whether or not such Warrants have been exercised, excluding expired Warrants, and (iii) shall be deemed to be the Beneficial Owner of any securities of the Company owned by its Affiliates.

                 "Ben & Jerry's" shall mean Ben & Jerry's Homemade, Inc.

                 "Ben & Jerry's Amendments" shall mean (i) the Amendment to Distribution Agreement dated as of April 18, 1994, amending the Ben & Jerry's Distribution Agreement and (ii) the related side letter dated April 18, 1994 from the Company to Ben & Jerry's.

                 "Ben & Jerry's Distribution Agreement" shall mean that certain Distribution Agreement dated as of January 6, 1987 by and between the Company, Edy's Grand Ice Cream and Edy's of New York, Inc. and Ben & Jerry's, as amended, as in effect on April 18, 1994.

                 "Board of Directors" shall the Board of Directors of the Company.

                 "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                 "Charter Documents" shall mean, with respect to any Person, the Articles or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of such Person.

                 "Chief Executive Officer" shall mean T. Gary Rogers.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Common Shares" shall mean shares of the Common Stock, par value $1.00 per share, of the Company.

                 "Commission" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers in the United States.

                 "Cronk BOA Security Documents" shall mean:

                 (a) that certain Individual Loan Agreement dated April 9, 1993 by and between Bank of America and W.Cronk and J.Cronk, as trustees of the Cronk Revocable Trust, as amended, as in effect on the Effective Date;

                 (b) that certain Security Agreement: Secured Party in Possession dated April 9, 1993 executed by W.Cronk and J.Cronk, as trustees of the Cronk Revocable Trust, as in effect on the Effective Date; and

                 (c) that certain Continuing Guaranty dated January 18, 1994 executed by W. Cronk and J. Cronk, as in effect on the Effective Date.

                 "Cronk Revocable Trust" shall mean the Cronk Revocable Trust created under the Cronk Trust Agreement.

                 "Cronk Trust Agreement" shall mean that certain Trust Agreement Establishing Cronk Revocable Trust dated as of December 30, 1981, as amended and restated by that certain Amended Revocable Trust Agreement dated as of October 12, 1987 and as amended by those certain amendments thereto dated as of May 3, 1988, February 4, 1990, and December 16, 1990, as in effect on the Effective Date.

                 "Distributor Agreement Event of Default" shall mean any breach by the Company under the Distributor Agreement which gives rise to NICC's right to terminate the Distributor Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

                 "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities of the Company, whether currently or previously owned, operated or leased.

                 "FICAL" shall mean First Interstate Bank of California, a California banking corporation, as successor to Bank of America as rights agent under the Rights Agreement.

                 "Fully Diluted" shall mean, as of any specified date, the sum of (a) all outstanding Common Shares and (b) all Common Shares issuable upon exercise or conversion of all outstanding and unexpired options, warrants or other securities (including the Convertible Notes) or rights (including, without limitation, the unexpired Warrants), whether then exercisable or unexercisable and whether or not they constitute Options Out of the Money, excluding for all purposes the Rights while the Rights constitute Options Out of the Money; provided, however, that for purposes of Section 5.3, the term "Fully Diluted" shall not include Rights whether or not they constitute Options Out of the Money.

                 "GECC Agreement" shall mean the Securities Purchase Agreement dated as of June 24, 1993 by and between the Company and General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust ("GEPT") and GE Investment Private Placement Partners, I ("GEIPPP"), as in effect on the Effective Date.

                 "GECC Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1 of the GECC Agreement, except that
Section 8.1(g) of the GECC Agreement shall only apply to the covenants set forth in Section 6.1 of the GECC Agreement.

                 "GECC Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 30, 1993 by and between the Company and GECC, GEPT and GEIPPP, as in effect on the Effective Date.

                 "General Electric" shall mean each of GECC, GEPT and GEIPPP.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                 "Lien" shall mean any material mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of, or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "Material Adverse Effect" shall mean a material adverse effect on the results of operations (on a recurring basis), financial condition or business of the specified Person and its Subsidiaries, if any, taken as a whole.

                 "Options Out of the Money" shall mean, as of any specified date, all options, warrants or other securities or rights exercisable or convertible into Common Shares for which the exercise or conversion price exceeds the Quoted Price of such Common Shares as of such date.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "Pension Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

                 "Person" shall mean any individual, firm, corporation, partnership, trust, unincorporated organization or other entity or a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such Person.

                 "President" shall mean William F. Cronk, III.

                 "Quoted Price" shall mean the last reported sales price of the outstanding Common Shares as reported by the Nasdaq National Market System on any trading day, or if the outstanding Common Shares are listed on a national securities exchange, the last reported sales price of the outstanding Common Shares on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the outstanding Common Shares.

                 "Representatives" shall mean, with respect to any Person, the directors, officers, employees, agents and other representatives of such Person.

                 "Rights" shall mean the rights to purchase Preferred Stock issued pursuant to the Rights Agreement, as in effect on the Effective Date.

                 "Rights Agreement" shall mean the Amended and Restated Rights Agreement dated as of March 4, 1991 by and between the Company and FICAL, as successor rights agent to Bank of America.

                 "Rogers BOA Security Documents" shall mean:

                 (a) that certain Individual Loan Agreement dated February 21, 1992 by and between Bank of America and G.Rogers and K.Rogers, as trustees of the Rogers Revocable Trust, as in effect on the Effective Date;

                 (b) that certain Security Agreement: Secured Party in Possession dated February 21, 1992 executed by G.Rogers and K.Rogers, as trustees of the Rogers Revocable Trust, as in effect on the Effective Date;

                 (c) that certain Individual Loan Agreement dated February 21, 1992 by and between Bank of America and G.Rogers and K.Rogers, as trustees of the Four Rogers Trust, as in effect on the Effective Date;

                 (d) that certain Security Agreement: Secured Party in Possession dated February 21, 1992 executed by G.Rogers and K.Rogers, as trustees of the Four Rogers Trust, as in effect on the Effective Date;

                 (e) that certain Security Agreement: Third Party Authorization dated February 21, 1992 executed by G.Rogers and K.Rogers, as trustees of the Rogers Revocable Trust, as in effect on the Effective Date; and

                 (f) that certain Continuing Guaranty dated February 21, 1992 executed by G. Rogers and K. Rogers, as in effect on the Effective Date.

                 "Rogers Revocable Trust" shall mean the Rogers Revocable Trust created under the Rogers Trust Agreement.

                 "Rogers Trust Agreement" shall mean that certain Trust Agreement Establishing Rogers Revocable Trust dated as of December 31, 1981, as amended and restated by that certain First Amendment by Restatement of the Trust Agreement Establishing Rogers Revocable Trust dated as of March 19, 1991, as in effect on the Effective Date.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interests is Beneficially Owned, directly or indirectly, by such Person.

                 "Triggering Event" shall mean the occurrence of the earlier of:

                 (a) the date which the Company provides, or was required to provide, a Transaction Notification to the Purchaser; provided, however, that a Triggering Event shall not be deemed to have occurred if the Transaction Notification was timely provided and such notice relates to an issuance of Common Shares in connection with a merger, reorganization, consolidation or otherwise, if following such issuance the Beneficial Owners of all Common Shares prior to such issuance Beneficially Own at least a majority of the Fully Diluted common equity of the surviving entity in such transaction;

                 (b) the date on which the Board of Directors approves of (or approves in principle, by letter of intent, memorandum of understanding or similar instrument) any Transaction, except a Transaction described in the proviso to clause (a) of this definition; or

                 (c) the date on which any Person (except the Purchaser) acquires Common Shares if the effect of such acquisition would be to cause such Person to become the Beneficial Owner of 20% or more of the then outstanding Common Shares, and the Rights Agreement is not effective for any reason (including action by the Board of Directors) in promptly diluting such Person's Beneficial Ownership of Common Shares to below 20% of the then outstanding Common Shares; provided, however, that a Triggering Event shall not be deemed to occur under this clause (c) if (i) such Person inadvertently acquired the Beneficial Ownership of 20% or more of the then outstanding Common Shares and
(ii) promptly divests itself of Common Shares sufficient to reduce its Beneficial Ownership of such shares to less than 20% of the then outstanding Common Shares.

         7.2 General. All defined terms herein include the plural as well as the singular. All references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. All references in this Agreement to any party shall include any and all permitted transferees of such party. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

8.       Miscellaneous

         8.1     Termination.

                 (a) Termination. This Agreement may be terminated at any time prior to Closing:

                          (i)     By mutual written consent of the Purchaser
and the Company; or

                          (ii)    By the Purchaser or the Company if the
Closing shall not have occurred on or before 120 days following the Effective Date.

                 (b) In the Event of Termination. In the event of termination of this Agreement in accordance with its terms:

                          (i)     Each party will redeliver all documents, work
papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the Effective Date, to the party furnishing the same;

                          (ii)    The provisions of Section 8.4 shall continue
in full force and effect; and

                          (iii)   No party hereto shall have any liability or
further obligation to any other party to this Agreement, except as stated in Sections 8.1(b)(i) - (iii), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

         8.2 Noncompetition Agreement. In connection with the transactions contemplated by this Agreement, the Purchaser agrees, for itself and its Affiliates, that during the one-year period following termination by NICC of the Distributor Agreement without cause, none of them will engage, in the United States, directly or indirectly, in any business which competes with the Company in the packaged ice cream segment (as commonly understood in the frozen dairy dessert business) of the Company's business; provided, however, that the provisions of this Section 8.2 shall not restrict, prevent or prohibit the Purchaser and its Affiliates in any manner whatsoever from engaging in any business (including, without limitation, the packaged ice cream business and the novelty ice cream business) that any of them were engaged in prior to the termination of the Distributor Agreement without cause. The Company acknowledges that as of the Effective Date, Affiliates of the Purchaser are engaged in the packaged ice cream business and such Affiliates intend to remain in such business. For purposes of this Section 8.2, a business will be deemed competitive if it is a business engaged in the manufacture, delivery, marketing, brokerage, sale or distribution of packaged ice cream. A person will be deemed to engage in a business if that person participates in such business as a stockholder, director, officer, employee, manufacturer's representative, agent, independent contractor, consultant, partner or individual proprietor, or as an investor (whether directly or beneficially); provided, however, that nothing herein shall prohibit investment in up to five percent of the publicly-traded securities of any corporation so long as such investment is the sole relationship to such corporation. In the event of the violation of any of the provisions of this Section 8.2, the Company shall be entitled to injunctive relief prohibiting the Purchaser or any Affiliate from commencing or continuing such actions, in addition to any other rights or remedies Company may have.

                 The parties intend that the agreement contained in the preceding paragraph shall be construed as a series of separate agreements, one for each county and city included. Except for geographic coverage, each such separate agreement shall be deemed identical in terms to the agreement contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate agreements deemed included in this paragraph, then the unenforceable agreement shall be deemed eliminated to the extent necessary to permit the remaining separate agreements to be enforced.

         8.3 Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder and (iii) to cooperate with each other in connection with the foregoing, including, without limitation, using their respective best efforts (A) to obtain all consents, approvals and waivers from any Person necessary to permit the consummation of the transactions contemplated by this Agreement and each of the Collateral Agreements and the Right of First Refusal Agreements, (B) to effect all necessary registrations and filings, including, without limitation, filings required under the HSR Act and submissions of information requested by governmental authorities and (C) to fulfill all conditions to this Agreement.

         8.4 Confidentiality Agreement. Notwithstanding execution of this Agreement, the Purchaser and the Company agree that the confidentiality agreement and standstill agreement dated December 16, 1993 by and between Nestle USA, Inc. and the Company (the "Confidentiality Agreement") shall survive and remain in full force and effect until the Closing, if any, at which time it shall terminate.

         8.5 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable (an "Invalidating Event"), the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that upon the occurrence of an Invalidating Event, the parties shall use their best efforts acting in good faith to amend (or cause to be amended) this Agreement, the Collateral Agreements and the Right of First Refusal Agreements to provide to the party who is adversely effected by the Invalidating Event the same benefits expected to be obtained by such party prior to the occurrence of such Invalidating Event.

         8.6 Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         8.7 Entire Agreement. This Agreement (including the documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

         8.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.9 Notices and Other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

                 THE COMPANY:

                          T. Gary Rogers
                          Chief Executive Officer and Chairman of the Board Dreyer's Grand Ice Cream, Inc.
                          5929 College Ave.
                          Oakland, California  94618
                          Facsimile:  (510) 601-4444

                 With a copy to:

                          Edmund R. Manwell, Esq.
                          Manwell & Milton
                          101 California Street, Suite 3750
                          San Francisco, California  94111
                          Facsimile: (415) 362-1010

                 and

                          Seth A. Kaplan, Esq.
                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, New York  10019
                          Facsimile:  (212) 403-2223

                 THE PURCHASER:

                          President
                          Nestle Holdings, Inc.
                          c/o Nestle USA, Inc.
                          800 North Brand Blvd.
                          Glendale, California  91203
                          Facsimile:  (818) 549-6850

                 With a copy to:

                          James H. Ball, Esq.
                          Senior Vice President and General Counsel
                          Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California  91203
                          Facsimile:  (818) 549-7015

                 and

                          Wayne Erdelack, Esq.
                          Vice President and Deputy General Counsel
                          Nestle USA, Inc.
                          30003 Bainbridge Road
                          Solon, Ohio  44139
                          Facsimile:  (216) 248-1617

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

         8.10    No Waivers; Amendments.

                 (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

                 (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement; and

                 (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

         8.11 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood however that the covenants set forth in (i) Sections 5.1(d), (e) and 5.2 shall not inure to the benefit of any assignee of the Purchaser (other than Affiliates of the Purchaser) who does not Beneficially Own 5% or more of the outstanding Common Shares, on a Fully Diluted basis and (ii) Sections 5.3, 5.4, 5.5, 5.6 and 5.7 shall not inure to the benefit of any assignee of the Purchaser (other than Affiliates of the Purchaser); and, except as otherwise expressly provided in
Section 6, the restrictions contained in Section 6 shall not be applicable to any subsequent holder of the Securities or Warrant Shares (other than Affiliates of the Purchaser) unless such transferee has agreed to be bound by such terms of this Agreement.

         8.12    Remedies

                 (a) Subject to Section 8.12(c), each party agrees to indemnify and save harmless the other party hereto and such other party's officers, directors, employees and agents, and each Person who controls such other party within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages, claims, actions, diminution in value or other liabilities, including costs of investigation and defense (collectively, "Damages") suffered or incurred by the indemnified party as a result of any breach by the indemnifying party of any of its agreements, representations, warranties or covenants contained in this Agreement or in any of the Collateral Agreements (except for the Distributor Agreement), other than Damages resulting, directly or indirectly from the breach by the indemnified party of any of its agreements, representations, warranties or covenants contained herein or therein; and the Company agrees to indemnify and save harmless the Purchaser and the Purchaser's officers, directors, employees and agents, and each Person who controls the Purchaser within the meaning of the Securities Act or Exchange Act, from and against any and all Damages suffered or incurred by the Purchaser as a result of any legal, administrative or other proceedings arising out of the transactions contemplated by this Agreement, the Collateral Agreements (except for the Distributor Agreement) or the Right of First Refusal Agreements; provided, however, that, if and to the extent that such indemnification is unenforceable for any reason, the indemnifying party shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. For purposes of this Agreement, "diminution in value" shall refer to the Purchaser's and its Affiliates' proportionate share in a reduction in the net book value of the Company, as reflected in a balance sheet prepared in accordance with generally accepted accounting principles;

                 (b) The indemnified party under this Section 8.12 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the indemnifying party on account of an indemnity agreement contained in this
Section 8.12, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party except to the extent the indemnifying party shall have been materially prejudiced by the omission of such indemnified party to so notify the indemnifying party, pursuant to this
Section 8.12. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.12 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the indemnifying party; provided, however, that (i) if the indemnifying party shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the indemnifying party and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with such defense(s);

                 (c) The Company shall not be liable to the Purchaser for any Damages relating to diminution in value until the aggregate amount otherwise due the Purchaser pursuant to this Section 8.12 exceeds an accumulated total of $5,000,000, at which time the Company shall be liable for all Damages relating to diminution in value, from the first dollar of such Damages; and

                 (d) Notwithstanding anything to the contrary in this Agreement or the Exhibits or Schedules hereto, the Company hereby agrees to indemnify the Purchaser for any Damages suffered or incurred by the Purchaser as a result of (i) any breach of the terms, conditions or provisions of the agreements set forth on Schedule 2.11, (ii) any failure of the Employee Plans set forth on Schedule 2.15(a) to be maintained and administered in compliance with all applicable law, including, without limitation, ERISA and the Code and
(iii) any failure of the Employee Plans set forth on Schedule 2.15(a) to qualify under Section 401(a) of the Code; provided, however, that any Damages attributable to "diminution in value" resulting from any of the events described in clauses (i) - (iii) above shall be subject to the limitations set forth in Section 8.12(c).

         8.13 Special Payment and Indemnity. If the Company becomes obligated to pay to Ben & Jerry's the Termination Payment by reason of any of the provisions of the Ben & Jerry's Amendments, and the Purchaser is in compliance with the provisions of Section 6.1(d) and proviso (B) to Section 6.1, to the extent then applicable, then:

                 (a) Simultaneous with the making of the Termination Payment, the Company shall pay to the Purchaser an amount equal to the product of (I) the Termination Payment and (II) the quotient of (1) the number of the Common Shares Beneficially Owned by the Purchaser at the time the Termination Payment is made and (2) all of the then outstanding Common Shares;

                 (b) Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 8.12(c), the Company shall indemnify the Purchaser against, and hold it harmless from, any and all Damages which may be asserted against the Purchaser, or by which the Purchaser may suffer or incur, by reason of the Company's payment of the Termination Payment, and/or the fact that Purchaser's full exercise of all of its rights under this Agreement, the Collateral Agreements and the Right of First Refusal Agreements may have contributed to the Company's obligation to make the Termination Payment, and/or the Purchaser's knowledge of the effects of such exercise of rights by reason of the provisions of the Ben & Jerry's Amendments; and

                 (c) The provisions of Section 8.13(a) shall not be applicable if the Company becomes obligated to make the Termination Payment by reason of (i) an acquisition by any Person (including the Purchaser) of all or substantially all of the Company's assets or all Common Shares or (ii) the occurrence of any of the events described in clauses (b) and (c) of Section 1(ii) of the Ben & Jerry's Amendments, but only if the "Significant Competitor" (as defined in the Ben & Jerry's Amendments) referred to in such clauses is a Person other than the Purchaser and/or its Affiliates.

         8.14 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities and Warrant Shares until the third anniversary of the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was given prior to the third anniversary of the Closing Date), regardless of any investigation made by or on behalf of any party.

         8.15 Transfer of Securities and Warrant Shares. The Purchaser understands and agrees that the Securities and Warrant Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities and Warrant Shares. The Purchaser understands and agrees that each certificate representing the Securities and Warrant Shares shall bear the following legends:

                 "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO

                 THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         8.16 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         8.17 Publicity. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with the press releases agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

         8.18 Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          DREYER'S GRAND ICE CREAM, INC.

                                          /s/ PAUL R. WOODLAND
                                          ____________________________________
                                          By: Paul R. Woodland
                                          Title: Chief Financial Officer


                                          NESTLE HOLDINGS, INC.

                                          /s/ MARIO A. CORTI
                                          ____________________________________
                                          By: Mario A. Corti
                                          Title: Senior Vice President Finance

==============================================================================




                                   EXHIBIT A


                                    FORM OF

                               WARRANT AGREEMENT

                                 BY AND BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF MAY ___, 1994




==============================================================================

                               TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
SECTION 1.  Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2.  Execution of Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 3.  Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 4.  Registration of Transfers and Exchanges . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 5.  Warrants; Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 6.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 7.  Mutilated or Missing Warrant Certificates . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 8.  Reservation of Warrant Shares; Rights . . . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 9.  Obtaining Stock Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 10.  Adjustment of Exercise Price and Number of Warrant Shares Issuable . . . . . . . . .    6

       (a)    Adjustment for Change in Capital Stock  . . . . . . . . . . . . . . . . . . . . . .    6
       (b)    Adjustment for Rights Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (c)    Adjustment for Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . .    8
       (d)    Adjustment for Common Stock Issue . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (e)    Adjustment for Convertible Securities Issue . . . . . . . . . . . . . . . . . . . .   10
       (f)    Current Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (g)    Consideration Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       (h)    When De Minimis Adjustment May Be Deferred  . . . . . . . . . . . . . . . . . . . .   12
       (i)    When No Adjustment Required . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       (j)    Notice of Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       (k)    Voluntary Reduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       (l)    Notice of Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       (m)    Reorganization of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       (n)    Company Determination Final . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       (o)    When Issuance or Payment May Be Deferred  . . . . . . . . . . . . . . . . . . . . .   14
       (p)    Adjustment in Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       (q)    Form of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 11.  Fractional Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                                                                  Page
                                                                                                  ----
SECTION 12.  Notices to Warrant holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 13.  Notices to Company and Warrant Holder  . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 14.  Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 15.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 16.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 17.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 18.  Benefits of This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 19.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

                 THIS WARRANT AGREEMENT (the "Agreement") is dated as of May ___, 1994 and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company"), and NESTLE HOLDINGS, INC., a Delaware corporation ("Nestle"). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement (as defined below).

                 WHEREAS, the Company proposes to issue to Nestle, or its designee, Common Stock Purchase Warrants, in Series A and Series B, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 2,000,000 shares (1,000,000 shares for each of Series A and Series B) of Common Stock, $1.00 par value (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement").

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                 SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibits A and B attached hereto.

                 SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                 SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued.

                 SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

                 The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

                 "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                 Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

                 SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each holder of Series A Warrants shall have the right, which may be exercised commencing at the opening of business on ___________, 1994 [Closing Date under Purchase Agreement] and until 5:00 p.m., Los Angeles time on ___________, 1997 [third anniversary of Closing Date], to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares. Each Series A Warrant not exercised prior to 5:00 p.m., Los Angeles time, on ___________, 1997 [third anniversary of Closing Date] shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                 Subject to the terms of this Agreement, each holder of Series B Warrants shall have the right, which may be exercised commencing at the opening of business on __________, 1994 [Closing Date under Purchase Agreement] and until 5:00 p.m., Los Angeles time on ___________, 1999 [fifth anniversary of Closing Date], to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Series B Warrant not exercised prior to 5:00 p.m., Los Angeles time, on ___________, 1999 [fifth anniversary of Closing Date] shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                 In addition, the Company shall have the right, upon 10 business days' prior written notice, to cause the holder of any Warrants to exercise such Warrants: (i) at any time prior to ___________, 1997 [third anniversary of Closing Date], at an Exercise Price that is equal to $24.00 per share (subject to adjustment pursuant to Section 10), or (ii) with respect to the Series A Warrants, at any time during the three-year term of such Warrants, and with respect to the Series B Warrants, at any time during the five-year term of such Warrants, at the Exercise Price then in effect for such Warrant Shares, if the average of the Quoted Prices (as defined in Section 10(f)) of the Common Stock for the 130 trading days preceding the date of such requirement shall equal or exceed $60.00 per share (provided that such $60.00 per share figure shall be subject to equitable adjustment to reflect stock splits, stock dividends, or reclassifications or other similar recapitalizations).

                 If the requirements of the HSR Act must be complied with in order for Nestle to consummate the purchase of the Warrant Shares contemplated by this Section 5, then (A) as soon as practicable, the Company and Nestle shall make all filings required under the HSR Act and (B) consummation of the exercise of the subject Warrants shall occur only after the applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of such exercise.

                 Notwithstanding the foregoing paragraph, the Company shall have no right to cause any exercise of the Warrants:

                 (a) pursuant to clause (i) of the second preceding paragraph during such time as any GECC Event of Default is outstanding (without regard to whether notice or passage of time has occurred and whether or not such GECC Event of Default has been waived), unless Nestle waives in writing the provisions of this clause (a), or

                 (b) pursuant to either clause (i) or clause (ii) of the second preceding paragraph, after the delivery by Nestle Ice Cream Company ("NICC") to the Company of an irrevocable notice of termination under the Distributor Agreement, whether or not cause exists for such notice and whether or not the Company has breached any of its obligations under such Distributor Agreement.

In the event that the Company elects to cause any exercise of the Warrants pursuant to either clause (i) or clause (ii) of the foregoing paragraph during such period as NICC is making a claim in good faith that the Company is in breach of one or more of its commitments under the Distributor Agreement, then Nestle shall be entitled to offset the aggregate Exercise Price due the Company with respect to such exercise against the amounts owed by the Company to NICC for (1) products purchased or (2) pursuant to the indemnification provisions of
Section 5(e) under the Distributor Agreement as of the date of such exercise, if any.

                 A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price per share of Common Stock (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A or B, subject to adjustment pursuant to Section 10, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

                 Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in
Section 11; provided, however, that if an agreement for a consolidation, merger or lease or sale of all or substantially all of the assets of the Company shall have been entered into or approved of by the Company's Board of Directors, or a tender offer or an exchange offer for shares of Common Stock of the Company shall have been made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                 The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part, in minimum increments of 100,000 shares, and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of
Section 2 hereof.

                 All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

                 SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                 SECTION 8. Reservation of Warrant Shares; Rights. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                 The Company shall issue, together with each Warrant Share issued upon exercise of a Warrant, one Right (or other securities in lieu thereof), and any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

                 The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

                 Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                 The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                 SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                 SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a)     Adjustment for Change in Capital Stock.

                 If the Company:

                 (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                 (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                 (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                 (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

                 (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price shall be adjusted in accordance with the formula:

                                            O
                                  E' = E x ---
                                            A

Where:

         E' = the adjusted Exercise Price

         E = the current Exercise Price

         O = the number of shares outstanding prior to such action

         A = the number of shares outstanding immediately after such action


                 In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action.

                 If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

                 Such adjustment shall be made successively whenever any event listed above shall occur.

         (b)     Adjustment for Rights Issue.

                 If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                                               N x P
                                           O + -----
                                                 M
                                    E'=E x -------
                                           O + N
where:

         E' =    the adjusted Exercise Price.

         E  =    the current Exercise Price.

         O  =    the number of shares of Common Stock outstanding on the record date.

         N  =    the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

         P  =    the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

         M  =    the current market price per share of Common Stock on the
                 record date.

                 The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c)     Adjustment for Other Distributions.

                 If the Company distributes to all holders of its Common Stock any of its assets (including, but not limited to, cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:


                             M - F
                  E' = E x  -------
                               M

where:

         E' =    the adjusted Exercise Price.

         E  =    the current Exercise Price.

         M  =    the current market price per share of Common Stock on the
                 record date mentioned below.

         F  =    the fair market value on the record date of the assets,
                 securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

                 The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10, nor does it apply to distributions by the Company of regular quarterly cash dividends to all holders of its Common Stock to the extent such dividends do not exceed an aggregate amount (when added to prior regular quarterly cash dividends distributed on or since December 27, 1992) equal to 40% of the Company's cumulative net income (or net loss), determined in accordance with generally accepted accounting principles (but excluding after- tax gains from sales of material assets), during the period (treated as one accounting period) commencing on December 27, 1992 and ending on the date any such dividend is paid.

         (d)     Adjustment for Common Stock Issue.

                 If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:


                                   P
                             O  + ---
                                   M
                   E' = E x  --------
                                A
where:

         E' =    the adjusted Exercise Price.

         E  =    the then current Exercise Price.

         O  =    the number of shares outstanding immediately prior to the
                 issuance of such additional shares.

         P  =    the aggregate consideration received for the issuance of such additional shares.

         M  =    the current market price per share on the date of issuance of such additional shares.

         A  =    the number of shares outstanding immediately after the
                 issuance of such additional shares.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 This subsection (d) does not apply to:

                 (1) any of the transactions described in subsections (b) and (c) of this Section 10,

                 (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

                 (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not exceed __% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder),

                 (4) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock for which rights or warrants an adjustment has been made pursuant to Section 10(b),

                 (5) Common Stock issued to shareholders of any person which merges with the Company or an affiliate thereof in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                 (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (e)     Adjustment for Convertible Securities Issue.

                 If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                               O + P
                                  ---
                                   M
                      E' = E x ------
                               O + D

where:

         E' =    the adjusted Exercise Price.

         E  =    the then current Exercise Price.

         O  =    the number of shares outstanding immediately prior to the
                 issuance of such securities.

         P  =    the aggregate consideration received for the issuance of such securities.

         M  =    the current market price per share on the date of issuance of such securities.

         D  =    the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                 This subsection (e) does not apply to:

                 (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, or

                 (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (f)     Current Market Price.

                 In subsections (b), (c), (d) and (e) of this Section 10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The

"Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq National Market System, or if the Common Stock is listed on a national securities exchange, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

         (g)     Consideration Received.

                 For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

                 (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                 (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

                 (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h)     When De Minimis Adjustment May Be Deferred.

                 No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                 All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i)     When No Adjustment Required.

                 No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 10 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                 No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                 No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j)     Notice of Adjustment.

                 Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (k)     Voluntary Reduction.

                 The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                 Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                 A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
(c), (d) and (e) of this Section 10.

         (l)     Notice of Certain Transactions.

                 If:

                 (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b),
         (c), (d) or (e) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this
         Section 10;

                 (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 10; or

                 (3)      there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m)     Reorganization of Company.

                 If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

                 If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                 If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

         (n)     Company Determination Final.

                 Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this
Section 10 is conclusive.

         (o)     When Issuance or Payment May Be Deferred.

                 In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p)     Adjustment in Number of Shares.

                 Upon each adjustment of the Exercise Price pursuant to this
Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                           E
                                 N' = N x ---
                                           E'

where:

         N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

         N  =    the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

         E' =    the adjusted Exercise Price.

         E  =    the Exercise Price prior to adjustment.

         (q)     Form of Warrants.

                 Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                 SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price (as defined in Section 10(f)) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                 SECTION 12. Notices to Warrant holders. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the

Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

                 In case:

                 (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                 (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of
         Section 10 hereof); or

                 (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer made by the Company for shares of Common Stock; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer made by the Company for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                 SECTION 13. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if delivered by a recognized overnight delivery service, or deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                                  T. Gary Rogers
                                  Chief Executive Officer and Chairman of the
                                    Board
                                  Dreyer's Grand Ice Cream, Inc.
                                  5929 College Avenue
                                  Oakland, California 94618

                 Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if delivered by a recognized overnight delivery service, or deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the warrant register of the Company.

                 SECTION 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

                 SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

                 SECTION 16. Termination. This Agreement shall terminate at 5:00 p.m., Los Angeles time on _____________, 1999 [fifth anniversary of Closing Date]. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

                 SECTION 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

                 SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

                 SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the Company and Nestle have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          DREYER'S GRAND ICE CREAM, INC.



                                          ____________________________________
                                          By:
                                          Title:





                                          NESTLE HOLDINGS, INC.
                                          (OR ITS DESIGNEE)



                                          ____________________________________
                                          By:
                                          Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

       EXERCISABLE ON OR BEFORE ___________, 1997

No.                                                  1,000,000 Series A Warrants

                          Series A Warrant Certificate

                         DREYER'S GRAND ICE CREAM, INC.

                 This Warrant Certificate certifies that _________________, or registered assigns, is the registered holder of 1,000,000 Series A Warrants expiring ______________, 1997 (the "Warrants") to purchase Common Stock, $1.00 par value (the "Common Stock"), of Dreyer's Grand Ice Cream Inc., a Delaware corporation (the "Company"). Each Series A Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Los Angeles Time on ______________, 1997, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $32.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 No Warrant may be exercised after 5:00 p.m., Los Angeles Time on _____________, 1997, and to the extent not exercised by such time such Warrants shall become void.

                 The Company shall have the right to cause the holder of this Warrant to exercise this Warrant, in certain circumstances, pursuant to the terms of the Warrant Agreement.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                          DREYER'S GRAND ICE CREAM, INC.



                                          ____________________________________
                                          By:
                                          President



                                          ____________________________________
                                          By:
                                          Secretary

                     [Form of Series A Warrant Certificate]

                                   [Reverse]

                 The Series A Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring _____________, 1997 entitling the holder on exercise to receive shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of May ___, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrants may be exercised at any time on or before _____________, 1997. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of May ___, 1994, between the Company and Nestle Holdings, Inc. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Dreyer's Grand Ice Cream, Inc. in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                               Signature: ____________________________________



Date: ____________________________



                    Signature Guaranteed: ____________________________________

                                                                       EXHIBIT B

                         [Form of Warrant Certificate]

                                     [Face]

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

       EXERCISABLE ON OR BEFORE ___________, 1999

No.                                                  1,000,000 Series B Warrants

                          Series B Warrant Certificate

                         DREYER'S GRAND ICE CREAM, INC.

                 This Warrant Certificate certifies that _________________, or registered assigns, is the registered holder of 1,000,000 Series B Warrants expiring ______________, 1999 (the "Warrants") to purchase Common Stock, $1.00 par value (the "Common Stock"), of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"). Each Series B Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Los Angeles Time on ______________, 1999, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $32.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 No Warrant may be exercised after 5:00 p.m., Los Angeles Time on _____________, 1999, and to the extent not exercised by such time such Warrants shall become void.

                 The Company shall have the right to cause the holder of this Warrant to exercise this Warrant, in certain circumstances, pursuant to the terms of the Warrant Agreement.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                          DREYER'S GRAND ICE CREAM, INC.



                                          ____________________________________
                                          By:
                                          President



                                          ____________________________________
                                          By:
                                          Secretary

                     [Form of Series B Warrant Certificate]

                                   [Reverse]


                 The Series B Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring _____________, 1999 entitling the holder on exercise to receive shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of May ___, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrants may be exercised at any time on or before _____________, 1999. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of May ___, 1994, between the Company and Nestle Holdings, Inc. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Dreyer's Grand Ice Cream, Inc. in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                               Signature: ____________________________________



Date: ____________________________



                    Signature Guaranteed: ____________________________________

==============================================================================




                                   EXHIBIT B


                                    FORM OF

                        RIGHT OF FIRST REFUSAL AGREEMENT

                                 BY AND BETWEEN

                     T. GARY ROGERS AND KATHLEEN T. ROGERS,

                     INDIVIDUALLY AND AS CO-TRUSTEES OF THE

                             ROGERS REVOCABLE TRUST

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF MAY ___, 1994




==============================================================================

                               TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
SECTION 1.    Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (a)    Grant of Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (b)    Exercise of Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (c)    Elective Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (d)    Rule 144 Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       (e)    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 2.    Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (a)    Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (b)    Exceptions to Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (c)    Endorsement of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       (d)    Improper Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 3.    Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . .    6
       (a)    Beneficial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       (b)    Good and Valid Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       (c)    Due Authorization; Good and Valid Title Upon Purchase . . . . . . . . . . . . . . .    7
       (d)    No Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (e)    Brokerage or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (f)    Third Party Consents, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (g)    Governmental Consents, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (h)    Agreement is Valid, Binding and Enforceable . . . . . . . . . . . . . . . . . . . .    8

SECTION 4.    Representations and Warranties of the Purchaser . . . . . . . . . . . . . . . . . .    8
       (a)    Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (b)    Due Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (c)    Purchase Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (d)    Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 5.    Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 6.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (a)    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (b)    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (c)    Specific Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (d)    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (e)    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (f)    Notices and Other Communications  . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (g)    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (h)    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                                                                                  Page
                                                                                                  ----
       (i)    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .   11
       (j)    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (k)    Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (l)    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                        RIGHT OF FIRST REFUSAL AGREEMENT


                 THIS RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is dated as of May ____, 1994 (the "Effective Date") and entered into by and between T. GARY ROGERS ("G.Rogers"), T. GARY ROGERS as co-trustee of the Rogers Revocable Trust created under that certain Trust Agreement Establishing Rogers Revocable Trust dated as of December 31, 1981, as amended and restated by that certain First Amendment by Restatement of the Trust Agreement Establishing Rogers Revocable Trust dated as of March 19, 1991 (the "Rogers Revocable Trust") ("G.Trustee"), KATHLEEN T. ROGERS ("K.Rogers"), and KATHLEEN T. ROGERS as co-trustee of the Rogers Revocable Trust ("K.Trustee," and together with G.Rogers, G.Trustee and K.Rogers, the "Seller") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser"). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement (as defined below).

                 WHEREAS, the Purchaser and Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's") have entered into a Stock and Warrant Purchase Agreement dated as of May ____, 1994 (the "Purchase Agreement") providing, among other things, for the purchase by the Purchaser of three million shares of the Common Stock of Dreyer's, par value $1.00 per share (the "Common Stock"), and warrants exercisable for two million shares of Common Stock;

                 WHEREAS, the Seller currently Beneficially Owns 1,863,730 shares of Common Stock (of which 1,585,350 shares are owned of record by G.Trustee and K.Trustee, 178,380 shares are issuable upon exercise of stock options owned of record by G.Rogers (the "Stock Options") and 100,000 shares are owned of record by G.Rogers and K.Rogers as co-trustees of the Four Rogers Trust created under that certain Trust Agreement Establishing Four Rogers Trust dated as of December 23, 1986 (the "Four Rogers Trust")) and may acquire additional shares of Common Stock or other voting securities of Dreyer's in the future (the shares of Common Stock and other voting securities of Dreyer's (i) now owned by the Seller, (ii) issuable upon exercise of the Stock Options or any other options or warrants of Dreyer's now owned by the Seller, (iii) issuable upon conversion or exchange of any other securities of Dreyer's now owned by the Seller or (iv) hereafter acquired by, or which become Beneficially Owned by, the Seller or any of its Affiliates, are referred to herein as the "Shares");

                 WHEREAS, a condition to the closing of the transactions contemplated by the Purchase Agreement is that the Seller shall have granted the Purchaser a right of first refusal with respect to the Shares; and

                 WHEREAS, the Purchaser and the Seller desire to provide for such grants and to establish various rights and obligations in connection therewith.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                 SECTION 1.       Right of First Refusal.

                 (a) Grant of Right. In consideration of the payment of $1,000 by the Purchaser to the Seller, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants to the Purchaser a right of first refusal with respect to all of the Shares (the "Right of First Refusal").

                 (b) Exercise of Right. Subject to Sections 1(c) and (d), if at any time the Seller receives a bona fide offer (an "Offer") from any person or entity to purchase any or all of the Shares which the Seller wishes to accept, the Seller shall cause the Offer to be reduced to writing and shall notify the Purchaser in writing of its wish to accept the Offer (the "Offer Notice"). The Offer Notice shall contain an irrevocable offer to sell such Shares to the Purchaser at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer and shall be accompanied by a true copy of the Offer (which shall identify the offeror). At any time within five business days after the date of receipt by the Purchaser of the Offer Notice (the "Right of First Refusal Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, the Shares covered by the Offer at the same price and on the same terms and conditions as the Offer by notifying the Seller in writing of its election to purchase the Shares (the "Right of First Refusal Exercise Notice"). Upon the Seller's receipt of the Right of First Refusal Exercise Notice, the Seller shall sell the Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Right of First Refusal Exercise Period the Purchaser has not delivered a Right of First Refusal Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Shares covered by the Offer to the offeror at a price not less than that contained in the Offer and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Offer. Upon such sale, the Right of First Refusal shall terminate with respect to the Shares so sold. If at the end of 90 days following the expiration of the Right of First Refusal Exercise Period the Seller has not completed the sale of the Shares covered by the Offer (or tendered or exchanged such Shares pursuant to a tender or exchange offer) as aforesaid, then the Seller shall not thereafter sell such Shares without again complying with the provisions of this Section 1.

                 (c) Elective Sales. If at any time the Seller has a bona fide intention to sell any of the Shares, but at such time has not received an Offer from any person or entity to purchase such Shares, the Seller shall provide the Purchaser with a notice (the "Elective Sale Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Elective Shares") and (iii) irrevocably offers to sell the Elective Shares to the Purchaser at a purchase price and on terms and conditions set forth in such notice. At any time within five business days after the date of receipt by the Purchaser of the Elective Sale Notice (the "Elective Sale Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Elective Shares at the price and on the terms and conditions set forth in the Elective Sale Notice by notifying the Seller in writing of its election to purchase such Shares (the "Elective Sale Exercise Notice"). Upon the Seller's receipt of the Elective Sale Exercise Notice, the Seller shall sell the Elective Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Elective Sale Exercise Period the Purchaser has not delivered an Elective Sale Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Elective Shares at a price not less than that contained in the Elective Sale Notice and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Elective Sale Notice. Upon such sale, the Right of First Refusal shall terminate with respect to the Elective Shares so sold. If at the end of 90 days following the expiration of the Elective Sale Exercise Period the Seller has not completed the sale of the Elective Shares as aforesaid, then the Seller shall not thereafter sell the Elective Shares without again complying with the provisions of this Section 1.

                 (d) Rule 144 Sales. If at any time the Seller has a bona fide intention to sell any of the Shares pursuant to Rule 144 ("Rule 144") of the Rules and Regulations issued under the Securities Act of 1933, as amended (the "Act") during the immediately succeeding 90 calendar day period (such period being referred to as the "Qualified Period"), the Seller shall provide the Purchaser with a notice (the "Rule 144 Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Rule 144 Shares") and (iii) irrevocably offers to sell the Rule 144 Shares to the Purchaser at a per-share price equal to (1) the reported closing price of the outstanding shares of Common Stock on the day preceding the date of the Rule 144 Notice as reported by the Nasdaq National Market System, (2) if such shares are listed on a national securities exchange, the last reported sales price of the outstanding shares of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on the day preceding the date of the Rule 144 Notice, or (3) if neither so reported or listed, the last reported bid price of such shares (the "Rule 144 Purchase Price"). At any time within five business days after the date of receipt by the Purchaser of the Rule 144 Notice (the "Rule 144 Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Rule 144 Shares by notifying the Seller in writing of its election to purchase such Shares (the "Rule 144 Exercise Notice"), whereupon the Purchaser shall be unconditionally obligated (unless prohibited by applicable law) to purchase the Rule 144 Shares. Upon the Seller's receipt of the Rule 144 Exercise Notice, the Seller shall sell the Rule 144 Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Rule 144 Exercise Period the Purchaser has not delivered a Rule 144 Exercise Notice to the Seller, then the Seller may, during the Qualified Period, sell any or all of the Rule 144 Shares pursuant to Rule 144 at a per-share price not less than 97.5% of the Rule 144 Purchase Price. Such sale shall be otherwise without restriction and shall not require further notice to the Purchaser. Upon such sale, the Right of First Refusal shall terminate with respect to the Rule 144 Shares so sold. If at the end of the Qualified Period the Seller has not sold all of the Rule 144 Shares as aforesaid, then the Seller shall not thereafter sell such unsold Shares without again complying with the provisions of this Section 1.

                 (e) Closing. If the Purchaser exercises its Right of First Refusal with respect to any Shares, then the closing of the purchase of the subject Shares shall take place at the principal office of ______________ on the later of (i) the 10th business day following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, or (ii) if applicable, the closing date provided for in the Offer Notice or Elective Sale Notice, as the case may be; provided, however, that if any of the Shares to be acquired by the Purchaser would result in the Purchaser holding "Excess Shares" under Section 6.1(d) of the Purchase Agreement, then the closing of the purchase of those Shares shall occur, at the Purchaser's sole and absolute discretion, no later than 90 calendar days following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be; provided, further, however, that if at the time the Seller receives the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, the requirements of the HSR Act must be complied with in order for the Purchaser to consummate the purchase of the Shares contemplated by such notice, then (A) as soon as practicable, the Seller shall cause Dreyer's to make all filings required under the HSR Act and the Purchaser shall make all filings required under the HSR Act and (B) the closing of the purchase of the subject Shares shall occur only after the applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of such purchase. The payment of the appropriate purchase price shall be paid by delivery to the Seller (or Seller's bank or other financial institution if so directed by the Seller) of a certified check payable to the Seller (or Seller's bank or other financial institution if so directed by the Seller) against delivery of certificates or other instruments representing the Shares, appropriately endorsed or executed by the Seller, together with such instruments of transfer and conveyance, satisfactory in form and substance to the Purchaser, sufficient to vest the Purchaser with good and marketable title, free and clear of any and all liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, adverse claims or rights whatsoever (collectively, the "Encumbrances").

                 SECTION 2.       Transfers of Shares.

                 (a) Restrictions. The Seller agrees that it shall not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, "Transfer") any of the Shares except as provided in Section 1 and this Section 2.

                 (b)      Exceptions to Restrictions.

                 The provisions of Section 2(a) shall not apply to a Transfer, if such Transfer is made without consideration (except for Section 2(b)(vi)), by the Seller to:

                          (i)     any lineal descendant of G.Rogers and
K.Rogers or any spouse of such lineal descendant;

                          (ii)    a trust for the sole benefit of G.Rogers and
K.Rogers and/or one or more of G.Rogers' and K.Rogers' family members;

                          (iii)   a corporation or other entity a majority of
the equity interests of which are owned by G.Rogers and K.Rogers and/or G.Rogers' and K.Rogers' family members;

                          (iv)    an educational or charitable organization;

                          (v)     the executor, administrator or personal
representative of G.Rogers or K.Rogers or the guardian or conservator of G.Rogers or K.Rogers if G.Rogers or K.Rogers is adjudged disabled or incompetent by a court of competent jurisdiction, acting in his or her capacity as such; or

                          (vi)    a bank or other financial institution, if
such Transfer is solely in the form of a pledge to secure bona fide indebtedness of the Seller to such bank or other financial institution.

Provided, however, that none of the foregoing Transfers shall be permitted unless:

                          (1)     Such Transfer complies with all applicable
requirements of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended;

                          (2)     Prior to such Transfer, the Seller shall have
caused the transferee to execute an agreement in form and substance reasonably satisfactory to the Purchaser, providing that such transferee shall fully comply with the terms of this Agreement;

                          (3)     The Transferred Shares shall remain subject
to the Purchaser's Right of First Refusal and to this Section 2; and

                          (4)     With respect to a Transfer to a bank or other
financial institution in the form of a pledge pursuant to Section 2(b)(vi), the bank or other financial institution to which such pledge is made agrees in writing that (i) the Purchaser's Right of First Refusal with respect to the Shares so pledged (the "Pledged Shares") is senior to any security interest or lien of such bank or financial institution created by such pledge, (ii) any sale of the Pledged Shares by such bank or financial institution is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and (iii) any Pledged Shares may be sold to the Purchaser pursuant to the terms of this Agreement without the bank's or other financial institution's prior consent, and once so sold, such Shares shall be free and clear of any and all claims or liens of such bank or other financial institution.

                 (c)      Endorsement of Certificates.

                          (i)  Upon the execution of this Agreement, the
certificates representing all Shares shall be endorsed as follows:

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE RIGHT OF FIRST REFUSAL AGREEMENT, DATED AS OF MAY __, 1994, BY AND BETWEEN T. GARY ROGERS AND KATHLEEN T. ROGERS, INDIVIDUALLY AND AS CO-TRUSTEES OF THE ROGERS REVOCABLE TRUST AND NESTLE HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE OFFICES OF DREYER'S GRAND ICE CREAM, INC.

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                          (ii)  All certificates representing Shares hereafter
issued to or acquired by the Seller shall bear the legend set forth above. Certificates for Shares as to which the Right of First Refusal has terminated shall be issued without such legend when Transferred.

                 (d)      Improper Transfer.

                 Any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                 SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as of the Effective Date as follows:

                 (a) Beneficial Ownership. The Seller Beneficially Owns a total of 1,863,730 shares of Common Stock of which 1,585,350 shares are owned of record by G.Trustee and K.Trustee, 178,380 shares are issuable upon exercise of the Stock Options and 100,000 shares are owned of record by G.Rogers and K.Rogers as co-trustees of the Four Rogers Trust. Except as set forth in the preceding sentence, no other shares of Dreyer's capital stock, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of Dreyer's capital stock, or any other voting securities of Dreyer's are Beneficially Owned by the Seller or any of its Affiliates.

                 (b) Good and Valid Title. The Seller has good, valid and marketable title to the Shares which are the subject of this Agreement, free and clear of any and all Encumbrances, except as created hereby and by the Rogers BOA Security Documents; provided, however, that Bank of America National Trust and Savings Association ("Bank of America") has consented to the grant by the Seller to the Purchaser of the Right of First Refusal with respect to all Shares pursuant to the Agreement Regarding Right of First Refusal, the form of which is attached as Exhibit J to the Purchase Agreement (the "Consent") and has agreed that (i) the Purchaser's Right of First Refusal is senior to any security interest of Bank of America with respect to the Shares, (ii) any sale of Shares by Bank of America is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and, where applicable, the Consent and (iii) any Shares may be sold to the Purchaser pursuant to the terms of this Agreement without Bank of America's prior consent, provided that such Shares are sold at a price equal to or greater than the lesser of their fair market value (which for purposes of the Consent only is calculated based on the average closing price of Dreyer's Common Stock for the five trading days prior to the date on which the Purchaser provides the notice under this Agreement initiating the subject sale) or an amount sufficient to repay Bank of America in full, and once so sold, such Shares shall be free and clear of any and all claims and liens of Bank of America.

                 (c) Due Authorization; Good and Valid Title Upon Purchase. The Seller has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the transfer, conveyance and sale to the Purchaser of the Shares upon the Purchaser's exercise of the Right of First Refusal. G.Trustee and K.Trustee are the sole trustees of the Rogers Revocable Trust. The execution and delivery of this Agreement and the consummation by G.Trustee and K.Trustee of the transactions contemplated hereby are authorized by that certain Trust Agreement Establishing Rogers Revocable Trust dated as of December 31, 1981, as amended and restated by that certain First Amendment by Restatement of the Trust Agreement Establishing Rogers Revocable Trust dated as of March 19, 1991, and the laws of the State of California. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms. Upon consummation of any purchase of the Shares upon exercise of the Right of First Refusal, the Seller shall deliver good and marketable title to the Shares sold to the Purchaser, free and clear of any and all Encumbrances and upon the sale to the Purchaser of such Shares, there shall be no options, warrants, calls, commitments or agreements of any nature whatsoever granted by the Seller or Dreyer's pursuant to which any person will have the right to purchase or otherwise acquire the Shares.

                 (d) No Inconsistent Agreements. The Seller is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or any statute, law, rule or regulation that would prevent the execution, delivery or performance of this Agreement by the Seller, or the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of its rights hereunder, including, without limitation, the Rogers BOA Security Documents, as amended by the amendment in the form of Exhibit J to the Purchase Agreement.

                 (e) Brokerage or Finder's Fees. No broker or finder has acted or will act for the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder or other person is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

                 (f) Third Party Consents, etc. The Seller has obtained all consents, approvals and waivers from any individual, firm, corporation, partnership, trust, unincorporated organization or other entity, or any successors (by merger or otherwise) to the foregoing, including, without limitation, Bank of America, known by the Seller to be necessary to permit the Seller to consummate the transactions contemplated by this Agreement.

                 (g) Governmental Consents, etc. To the best of its knowledge, the Seller is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby, except for any filings required (i) under the HSR Act and (ii) pursuant to state and federal securities laws.

                 (h) Agreement is Valid, Binding and Enforceable. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

                 SECTION 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the Effective Date as follows:

                 (a) Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the results of operations (on a recurring basis), financial condition or business of the Purchaser and its subsidiaries taken as a whole.

                 (b) Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

                 (c) Purchase Representations. Any Shares purchased by the Purchaser pursuant to its exercise of the Right of First Refusal granted to the Purchaser hereunder will be purchased by it for its own account and not with a view to or for sale in connection with any distribution thereof in any transaction that would violate the securities laws of the United States or any state thereof. The Purchaser acknowledges that any Shares purchased pursuant to such exercise have not been registered under the Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

                 (d) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Act.

                 SECTION 5.       Covenants of the Seller.

                 The Seller covenants as follows for the period from the Effective Date until such time as the Right of First Refusal has terminated in respect of all of the Shares in accordance with the provisions of Section 1.

                 (a) The Seller shall not do or permit any act which would cause any representation or warranty in this Agreement to be or become untrue in any material respect;

                 (b) The Seller shall use its best efforts to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any person, entity, government or agency necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement. In addition, the Seller covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the Seller's obligations hereunder.

                 (c) The Seller shall give prompt notice to the Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and the Seller shall use its best efforts to remedy same.

                 (d) The Seller shall not become a party to, subject to or bound by any agreement that would prevent or prohibit the consummation of the transactions contemplated by this Agreement, including without limitation, the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of the Right of First Refusal, free and clear of any and all Encumbrances.

                 SECTION 6.       Miscellaneous.

                 (a) Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (i) to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of its obligations hereunder, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby and (iii) to cooperate with each other in connection with the foregoing.

                 (b) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                 (c) Specific Enforcement. The Purchaser, on the one hand, and the Seller, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                 (d) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 (f) Notices and Other Communications. Except as otherwise provided, all notices, consents, requests, instructions and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy, express courier or sent by registered mail, postage prepaid, if to:

                 THE SELLER:

                          c/o Dreyer's Grand Ice Cream, Inc.
                          5929 College Avenue
                          Oakland, California 94618
                          Attention:  T. Gary Rogers

                 With a copy to:

                          Edmund R. Manwell, Esq.
                          Manwell & Milton
                          101 California Street, Suite 3750
                          San Francisco, California 94111

                 THE PURCHASER:

                          President
                          Nestle Holdings, Inc.
                          c/o Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 With copies to:

                          James H. Ball, Esq.
                          Senior Vice President and General Counsel
                          Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 and

                          Wayne F. Erdelack, Esq.
                          Vice President and Deputy General Counsel
                          Nestle USA, Inc.
                          30003 Bainbridge Road
                          Solon, Ohio 44139

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

                 (g) Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement.

                 (h) Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, successor trustees under the Rogers Revocable Trust); provided, however, that the Seller may not assign any of its rights or obligations hereunder except in accordance with the provisions of Section 2 and the Purchaser may not assign any of its rights or obligations hereunder except to its affiliates.

                 (i) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party.

                 (j) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                 (k) Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

                 (l) Termination. The Right of First Refusal granted by the Seller to the Purchaser shall terminate when the Purchaser no longer Beneficially Owns 10% or more of the outstanding voting securities of Dreyer's, on a Fully Diluted basis; provided, however, that for purposes of this Section 6(l), the Purchaser's Beneficial Ownership of Dreyer's outstanding voting securities on a Fully Diluted basis shall be deemed to be reduced solely as a result of sales of shares by the Purchaser, but not by reason of a percentage reduction occuring as a result of the issuance by Dreyer's of any shares of its capital stock, or any other securities, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of its capital stock or any other securities, other than the issuance of such securities pursuant to (i) the conversion of any of the 6.25% Subordinated Convertible Notes of Dreyer's due June 30, 2001, (ii) the exercise of any options outstanding as of the Effective Date which were granted pursuant to any stock option plan of Dreyer's or (iii) the exercise of any rights (excluding the Rights) outstanding as of the Effective Date which were granted pursuant to any employee stock purchase or gift plan of Dreyer's.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered as of the day and year first above first written.



                                          ____________________________________
                                          T. Gary Rogers



                                          ____________________________________
                                          T. Gary Rogers as co-trustee of the
                                          Rogers Revocable Trust



                                          ____________________________________
                                          Kathleen T. Rogers



                                          ____________________________________
                                          Kathleen T. Rogers as co-trustee of
                                          the Rogers Revocable Trust


                                          NESTLE HOLDINGS, INC.



                                          ____________________________________
                                          By:
                                          Title:

==============================================================================




                                   EXHIBIT C


                                    FORM OF

                        RIGHT OF FIRST REFUSAL AGREEMENT

                                 BY AND BETWEEN

                   WILLIAM F. CRONK, III AND JANET M. CRONK,

                      INDIVIDUALLY AND AS CO-TRUSTEES OF

                           THE CRONK REVOCABLE TRUST

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF MAY ___, 1994




==============================================================================

                               TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
SECTION 1.    Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (a)    Grant of Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (b)    Exercise of Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (c)    Elective Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       (d)    Rule 144 Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       (e)    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 2.    Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (a)    Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (b)    Exceptions to Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       (c)    Endorsement of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       (d)    Improper Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 3.    Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . .    6
       (a)    Beneficial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       (b)    Good and Valid Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       (c)    Due Authorization; Good and Valid Title Upon Purchase . . . . . . . . . . . . . . .    7
       (d)    No Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (e)    Brokerage or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (f)    Third Party Consents, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       (g)    Governmental Consents, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (h)    Agreement is Valid, Binding and Enforceable . . . . . . . . . . . . . . . . . . . .    8

SECTION 4.    Representations and Warranties of the Purchaser . . . . . . . . . . . . . . . . . .    8
       (a)    Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (b)    Due Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (c)    Purchase Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       (d)    Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 5.    Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

SECTION 6.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (a)    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (b)    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       (c)    Specific Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (d)    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (e)    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (f)    Notices and Other Communications  . . . . . . . . . . . . . . . . . . . . . . . . .   10
       (g)    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (h)    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                                                                                  Page
                                                                                                  ----
       (i)    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .   11
       (j)    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (k)    Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       (l)    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                        RIGHT OF FIRST REFUSAL AGREEMENT


                 THIS RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is dated as of May ___, 1994 (the "Effective Date") and entered into by and between WILLIAM F. CRONK, III ("W.Cronk"), WILLIAM F. CRONK, III as co-trustee of the Cronk Revocable Trust created under that certain Trust Agreement Establishing Cronk Revocable Trust dated as of December 30, 1981, as amended and restated by that certain Amended Revocable Trust Agreement dated as of October 12, 1987 and as amended by those certain amendments thereto dated as of May 3, 1988, February 4, 1990, and December 16, 1990 (the "Cronk Revocable Trust") ("W.Trustee"), JANET M. CRONK ("J.Cronk"), and JANET M. CRONK as co-trustee of the Cronk Revocable Trust ("J.Trustee," and together with W.Cronk, W.Trustee and J.Cronk, the "Seller") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser"). Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement (as defined below).

                 WHEREAS, the Purchaser and Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's") have entered into a Stock and Warrant Purchase Agreement dated as of May ____, 1994 (the "Purchase Agreement") providing, among other things, for the purchase by the Purchaser of three million shares of the Common Stock of Dreyer's, par value $1.00 per share (the "Common Stock"), and warrants exercisable for two million shares of Common Stock;

                 WHEREAS, the Seller currently Beneficially Owns 1,115,901 shares of Common Stock (of which 895,521 shares are owned of record by W.Trustee and J.Trustee, 178,380 shares are issuable upon exercise of stock options owned of record by W.Cronk (the "Stock Options"), 14,000 shares are owned of record by William Jeffrey Cronk as trustee of the William Jeffrey Cronk 1993 Irrevocable Trust created under that certain Trust Agreement Establishing the Cronk Family 1993 Irrevocable Trusts dated as of February 19, 1993, as amended (the "Cronk Family Trust Agreement") (the "WJC Trust"), 14,000 shares are owned of record by William C. Collett as trustee of the Robert James Cronk 1993 Irrevocable Trust created under the Cronk Family Trust Agreement (the "RJC Trust") and 14,000 shares are owned of record by William C. Collett as trustee of the Christopher Clay Cronk 1993 Irrevocable Trust created under the Cronk Family Trust Agreement (the "CCC Trust")) and may acquire additional shares of Common Stock or other voting securities of Dreyer's in the future (the shares of Common Stock and other voting securities of Dreyer's (i) now owned by the Seller, (ii) issuable upon exercise of the Stock Options or any other options or warrants of Dreyer's now owned by the Seller, (iii) issuable upon conversion or exchange of any other securities of Dreyer's now owned by the Seller or (iv) hereafter acquired by, or which become Beneficially Owned by, the Seller or any of its Affiliates, are referred to herein as the "Shares");

                 WHEREAS, a condition to the closing of the transactions contemplated by the Purchase Agreement is that the Seller shall have granted the Purchaser a right of first refusal with respect to the Shares; and

                 WHEREAS, the Purchaser and the Seller desire to provide for such grants and to establish various rights and obligations in connection therewith.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                 SECTION 1.       Right of First Refusal.

                 (a) Grant of Right. In consideration of the payment of $1,000 by the Purchaser to the Seller, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby grants to the Purchaser a right of first refusal with respect to all of the Shares (the "Right of First Refusal").

                 (b) Exercise of Right. Subject to Sections 1(c) and (d), if at any time the Seller receives a bona fide offer (an "Offer") from any person or entity to purchase any or all of the Shares which the Seller wishes to accept, the Seller shall cause the Offer to be reduced to writing and shall notify the Purchaser in writing of its wish to accept the Offer (the "Offer Notice"). The Offer Notice shall contain an irrevocable offer to sell such Shares to the Purchaser at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer and shall be accompanied by a true copy of the Offer (which shall identify the offeror). At any time within five business days after the date of receipt by the Purchaser of the Offer Notice (the "Right of First Refusal Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, the Shares covered by the Offer at the same price and on the same terms and conditions as the Offer by notifying the Seller in writing of its election to purchase the Shares (the "Right of First Refusal Exercise Notice"). Upon the Seller's receipt of the Right of First Refusal Exercise Notice, the Seller shall sell the Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Right of First Refusal Exercise Period the Purchaser has not delivered a Right of First Refusal Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Shares covered by the Offer to the offeror at a price not less than that contained in the Offer and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Offer. Upon such sale, the Right of First Refusal shall terminate with respect to the Shares so sold. If at the end of 90 days following the expiration of the Right of First Refusal Exercise Period the Seller has not completed the sale of the Shares covered by the Offer (or tendered or exchanged such Shares pursuant to a tender or exchange offer) as aforesaid, then the Seller shall not thereafter sell such Shares without again complying with the provisions of this Section 1.

                 (c) Elective Sales. If at any time the Seller has a bona fide intention to sell any of the Shares, but at such time has not received an Offer from any person or entity to purchase such Shares, the Seller shall provide the Purchaser with a notice (the "Elective Sale Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Elective Shares") and (iii) irrevocably offers to sell the Elective Shares to the Purchaser at a purchase price and on terms and conditions set forth in such notice. At any time within five business days after the date of receipt by the Purchaser of the Elective Sale Notice (the "Elective Sale Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Elective Shares at the price and on the terms and conditions set forth in the Elective Sale Notice by notifying the Seller in writing of its election to purchase such Shares (the "Elective Sale Exercise Notice"). Upon the Seller's receipt of the Elective Sale Exercise Notice, the Seller shall sell the Elective Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Elective Sale Exercise Period the Purchaser has not delivered an Elective Sale Exercise Notice to the Seller, the Seller may, during the succeeding 90-day period, sell not less than all of the Elective Shares at a price not less than that contained in the Elective Sale Notice and on terms and conditions not less favorable in the aggregate to the Seller than those contained in the Elective Sale Notice. Upon such sale, the Right of First Refusal shall terminate with respect to the Elective Shares so sold. If at the end of 90 days following the expiration of the Elective Sale Exercise Period the Seller has not completed the sale of the Elective Shares as aforesaid, then the Seller shall not thereafter sell the Elective Shares without again complying with the provisions of this Section 1.

                 (d) Rule 144 Sales. If at any time the Seller has a bona fide intention to sell any of the Shares pursuant to Rule 144 ("Rule 144") of the Rules and Regulations issued under the Securities Act of 1933, as amended (the "Act") during the immediately succeeding 90 calendar day period (such period being referred to as the "Qualified Period"), the Seller shall provide the Purchaser with a notice (the "Rule 144 Notice") which (i) notifies the Purchaser of such intention, (ii) sets forth the number of Shares desired to be sold (the "Rule 144 Shares") and (iii) irrevocably offers to sell the Rule 144 Shares to the Purchaser at a per-share price equal to (1) the reported closing price of the outstanding shares of Common Stock on the day preceding the date of the Rule 144 Notice as reported by the Nasdaq National Market System, (2) if such shares are listed on a national securities exchange, the last reported sales price of the outstanding shares of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on the day preceding the date of the Rule 144 Notice, or (3) if neither so reported or listed, the last reported bid price of such shares (the "Rule 144 Purchase Price"). At any time within five business days after the date of receipt by the Purchaser of the Rule 144 Notice (the "Rule 144 Exercise Period"), the Purchaser shall have the right to purchase all, but not less than all, of the Rule 144 Shares by notifying the Seller in writing of its election to purchase such Shares (the "Rule 144 Exercise Notice"), whereupon the Purchaser shall be unconditionally obligated (unless prohibited by applicable law) to purchase the Rule 144 Shares. Upon the Seller's receipt of the Rule 144 Exercise Notice, the Seller shall sell the Rule 144 Shares to the Purchaser pursuant to the provisions of Section 1(e). If at the end of the Rule 144 Exercise Period the Purchaser has not delivered a Rule 144 Exercise Notice to the Seller, then the Seller may, during the Qualified Period, sell any or all of the Rule 144 Shares pursuant to Rule 144 at a per-share price not less than 97.5% of the Rule 144 Purchase Price. Such sale shall be otherwise without restriction and shall not require further notice to the Purchaser. Upon such sale, the Right of First Refusal shall terminate with respect to the Rule 144 Shares so sold. If at the end of the Qualified Period the Seller has not sold all of the Rule 144 Shares as aforesaid, then the Seller shall not thereafter sell such unsold Shares without again complying with the provisions of this Section 1.

                 (e) Closing. If the Purchaser exercises its Right of First Refusal with respect to any Shares, then the closing of the purchase of the subject Shares shall take place at the principal office of ______________ on the later of (i) the 10th business day following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, or (ii) if applicable, the closing date provided for in the Offer Notice or Elective Sale Notice, as the case may be; provided, however, that if any of the Shares to be acquired by the Purchaser would result in the Purchaser holding "Excess Shares" under Section 6.1(d) of the Purchase Agreement, then the closing of the purchase of those Shares shall occur, at the Purchaser's sole and absolute discretion, no later than 90 calendar days following the receipt by the Seller of the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be; provided, further, however, that if at the time the Seller receives the Right of First Refusal Exercise Notice or Elective Sale Exercise Notice or Rule 144 Exercise Notice, as the case may be, the requirements of the HSR Act must be complied with in order for the Purchaser to consummate the purchase of the Shares contemplated by such notice, then (A) as soon as practicable, the Seller shall cause Dreyer's to make all filings required under the HSR Act and the Purchaser shall make all filings required under the HSR Act and (B) the closing of the purchase of the subject Shares shall occur only after the applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of such purchase. The payment of the appropriate purchase price shall be paid by delivery to the Seller (or Seller's bank or other financial institution if so directed by the Seller) of a certified check payable to the Seller (or Seller's bank or other financial institution if so directed by the Seller) against delivery of certificates or other instruments representing the Shares, appropriately endorsed or executed by the Seller, together with such instruments of transfer and conveyance, satisfactory in form and substance to the Purchaser, sufficient to vest the Purchaser with good and marketable title, free and clear of any and all liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, adverse claims or rights whatsoever (collectively, the "Encumbrances").

                 SECTION 2.       Transfers of Shares.

                 (a) Restrictions. The Seller agrees that it shall not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, "Transfer") any of the Shares except as provided in Section 1 and this Section 2.

                 (b)      Exceptions to Restrictions.

                 The provisions of Section 2(a) shall not apply to a Transfer, if such Transfer is made without consideration (except for Section 2(b)(vi)), by the Seller to:

                          (i)     any lineal descendant of W.Cronk and J.Cronk
or any spouse of such lineal descendant;

                          (ii)    a trust for the sole benefit of W.Cronk and
J.Cronk and/or one or more of W.Cronk's and J.Cronk's family members;

                          (iii)   a corporation or other entity a majority of
the equity interests of which are owned by W.Cronk and J.Cronk and/or W.Cronk's and J.Cronk's family members;

                          (iv)    an educational or charitable organization;

                          (v)     the executor, administrator or personal
representative of W.Cronk or J.Cronk or the guardian or conservator of W.Cronk or J.Cronk if W.Cronk or J.Cronk is adjudged disabled or incompetent by a court of competent jurisdiction, acting in his or her capacity as such; or

                          (vi)    a bank or other financial institution, if
such Transfer is solely in the form of a pledge to secure bona fide indebtedness of the Seller to such bank or other financial institution.

                 Provided, however, that none of the foregoing Transfers shall be permitted unless:

                          (1)     Such Transfer complies with all applicable
requirements of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended;

                          (2)     Prior to such Transfer, the Seller shall have
caused the transferee to execute an agreement in form and substance reasonably satisfactory to the Purchaser, providing that such transferee shall fully comply with the terms of this Agreement;

                          (3)     The Transferred Shares shall remain subject
to the Purchaser's Right of First Refusal and to this Section 2; and

                          (4)     With respect to a Transfer to a bank or other
financial institution in the form of a pledge pursuant to Section 2(b)(vi), the bank or other financial institution to which such pledge is made agrees in writing that (i) the Purchaser's Right of First Refusal with respect to the Shares so pledged (the "Pledged Shares") is senior to any security interest or lien of such bank or financial institution created by such pledge, (ii) any sale of the Pledged Shares by such bank or financial institution is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and (iii) any Pledged Shares may be sold to the Purchaser pursuant to the terms of this Agreement without the bank's or other financial institution's prior consent, and once so sold, such Shares shall be free and clear of any and all claims or liens of such bank or other financial institution.

                 (c)      Endorsement of Certificates.

                          (i)     Upon the execution of this Agreement, the
certificates representing all Shares shall be endorsed as follows:

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE RIGHT OF FIRST REFUSAL AGREEMENT,

                          DATED AS OF MAY __, 1994, BY AND BETWEEN WILLIAM F. CRONK, III AND JANET M. CRONK, INDIVIDUALLY AND AS CO- TRUSTEES OF THE CRONK REVOCABLE TRUST AND NESTLE HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE OFFICES OF DREYER'S GRAND ICE CREAM, INC.

                          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

                          (ii)  All certificates representing Shares hereafter
issued to or acquired by the Seller shall bear the legend set forth above. Certificates for Shares as to which the Right of First Refusal has terminated shall be issued without such legend when Transferred.

                 (d)      Improper Transfer.

                 Any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                 SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as of the Effective Date as follows:

                 (a) Beneficial Ownership. The Seller Beneficially Owns a total of 1,115,901 shares of Common Stock of which 895,521 shares are owned of record by W.Trustee and J.Trustee, 178,380 shares are issuable upon exercise of the Stock Options, 14,000 shares are owned of record by the William Jeffrey Cronk as trustee of the WJC Trust, 14,000 shares are owned of record by William
C. Collett as trustee of the RJC Trust and 14,000 shares are owned of record by William C. Collett as trustee of the CCC Trust. Except as set forth in the preceding sentence, no other shares of Dreyer's capital stock, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of Dreyer's capital stock, or any other voting securities of Dreyer's are Beneficially Owned by the Seller or any of its Affiliates.

                 (b) Good and Valid Title. The Seller has good, valid and marketable title to the Shares which are the subject of this Agreement, free and clear of any and all Encumbrances, except as created hereby and by the Rogers BOA Security Documents; provided, however, that Bank of America National Trust and Savings Association ("Bank of America") has consented to the grant by the Seller to the Purchaser of the Right of First Refusal with respect to all Shares pursuant to the Agreement Regarding Right of First Refusal, the form of which is attached as Exhibit K to the Purchase Agreement (the "Consent") and has agreed that (i) the Purchaser's Right of First Refusal is senior to any security interest of Bank of America with respect to the Shares, (ii) any sale of Shares by Bank of America is subject to the Purchaser's Right of First Refusal and shall be conducted in accordance with the terms of this Agreement and, where applicable, the Consent and (iii) any Shares may be sold to the Purchaser pursuant to the terms of this Agreement without Bank of America's prior consent, provided that such Shares are sold at a price equal to or greater than the lesser of their fair market value (which for purposes of the Consent only is calculated based on the average closing price of Dreyer's Common Stock for the five trading days prior to the date on which the Purchaser provides the notice under this Agreement initiating the subject sale) or an amount sufficient to repay Bank of America in full, and once so sold, such Shares shall be free and clear of any and all claims and liens of Bank of America.

                 (c) Due Authorization; Good and Valid Title Upon Purchase. The Seller has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the transfer, conveyance and sale to the Purchaser of the Shares upon the Purchaser's exercise of the Right of First Refusal. W.Trustee and J.Trustee are the sole trustees of the Cronk Revocable Trust. The execution and delivery of this Agreement and the consummation by W.Trustee and J.Trustee of the transactions contemplated hereby are authorized by that certain Trust Agreement Establishing Cronk Revocable Trust dated as of December 30, 1981, as amended and restated by that certain Amended Revocable Trust Agreement dated as of October 12, 1987 and as amended by those certain amendments thereto dated as of May 3, 1988, February 4, 1990, and December 16, 1990, and the laws of the State of California. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms. Upon consummation of any purchase of the Shares upon exercise of the Right of First Refusal, the Seller shall deliver good and marketable title to the Shares sold to the Purchaser, free and clear of any and all Encumbrances and upon the sale to the Purchaser of such Shares, there shall be no options, warrants, calls, commitments or agreements of any nature whatsoever granted by the Seller or Dreyer's pursuant to which any person will have the right to purchase or otherwise acquire the Shares.

                 (d) No Inconsistent Agreements. The Seller is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or any statute, law, rule or regulation that would prevent the execution, delivery or performance of this Agreement by the Seller, or the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of its rights hereunder, including, without limitation, the Cronk BOA Security Documents, as amended by the amendment in the form of Exhibit K to the Purchase Agreement.

                 (e) Brokerage or Finder's Fees. No broker or finder has acted or will act for the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder or other person is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

                 (f) Third Party Consents, etc. The Seller has obtained all consents, approvals and waivers from any individual, firm, corporation, partnership, trust, unincorporated organization or other entity, or any successors (by merger or otherwise) to the foregoing, including, without limitation, Bank of America, known by the Seller to be necessary to permit the Seller to consummate the transactions contemplated by this Agreement.

                 (g) Governmental Consents, etc. To the best of its knowledge, the Seller is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby, except for any filings required (i) under the HSR Act and (ii) pursuant to state and federal securities laws.

                 (h) Agreement is Valid, Binding and Enforceable. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

                 SECTION 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the Effective Date as follows:

                 (a) Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the results of operations (on a recurring basis), financial condition or business of the Purchaser and its subsidiaries taken as a whole.

                 (b) Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

                 (c) Purchase Representations. Any Shares purchased by the Purchaser pursuant to its exercise of the Right of First Refusal granted to the Purchaser hereunder will be purchased by it for its own account and not with a view to or for sale in connection with any distribution thereof in any transaction that would violate the securities laws of the United States or any state thereof. The Purchaser acknowledges that any Shares purchased pursuant to such exercise have not been registered under the Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

                 (d) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Act.

                 SECTION 5.       Covenants of the Seller.

                 The Seller covenants as follows for the period from the Effective Date until such time as the Right of First Refusal has terminated in respect of all of the Shares in accordance with the provisions of Section 1.

                 (a) The Seller shall not do or permit any act which would cause any representation or warranty in this Agreement to be or become untrue in any material respect;

                 (b) The Seller shall use its best efforts to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any person, entity, government or agency necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement. In addition, the Seller covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the Seller's obligations hereunder.

                 (c) The Seller shall give prompt notice to the Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and the Seller shall use its best efforts to remedy same.

                 (d) The Seller shall not become a party to, subject to or bound by any agreement that would prevent or prohibit the consummation of the transactions contemplated by this Agreement, including without limitation, the transfer, conveyance and sale of the Shares to the Purchaser upon exercise of the Right of First Refusal, free and clear of any and all Encumbrances.

                 SECTION 6.       Miscellaneous.

                 (a) Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (i) to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of its obligations hereunder, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby and (iii) to cooperate with each other in connection with the foregoing.

                 (b) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                 (c) Specific Enforcement. The Purchaser, on the one hand, and the Seller, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                 (d) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 (f) Notices and Other Communications. Except as otherwise provided, all notices, consents, requests, instructions and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy, express courier or sent by registered mail, postage prepaid, if to:

                 THE SELLER:

                          c/o Dreyer's Grand Ice Cream, Inc.
                          5929 College Avenue
                          Oakland, California 94618
                          Attention:  William F. Cronk, III

                 With a copy to:

                          Edmund R. Manwell, Esq.
                          Manwell & Milton
                          101 California Street, Suite 3750
                          San Francisco, California 94111

                 THE PURCHASER:

                          President
                          Nestle Holdings, Inc.
                          c/o Nestle USA, Inc.
                          800 North Brand Boulevard

                          Glendale, California 91203

                 With copies to:

                          James H. Ball, Esq.
                          Senior Vice President and General Counsel
                          Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 and

                          Wayne F. Erdelack, Esq.
                          Vice President and Deputy General Counsel
                          Nestle USA, Inc.
                          30003 Bainbridge Road
                          Solon, Ohio 44139

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

                 (g) Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement.

                 (h) Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, successor trustees under the Cronk Revocable Trust); provided, however, that the Seller may not assign any of its rights or obligations hereunder except in accordance with the provisions of Section 2 and the Purchaser may not assign any of its rights or obligations hereunder except to its affiliates.

                 (i) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party.

                 (j) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                 (k) Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

                 (l) Termination. The Right of First Refusal granted by the Seller to the Purchaser shall terminate when the Purchaser no longer Beneficially Owns 10% or more of the outstanding voting securities of Dreyer's, on a Fully Diluted basis; provided, however, that for purposes of this Section 6(l), the Purchaser's Beneficial Ownership of Dreyer's outstanding voting securities on a Fully Diluted basis shall be deemed to be reduced solely as a result of sales of shares by the Purchaser, but not by reason of a percentage reduction occuring as a result of the issuance by Dreyer's of any shares of its capital stock, or any other securities, or any securities convertible into or exchangeable for, or options or warrants to purchase, shares of its capital stock or any other securities, other than the issuance of such securities pursuant to (i) the conversion of any of the 6.25% Subordinated Convertible Notes of Dreyer's due June 30, 2001, (ii) the exercise of any options outstanding as of the Effective Date which were granted pursuant to any stock option plan of Dreyer's or (iii) the exercise of any rights (excluding the Rights) outstanding as of the Effective Date which were granted pursuant to any employee stock purchase or gift plan of Dreyer's.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed and delivered as of the day and year first above first written.




                                          ____________________________________
                                          William F. Cronk, III



                                          ____________________________________
                                          William F. Cronk, III as co-trustee of
                                          the Cronk Revocable Trust



                                          ____________________________________
                                          Janet M. Cronk



                                          ____________________________________
                                          Janet M. Cronk as co-trustee of
                                          the Cronk Revocable Trust



                                          NESTLE HOLDINGS, INC.



                                          ____________________________________
                                          By:
                                          Title:

                                   EXHIBIT D

                        Form of Distributor Agreement

                                By and Between

                        DREYER'S GRAND ICE CREAM, INC.

                                     and

                           NESTLE ICE CREAM COMPANY

                           Dated as of May   , 1994

                                                                          050294
                             DISTRIBUTOR AGREEMENT


        This Distributor Agreement (the "Agreement") is made as of May ____, 1994, by and between Nestle Ice Cream Company, a Delaware corporation ("Company"), with offices at 1700 E. 17th Avenue, Columbus, Ohio 43219, and Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Distributor"), with offices at 5929 College Avenue, Oakland, California 94618-1391.

                                    RECITALS

        WHEREAS, Company manufactures, sells and distributes certain ice cream and frozen novelty products and is desirous of having Distributor develop a demand for and sell certain of Company's products by purchasing such products from Company at wholesale and selling such products to retailers within certain prescribed territories and markets; and

        WHEREAS, Distributor is a manufacturer and distributor of ice cream and other food products and possesses the ability to act as a wholesale distributor of Company's products, and desires in such capacity to promote the sale and distribution of certain products manufactured by Company in the prescribed territories and markets; and

        WHEREAS, an affiliate of Company and Distributor have entered into the following agreements, all of even date herewith: (i) Stock and Warrant Purchase Agreement; (ii) Warrant Agreement, and (iii) Registration Rights Agreement (collectively, the "Stock Agreements");

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.      APPOINTMENT

        a. Company hereby appoints Distributor as (i) an exclusive wholesale distributor of those branded products of Company set forth in Exhibit A hereto (the "Nestle Products") in and for the market areas and geographical areas listed in Exhibit B-1 and B-2 hereto which are denoted as exclusive (the "Exclusive Territories"), and (ii) a non-exclusive wholesale distributor of the Nestle Products in and for the market areas and geographical areas which are listed in Exhibit B-1 and B-3 hereto which are denoted as non-exclusive (the "Non-Exclusive Territories"), and Distributor hereby accepts such appointments. The Exclusive Territories and Non-Exclusive Territories are hereinafter sometimes referred to as the "Territories". Distributor shall sell Nestle Products only to retailers located within each market area or geographical area in the Territories which are part of the approved channels of distribution identified in Exhibit B hereto for each such market area or geographical area, and shall distribute such Nestle Products only to such customers' facilities located within the Territories. Distributor's rights as a distributor of Nestle Products shall be subject to all of the terms and provisions of this Agreement including, without limitation Section 5 of this Agreement.

        b. Upon written notice by Company to Distributor that Company desires to add market areas or geographic areas located within Distributor's Existing Markets (as defined in paragraph 5.a of this Agreement) to the Territories listed in Exhibit B-1 to this Agreement, in accordance with a timetable for transition identified in such notice (which in all events shall allow for at least a ninety (90) day transition period), Distributor shall become the distributor for such market areas or geographic areas. Notwithstanding the prior sentence, under all circumstances Distributor will have no obligation to accept the appointment as exclusive distributor for any market area or geographic area until and unless the Company is able to deliver at lest eighty-seven and five-tenths percent (87.5%) of the total sales of Nestle Products in each of the channels of distribution to be assigned to Distributor on an exclusive basis in such area; but once appointment as exclusive distributor is accepted by Distributor, any such area shall be deemed an Exclusive Territory for all purposes hereunder. Upon Distributor's receipt of any such notice of Company's desire to appoint Distributor as the exclusive distributor of any channel of distribution or area (provided the appointment complies with the requirements of this Agreement, including without limitation this paragraph 1.b), then Distributor and Company shall negotiate in good faith to establish performance objectives in accordance with paragraph 5.a of this Agreement, to allow for the transition of responsibility from Nestle to Distributor for distribution of Nestle Products in such Exclusive Territory pursuant to the timetable for transition identified in such notice.

        c. At such time as Distributor becomes the exclusive distributor of the Nestle Products for any channel of distribution or area, Distributor agrees not to distribute or enter into any agreement to distribute products competitive with the Nestle Products (based upon the formulation and price of such products) including, but not limited to, frozen novelty products produced by Chipwich, Eskimo Pie, Frozfruit, Mars (excluding the "Mars territory" as hereinafter defined), Unilever and Wells, in such channel or such area. Except as specifically agreed between the parties, Distributor shall not enter into any new contractual relationship concerning the distribution of any products competitive with the Nestle Products for any channel of distribution or area that would not be terminable by Distributor upon the effective date that Distributor becomes the exclusive distributor of Nestle Products for such channel or area. Distributor agrees that it will terminate all such contracts for a given channel or area effective upon the effective date of such appointment of Distributor as exclusive distributor. This paragraph 1.c shall not apply to any of Distributor's (or its subsidiary's) manufactured products
("Distributor's Products") or to any products sold or distributed by Distributor (or its subsidiary) pursuant to a contractual obligation with any of the following companies: Ben & Jerry's Homemade, Inc.; ConAgra, Inc.; Mars, Inc. (exclusion limited to the "Mars territory"); Presto Food Products, Inc.; Steve's Homemade Ice Cream, Inc.; and Calip Dairies, Inc. "Mars territory" means the State of Wisconsin; the State of Illinois (excluding Greene, Madison, Jersey and Monroe counties); Clinton and Scott counties in Iowa; and the State of Indiana.

        d. Notwithstanding the exclusive distributor rights granted to Distributor with respect to the Exclusive Territories, it is mutually understood and agreed that the existing Nestle licensees/distributors previously disclosed by Company to Distributor shall have the right to continue selling any Nestle Products for which they are currently authorized.

2.      REPRESENTATIONS OF DISTRIBUTOR

        Distributor represents and warrants to Company that:

        a. Distributor has all permits and licenses necessary for Distributor to lawfully distribute Nestle Products in the Territories.

        b. The relationship of Distributor and Company is that of buyer and seller and nothing in this Agreement shall be construed to create any other relationship.

        c. Distributor has not paid or agreed to pay any consideration to Company or any Company officer, director, employee or representative with respect to entering into this Agreement, nor has it paid or agreed to pay any franchise fee. Except as provided elsewhere in this Agreement, Company and its affiliates have neither, directly nor indirectly, orally or in writing (including, without limitation, the Stock Agreements), represented that Company will (i) provide outlets or accounts for Nestle Products, (ii) cause the purchase of Nestle Products from Distributor, (iii) guarantee profits from the distribution of Nestle Products or (iv) refund the price paid or repurchase Nestle Products if Distributor is dissatisfied with such Products.

        In reliance on the above representations and warranties, Company has entered into this Agreement with Distributor.

3.      OPERATION

        a. All orders which Company receives from Distributor for Nestle Products shall be subject to acceptance by Company. Company will use all reasonable efforts to accept and fill orders as promptly as practicable, subject, however, to delays beyond Company's reasonable control. Distributor agrees to use its best efforts to place orders for Nestle Products with Company at least five (5) business days in advance of the requested delivery date.

        b. Company reserves to itself the unqualified right to manage its business in all respects, including, but not limited to, the right to maintain or alter the flavors, formula, ingredients, labeling, or packaging of any Company products. Orders may be filled by Company from such Company production facilities as Company shall determine.

        c. This Agreement shall extend only to those Nestle Products and package sizes listed on Exhibit A. Provided, however, that it is expressly agreed that this Agreement may be extended by Company to include Dole(R) sorbet and other Company frozen novelty and frozen dessert products from time to time by ninety (90) days prior written notice to Distributor, in which case the names of such other products and package sizes shall be entered on an amended Exhibit A and such other products shall be deemed to be Nestle Products hereunder. It is acknowledged and agreed that for the purposes of this Agreement, the term "frozen dessert" shall mean and refer to ice cream, sherbet, ice milk and frozen yogurt products designed for take home consumption, including, but not limited to ice cream cakes, ice cream pies, ice cream nutrolls, ice cream parfaits and ice cream tortes; excluding, however any dairy-based or other frozen dessert products sold in half-gallon, quart or pint-sized containers for a suggested retail price on a non-promoted basis equal to or greater than an average of one dollar twenty-five cents ($1.25) per pint, one dollar seventy cents ($1.70) per quart, and three dollars ($3.00) per one-half gallon over a fifty-two (52) week period adjusted by the CPI Index (December 1993 to equal 100 for this purpose) but, notwithstanding the foregoing, not to include any Dole(R) sorbet products referenced above.
Company shall have the right, at any time and in its sole discretion, to discontinue the sale of any Nestle Products, packages or containers on a national, regional, state-wide or media-coverage area basis or to a particular class of trade. Company shall have the right, at any time, upon ninety (90) days prior written notice to Distributor, to delete one or more Territories from this Agreement. Company and Distributor also may from time to time, by mutual agreement, extend this Agreement to include other market or geographical areas, either on an exclusive or non-exclusive basis, in which case the description(s) of such other market or geographical areas shall be entered on an amended Exhibit B, and such other market or geographical areas shall be deemed to be part of the Exclusive Territories or Non-Exclusive Territories hereunder, as the case may be. In addition, Company may at any time, upon ninety (90) days prior written notice to Distributor, extend this Agreement to other channels of distribution, or delete any or all of the channels of distribution in any of the Territories, provided that Company shall not have the right to delete the grocery channel in a Territory unless it also deletes all other channels in such Territory, in which case the description(s) of such other channels of distribution shall be entered on or deleted from an amended Exhibit B, and thereafter only the channels of distribution listed on such revised Exhibit B, shall be deemed to be authorized channels of distribution hereunder for the Territories listed. In the event of any changes in (i) the products comprising the Nestle Products, (ii) the market or geographical areas comprising the Territories, (iii) the channels of distribution assigned to Distributor, or (iv) the exclusive or non-exclusive status of any of the Territories or channels of distribution subject to this Agreement, the parties shall negotiate in good faith mutually acceptable changes to any performance standards or objectives which may be applicable to the Territories or channels of distribution affected by such changes.

        d. Distributor shall pay Company for Nestle Products purchased by Distributor from Company according to Company's then prevailing distributor price list in effect at the time of shipment of Distributor's order. Terms of payment are 28 days net from date of invoice. Interest charges will be assessed on all past due balances at an annual percentage rate equal to (i) the prime interest rate in effect at Citibank N.A. for its preferred commercial borrowers, plus one percent (1%), or (ii) the highest rate permitted by law, whichever is less. Credit terms are subject to change if any outstanding balance remains unpaid after 28 days. All Nestle Products shall be sold to Distributor f.o.b. Distributor's warehouses from such Company location(s) as may be designated by Company from time to time, unless Distributor elects to arrange for pickup at Company's facilities or warehouses. Company reserves the right to change the Company shipping location(s) upon reasonable notice to Distributor. Title and risk of loss shall pass to Distributor either (i) upon delivery of the Nestle Products to Distributor's warehouses, or (ii) upon delivery to Distributor or a carrier selected by Distributor if Distributor elects to pick up Nestle Products at Company's facilities or warehouses. Company shall use its best efforts to give Distributor at least thirty (30) days prior notice of any changes in price, or other terms and conditions of sale; however, Company reserves the right to implement changes in credit terms effective upon notice. Once Nestle Products are received by Distributor or its customer, the same may not be returned to Company without prior approval of the Company.

        Company shall inform Distributor of its prices in writing from time to time, but Company shall have the unlimited right to change prices and establish other terms and conditions of sale at any time, subject to its notice obligation set forth in the preceding paragraph; however, Company shall not have the right to change terms relating to delivery, title or risk of loss, except with Distributor's prior written approval. Distributor shall be free to establish its resale prices and terms of sale for Nestle Products, and the parties represent and acknowledge that they have no understanding that controls or restricts any such resale prices or terms of sale.

        e. Company may extend credit terms to Distributor, subject to prior approval in writing by an authorized representative of Company. Distributor shall promptly pay all invoices rendered by Company and shall furnish such credit information (including, but not exclusively limited to, full and adequate financial statements) as may be requested from time to time by Company to evaluate credit terms, if any, requested by Distributor.

        f. Company shall not deliver to Distributor any Nestle Products which, at the time of delivery, have less than sixty (60) days remaining of shelf life.

        g. Company may make available to Distributor from time to time display freezers for delivery to retail accounts. Such units would be provided on a lease basis, on such terms as the parties may mutually agree.

        h. Without limitation of paragraph 4.f, Company shall notify Distributor, as promptly as practicable, of any material claim related to any Nestle Product. For purposes of this paragraph 3(h), "material claim" shall mean a claim which is reasonably likely to require action by Distributor to maintain its customer relationships or protect the health of consumers.


4.      GENERAL OBLIGATIONS OF COMPANY

        a. Company, at Company's sole discretion, will make available for use by Distributor point-of-sale advertising and promotional materials relating to Nestle Products.

        b. Company shall use its best efforts to (i) manufacture and provide to Distributor an adequate and timely supply of high quality Nestle Products to meet Distributor's requirements hereunder, (ii) maintain, at Company's expense, marketing programs (including, but not limited to, media, consumer and trade promotions) as it reasonably deems appropriate, in support of the Nestle Products on an on-going basis, and (iii) provide such reasonable co-operation, advice and assistance to Distributor as Distributor may request from time to time in support of Distributor's sales efforts under this Agreement; provided, however, that Company shall have no obligation to become actively involved in Distributor's distribution and sales activities. In the event Distributor is unable to satisfy any requirement set forth in this Agreement or otherwise mutually agreed upon in writing by Company and Distributor for any of the Territories due to Company's failure to perform its best efforts obligations as hereinabove provided, then such requirement shall be reduced retrospectively as appropriate to reflect the effect of such failure by Company.

        c. Company agrees to use its best efforts to cause other distributors, subdistributors and customers in channels of distribution or market areas other than those listed in Exhibit B hereto, not to sell or resell to accounts in the Exclusive Territories for sale in the channels of distribution listed in Exhibit B with respect to said Exclusive Territories. Upon notification from Distributor, Company shall promptly look into and use its best efforts to take appropriate action to cause any unauthorized sales or resales in the Exclusive Territories to terminate. As used in this Agreement, "best efforts" means reasonable use of available resources to accomplish the objectives of this Agreement. Nothing in this Agreement shall (i) obligate Company to take any action or institute any proceeding in the event that any other individual or business entity sells or distributes Nestle Products in the Exclusive Territories (unless such individual or business entity is under a contractual obligation to Company not to sell Nestle Products in the Exclusive Territories) or (ii) limit or affect the right of Company to sell Nestle Products to other customers or distributors who are located outside the Exclusive Territories or who are located inside the Territories but would resell Nestle Products only outside the Exclusive Territories. In the event Distributor is unable to satisfy any requirement set forth in this Agreement or otherwise mutually agreed upon in writing by Company and Distributor for any of the Territories due to Company's failure to prevent unauthorized and unanticipated (at the time such requirement was established) shipments of Nestle Products into such Territories by third parties, then such requirement shall be reduced retrospectively as appropriate to reflect the effect of such unauthorized shipments.

        d. Any use by Distributor of any trademarks, trade names or logos owned by or licensed to Company (collectively the "Trademarks"), in both form and manner, shall be at the sole discretion of Company. Except as otherwise provided in paragraph 5.f., all permitted use of the Trademarks by Distributor shall cease immediately upon written notification by Company to Distributor to stop such use or upon termination of this Agreement for any reason.
Distributor shall not (i) adopt any trademark, logo or trade name which, in the judgment of Company, is confusingly similar to any of the Trademarks or (ii) contest or assist others in contesting the validity or ownership of (or Company's license to use) any of the Trademarks. Distributor agrees that, as between Company and Distributor, the Trademarks are valid and existing trademarks, trade names and logos of Company and are the sole and exclusive property of Company. Nothing in this Agreement shall give Distributor any right, title, or interest in any of the Trademarks or in the goodwill associated with any of the Trademarks, except the right to use the

Trademarks in strict compliance with the terms and conditions of this Agreement or as may be otherwise specified in writing by Company. All goodwill associated with the use of any of the Trademarks by Distributor shall inure to the benefit of Company or the licensors of such Trademarks. Distributor shall change or discontinue the way in which Distributor uses any Trademarks upon written notice from Company to do so. This Agreement is not intended to be and shall not be construed as a license of the Trademarks.

        e. Company warrants that, as of the date of delivery to Distributor, the Nestle Products sold to Distributor shall comply with all applicable local, state and federal laws and regulations and shall be wholesome, merchantable and fit for human consumption. Company shall indemnify and hold Distributor harmless from and against any and all liability, loss or damage, cost or expense (including court costs and reasonable attorney fees), arising out of a breach of the warranty of Company contained in this paragraph.

        f. Company shall immediately inform Distributor of any claim, suit, proceeding or action connected with or relating to any Nestle Product sold to Distributor of which Company becomes aware if an allegation of liability on the part of Distributor is involved, and Distributor shall have the right to assume control of any such suit, proceeding or action, unless Company is named as a defendant. Company agrees to indemnify, defend and hold Distributor and its affiliates harmless from and against any and all liability, loss or damage, cost or expense (including, with respect to the defense of third-party claims, court costs, litigation expenses, out-of-pocket costs and reasonable attorneys'
fees) connected with or relating to (i) Company's acts or omissions in connection with its performance of, or its failure to perform, any of its obligations under this Agreement, except to the extent in either case such liability, loss or damage, cost or expense is due to the negligence of Distributor or to the acts of unrelated third parties, (ii) any breach by Company of any representation, warranty or covenant made by Company hereunder,
(iii) any defects in Company's manufacturing, packaging, storage and delivery to the Distributor of the Nestle Products, or (iv) Nestle Products which are misbranded or adulterated at the time of delivery to Distributor.

5.      GENERAL OBLIGATIONS OF DISTRIBUTOR

        Distributor shall have the following general obligations:

        a. Distributor shall convert Company's present method of distribution of Nestle Products in the Exclusive Territories from sales via centralized grocery store/chain warehousing and broker representation to a system of direct store delivery ("DSD") and Distributor sales representation for grocery stores. Following execution of this Agreement, or following Distributor's appointment as exclusive distributor pursuant to a notice to Distributor under paragraph 1.b of this Agreement, Distributor and Company shall negotiate in good faith to establish performance objectives for distribution of Nestle Products in grocery stores for Distributor's Existing Markets in the Exclusive Territories, to be completed prior to such transition dates as may be mutually agreed upon in writing by Company and Distributor for such markets, and upon completion of said mutually-agreed performance objectives for such markets, Distributor and Company shall cooperate in arranging for an orderly transition to Distributor of the responsibility for the distribution of the Nestle Products in such markets, but in all events prior to any applicable transition dates which have been mutually agreed upon by the parties or which have been set forth in a notice to Distributor from the Company pursuant to paragraph 1.b of this Agreement. The factors to be considered in negotiation of performance objectives for Nestle Products for each channel of distribution in the Exclusive Territories shall include, without limitation, (1) volume, (2) market share, (3) ACV distribution, (4) merchandising, (5) promotions, (6) displays,
(7) financial budget and (8) reporting. "Distributor's Existing Markets" shall mean all markets in which Distributor and/or its subsidiary Edy's Grand Ice Cream currently has achieved distribution of Distributor's products in grocery stores representing at least fifty percent (50%) All Commodity Volume in the market, and where Distributor or Edy's has operated for at least two years. During the transition to DSD distribution and thereafter during the term of this Agreement, Distributor shall utilize its best efforts to maintain competitive retail price levels and maintain or improve distribution levels of Nestle Products in the various market areas and geographical areas comprising the Exclusive Territories. For the purposes of this paragraph 5.a the term "best efforts" shall mean and refer to (i) Distributor's reasonable use of available resources to accomplish an orderly transition to DSD distribution in accordance with any applicable transition dates which have been mutually agreed upon by the parties; and (ii) appropriate reduction by Distributor of its distribution margins to permit the maintenance of competitive retail price levels in the Exclusive Territories (excluding Florida and Atlanta) relative to the accounts served by Distributor with Nestle Products, so as to maintain the average profit levels existing for such Exclusive Territories and accounts (after adjusting for the effect of Company's changeover from licensing to copacking and self-manufacturing the Nestle Products) for the six-month periods prior to the respective dates of transition to DSD distribution of such Exclusive Territories and accounts. Company acknowledges and agrees that Distributor's obligation to reduce distribution margins as set forth above in this paragraph shall be contingent upon (i) Company, in its reasonable determination, reducing its prices of the Nestle Products to Distributor to reflect the value of Distributor's DSD distribution system and sales representation, such reduced distributor prices to be effective as of and from the date of each such transition, or (ii) Distributor's receipt of equivalent value as if such reduction in wholesale prices of the Nestle Products had been provided by Company to Distributor, as mutually agreed by the parties. Distributor shall purchase Nestle Products from Company only, shall maintain at all times a sufficient inventory of Nestle Products for Distributor's customers and shall provide qualified personnel to furnish "Full Service" Direct Store Delivery ("F/S-DSD") of Nestle Products for all customer accounts served by Distributor in the Territories. The term "F/S-DSD" means that employees of the Distributor will use their best efforts to provide full retail case services for its customers and, if permitted, physically stock Nestle Products in the stores of the customer with the intention of maintaining a constant "in stock" condition, constructing displays of Nestle Products in the store and handling or coordinating the handling of the Nestle Products throughout the entire distribution process in order to meet the distribution and product quality standards set forth in Exhibit C hereto.

        b. Distributor shall use its best efforts to promote the sale, distribution (on a DSD basis) and use of Nestle Products in the Territories and use its best efforts to build, maintain and expand maximum and competitive distribution of Nestle Products in all sections of the Territories in a manner reasonably satisfactory to Company; however, in the event Distributor is unable to achieve DSD distribution for any particular account within a reasonable period of time, then Company shall have the right to establish whatever method of distribution for such account it may deem appropriate, as determined by its Vice President-Sales. Distributor acknowledges that Company's distributor pricing structure for Nestle Products will vary among different markets and geographic areas due to local competitive conditions. Distributor agrees that it will not ship or sell Nestle Products intended for one market or area into another market or area without Company's prior approval, if Company's distributor prices for the Nestle Products are different for such markets or areas. A material breach by Distributor of its obligations to use its best efforts under this Section 5, which continues after notice and opportunity to cure as provided in Section 6 hereof, shall constitute grounds for termination of this Agreement. Distributor will use its best efforts to achieve such performance objectives in each of the Exclusive Territories as may be mutually agreed upon in writing by Company and Distributor from time to time.

        c. Distributor shall procure and maintain during the term of this Agreement workmen's compensation insurance as required by applicable law, as well as occurrence basis automobile liability insurance on all motor vehicles used by Distributor to distribute Nestle Products, with insurers reasonably acceptable to Company and naming Company and the owner of any of the Trademarks appearing on Nestle Products as additional insureds and with limits of not less than $2,000,000 combined single limit per occurrence for bodily injury and property damage. Distributor shall provide Company with a certificate of insurance evidencing such coverages, which certificate must provide that the insurer shall give Company at least thirty (30) days prior written notice of any cancellation or material change in any such coverage.

        d. Distributor shall procure and maintain during the term of this Agreement occurrence basis comprehensive general liability insurance (including products liability and contractual liability coverage) with insurers reasonably acceptable to Company and naming Company and the owner of any of the Trademarks appearing on Nestle Products as additional insureds and with limits of not less than $20,000,000 combined single limit per occurrence for bodily injury and property damage. Such insurance minimum shall be reviewed by the parties at five-year intervals and shall be adjusted as appropriate by mutual agreement of Distributor and Company. Distributor shall provide Company with a certificate of insurance evidencing such coverages, which certificate must provide that the insurer shall give Company at least thirty (30) days prior written notice of any cancellation or material change in any of such coverages. Distributor shall use its best efforts to ensure that Nestle Products in its possession or under its control which are involved in an insurance claim shall not be transferred to a third party, except with Company's prior written approval.

        e. Distributor shall immediately inform Company of any claim, suit, proceeding or action connected with or relating to any Nestle Product sold to Distributor of which Distributor becomes aware and, if an allegation of liability on the part of Company is involved, Company shall have the right to assume control of any such suit, proceeding or action. Distributor agrees to indemnify, defend and hold Company and its affiliates, including the owners of the Trademarks, harmless from and against any and all liability, loss or damage, cost or expense (including, with respect to the defense of third-party claims, court costs, litigation expenses, out of pocket costs and reasonable attorneys' fees) connected with or relating to (i) the distribution, sale, advertisement, storage or transportation by Distributor of Nestle Products purchased from Company pursuant to this Agreement, (ii) Distributor's acts or omissions in connection with its performance of, or its failure to perform, any of its obligations under this Agreement, except to the extent in either case such liability, loss or damage, cost or expense is due to the negligence of Company or to the acts of unrelated third parties, (iii) any breach by Distributor of any representation, warranty or covenant made by Distributor hereunder, (iv) any acts or omissions of Distributor's subdistributors authorized under paragraph 5.l of this Agreement (but excluding (x) any act or omission of an authorized subdistributor which relates to the distribution of Nestle Products purchased directly from Company, and not from Distributor, or
(y) any failure or refusal by any authorized subdistributor, other than Edy's Grand Ice Cream, to adjust distribution margins as contemplated by paragraph 5.a hereof), or (v) any defects in Nestle Products arising after the delivery of such Products to Distributor unless such defects are due to the negligence of Company.

        f. In the event Company permits Distributor to place any Company trade name, logo, trademark, device or advertising matter on any of Distributor's distribution vehicles, Distributor agrees that it will cease using (and will remove) any such Company trade name, logo, trademark, device or advertising matter from Distributor's distribution vehicles within thirty (30) days after the termination of this Agreement, unless Company otherwise authorizes in writing the continuance of Distributor's use of any such trade name, logo, trademark, device or advertising matter.

        g. Distributor shall maintain complete and accurate records of orders to and deliveries from Company, as well as sales and inventory records, on such forms as may be mutually agreed upon by the parties, shall submit to Company reports based on such records, and shall provide Company access to such records upon reasonable notice during Distributor's regular business hours. Such records shall be structured so as to enable Distributor to conduct or participate in product withdrawals and recalls by tracing or locating to the extent possible under Distributor's record-keeping system all other units of the same lot in the distribution chain, provided all such units have been marked by Company with a clearly visible lot code. Distributor agrees to maintain true and accurate records with respect to all sales of Nestle Products sold during each calendar year during the term hereof and shall deliver to Company, within 45 days after the close of each calendar year, a statement signed and certified by a duly authorized financial officer of Distributor certifying as to the amount of sales of Nestle Products sold in the Territories during the preceding calendar year. Upon request from Company, Distributor shall furnish to Company, on a monthly basis, a record of sales (by product and by outlet) of all Nestle Products sold to each customer in each of the market areas and geographical areas comprising the Territories during the previous calendar month, in a machine readable format reasonably acceptable to Company. Upon reasonable request, Distributor shall also furnish to Company in such format and at such frequency as Company may reasonably require (within the capabilities of Distributor) a record of sales (by product and by outlet) of Nestle Products sold to a particular key customer or customers in any area of the Territories. Company, through its duly authorized representatives, shall upon reasonable notice and during Distributor's regular business hours have the right to examine Distributor's books and records relating to sales of Nestle Products in the Territories and to make copies or extracts thereof. Distributor shall render all assistance reasonably requested by Company in connection therewith. Distributor shall also permit Company's personnel on reasonable notice to make periodic audits and inspections of its facilities and vehicles used for storage and distribution of Nestle Products to determine compliance with the terms and conditions of this Agreement. Distributor agrees to permit Company, upon reasonable notice to Distributor, to conduct semi-annual tests at Company's expense to evaluate the effectiveness of Distributor's recall system.

        h. Distributor shall at all times conduct itself in a professional manner and shall comply withsuch guidelines and directives regarding Nestle Product representation as may reasonably be issued by Company from time to time. Distributor shall provide such additional trucks and warehousing capability as may be reasonably necessary to provide a level of F/S-DSD service for Nestle Products that is satisfactory to Distributor's customers. Distributor shall (i) maintain adequate facilities for the storage, warehousing and prompt delivery of Nestle Products; (ii) permit joint sales efforts by its salespeople with Company sales personnel; (ii) hold sales meetings and business reviews with Company sales personnel as needed; (iv) provide such reports and forecasts relating to sales of Nestle Products as may be reasonably required by Company;
(v) handle special orders or give special service when reasonably necessary; and (vi) reasonably cooperate at all times with Company personnel.

        i. Distributor shall assert any complaints or claims arising out of or relating to a shipment of Nestle Products to Distributor within thirty (30) days of Distributor's receipt of such shipment; otherwise the same shall be deemed to have been waived, unless such complaints or claims involve damage to or defects in Nestle Products which are proven to be attributable to manufacture.

        j. Distributor shall comply with all applicable federal, state and local laws, rules and regulations pertaining to the performance of its obligations under this Agreement and with all reasonable policies established by Company and communicated to Distributor which relate in general to distributors of Nestle Products. Distributor shall administer and communicate all trade promotions so as to ensure that all customers in the geographical area covered by the promotion are aware of the trade promotion and that such promotions are offered to each such customer on a fair and proportionately equal basis. Distributor shall maintain in full force and effect all permits and licenses necessary to distribute Nestle Products in the Territories.

        k. Distributor shall use its best efforts to keep Company informed of all market and economic conditions in the Territories of which Distributor becomes aware and which may materially affect the sale of Nestle Products.

        l. Distributor will not establish any subdistributorships or subdistribute Nestle Products to or through any other distributor without the prior written consent of Company, which shall not be unreasonably withheld except that Distributor shall have the right to continue selling through its current first-tier subdistributors which are listed on Exhibit D hereto, in the channels of distribution indicated in said Exhibit D. Company acknowledges that Distributor has distributed products to various independent distributors from time to time in various markets or geographical areas which are not served directly by Distributor. Distributor agrees to use its best efforts to work with Company to either (i) establish distribution arrangements with such independent distributors whereby said distributors would provide distribution services on terms consistent with the terms of this

Agreement and otherwise satisfactory to Company (in which event and with Company's approval such distributors may be added to Exhibit D hereto as authorized subdistributors), or (ii) establish distribution agreements on a direct basis between Company and said independent distributors on terms consistent with this Agreement and otherwise satisfactory to Company. Except as otherwise provided in this Agreement, Distributor agrees not to sell to any person Distributor has reason to believe will redistribute or subdistribute Nestle Products. Distributor shall not convert Nestle Products to any other package, container or use. Distributor agrees that it will require its authorized subdistributors to restrict their sales of Nestle Products to only those channels of distribution and market areas where Distributor is authorized to sell Nestle Products hereunder. Distributor agrees that it will not sell Nestle Products to a subdistributor if Distributor knows or has convincing reason to believe that such subdistributor is selling or intends to sell Nestle Products outside of the Territories or to a customer or customers in any channel of distribution to which Distributor is not authorized to sell Nestle Products pursuant to this Agreement. No arrangements or dealings between Distributor and its subdistributors shall modify or limit Distributor's obligations to Company under this Agreement.

        m. Distributor shall use its best efforts to cause its personnel and its authorized subdistributors' personnel to attend Company sales, marketing, and related meetings and training sessions as may be reasonably scheduled by Company and shall consistently and effectively use such Company training programs and materials, as provided, in Distributor's operation.

        n. Distributor shall at all times use its best efforts to preserve and enhance the high quality image, reputation, and goodwill of Company and the Nestle Products.

        o. Distributor shall be open for business during customary business hours and days to be competitive with major competition. Distributor shall provide regular deliveries of Nestle Products with sufficient frequency to be competitive with major competition. Distributor shall maintain a sufficient inventory of Nestle Products in order to fill, deliver and handle all orders placed by customers in the Territories, including orders for new items and introductory offers.

        p. Distributor shall provide for the safe and proper handling, storage, placement, and installation of Company point of sale materials and shall display such materials in a conspicuous place wherever possible at each retail location.

        q. Distributor shall submit for Company's prior written approval all advertising, promotional materials, copy, literature or artwork referring or relating to Nestle Products and/or the Trademarks prior to any use or distribution thereof. Upon receipt of written notice from Company, Distributor shall discontinue any advertising or promotional practices that Company finds injurious to Company's image or business or to the Trademarks.

        r. All pallets furnished by Company shall remain the property of Company and such pallets, or pallets of equal quality received in exchange therefor, shall be returned to Company or so exchanged at Distributor's warehouses.

        s. Distributor shall be responsible for all federal, state and local sales taxes and other taxes of a similar nature that may be assessed against Distributor in connection with the sale of any Nestle Products.

6.      TERM AND TERMINATION

        This Agreement has no stated term. Although the parties desire this Agreement to be mutually profitable, Distributor acknowledges and agrees that Company has made no representation or warranty that this Agreement will be extended or continue for any period of time. Accordingly, all investments made by Distributor are at its own risk and not in reliance on the expectation of the continuation of this relationship. Under no circumstances shall this relationship be deemed to constitute that of franchisor and franchisee, and the parties expressly disclaim any intention to create a franchise arrangement.

        This Agreement may be terminated by the Company at any time for any reason, with or without cause, upon ninety (90) days prior written notice thereof to Distributor.

        This Agreement may be terminated by Distributor upon ninety (90) days prior written notice in the event that those certain two Right of First Refusal Agreements of even date herewith between an affiliate of Company and Messrs. William F. Cronk, III and T. Gary Rogers, respectively, (and their respective spouses, together with certain testamentary trusts) have been terminated pursuant to Section 6(l) of each said Agreement.

        In addition, in the event of a material breach by one party of any of the terms of this Agreement, the non-breaching party shall have the right, at its option, to terminate this Agreement. In such event, the non-breaching party shall give written notice to the breaching party of such breach and the latter party shall then have thirty (30) days (or ten (10) days in the case of a monetary breach) within which to cure such breach; provided, however, that no such notice with respect to a sales or distribution-related breach may be given unless, within thirty (30) days prior to giving such notice, a responsible representative of the non-breaching party shall have met with responsible personnel of the breaching party in the relevant market and discussed the breach. If the breach is not cured within the applicable time period, then the breaching party shall be in default and, in addition to any other rights or remedies it may have under this Agreement or under applicable law, the non-breaching party shall also have the right to immediately terminate this Agreement on written notice to the party in default.

        Notwithstanding anything to the contrary contained in this Agreement, Company may, if Distributor is in breach of any material obligation of Distributor under paragraph 5 of this Agreement after notice and opportunity to cure, take such action as may reasonably be necessary to maintain the uninterrupted distribution of Nestle Products in the Territories, including (but not limited to) the servicing of customers either directly or through other distributors, and upon demand Distributor shall reimburse Company for costs and expenses incurred by or on behalf of Company in taking such action to the extent that such costs and expenses exceed those which Company would have incurred if such breach had not occurred. In exercising the rights set forth in the preceding sentence, Company shall use its best efforts to avoid taking actions which would prevent Distributor from remedying such breach, as long as Distributor has commenced in good faith to do so and is diligently continuing such efforts to remedy.

        This Agreement may be terminated immediately by either party upon

                (i) the filing of a petition proposing the adjudication of the other party as a bankrupt or insolvent or the financial reorganization of such other party or any arrangement by such other party with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is withdrawn or dismissed within sixty (60) days after the date of its filing, or

                (ii) the admission in writing by the other party of its inability to pay its debts when due, or

                (iii) the appointment of a receiver or trustee for the business or property of the other party, unless such appointment shall be vacated within thirty (30) days of its entry, or

                (iv) the making by the other party of an assignment for the benefit of its creditors or the dissolution or liquidation of the other party.

        In the event of the termination of this Agreement, Company shall have the right to cancel unfilled orders and to stop or re-route any shipment of Nestle Products inroute to Distributor. Within ten (10) days after the termination of this Agreement, Distributor shall return to Company all property belonging to Company in Distributor's possession or control.

        Distributor shall not be entitled to any compensation or damages under any state franchise statute with respect to this Agreement, including the termination thereof, or the distribution of Nestle Products pursuant hereto.

7.      COMPANY'S PURCHASE OPTION UPON TERMINATION

        Upon termination pursuant to paragraph 6 above, Company shall have the option, exercisable upon thirty (30) days prior written notice to Distributor, to purchase Nestle Products in Distributor's inventory by paying the net purchase price paid by Distributor to Company for such Nestle Products. Company reserves the right to reject any Nestle Products not in good and marketable condition.

        Any credits on account provided by the Company to Distributor or any outstanding indebtedness due to Company from Distributor may be offset as a credit against any sums payable by Company to Distributor under the preceding subparagraph.

8.      PROHIBITION AGAINST ASSIGNMENT

        Distributor shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Company. Any dissolution, merger, consolidation, or other reorganization of Distributor, or the sale of all or substantially all of Distributor's assets, shall be deemed an assignment.

        Notwithstanding any other provision of this Agreement the sole remedy for breach of the foregoing provision shall be the right to terminate this Agreement pursuant to Section 6 hereof immediately upon notice to Distributor.

9.      NO INCIDENTAL DAMAGES, ETC.

        a. In no event (including, without limitation, any termination of this Agreement) shall either party hereto be liable to the other party or any other person for any incidental, indirect, special or consequential damages of any nature whatsoever arising out of or relating to this Agreement, such party's performance under this Agreement, or the sale of Nestle Products by Company to Distributor.

        b. In no event (including, without limitation, any termination of this Agreement) shall Company be liable to Distributor or any other person for any monies or other consideration invested in Distributor's business or otherwise expended by Distributor in the course of performing its obligations hereunder.

10.     MISCELLANEOUS

        a. The failure of either Company or Distributor at any time or times to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of that party at a later time to enforce each and every such provision. Waiver of any breach of this Agreement by either party shall not be deemed to be a waiver of any subsequent or continuing breach of this Agreement.

        b. Any notices required or permitted to be given hereunder shall be in writing, delivered personally or by certified United States mail or by overnight air courier service to:

        Company                                             Distributor
 Nestle Ice Cream Company                          Dreyer's Grand IceCream, Inc.
 1700 E. 17th Avenue                               5929 College Avenue
 Columbus, Ohio  43219                             Oakland, California  94618-1391
 Attention:  President                             Attention:  Paul R. Woodland

 with a copy to:                                   with a copy to:

 Nestle USA, Inc.                                  Edmund R. Manwell, Esq.
 30003 Bainbridge Road                             Manwell & Milton
 Solon, Ohio  44139                                101 California Street, 37th Floor
 Attention:     Wayne F. Erdelack                  San Francisco, California  94111
                Deputy General Counsel

or to such other addresses as may be designated in writing by either party.

        c. Either party shall be excused from performance under this Agreement while and to the extent that such performance is prevented by an Act of God, strike or other labor dispute, war or war condition, riot, civil disorder, government regulation, embargo, fire, flood, accident or any other casualty beyond the reasonable control of such party. During any period during which performance is excused, the non-disabled party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled party hereunder; provided, however, that if such disability continues for more than sixty (60) days, the non-disabled party shall have the right to terminate this Agreement upon written notice to the disabled party.

        d. Distributor is and will at all times during the term of this Agreement remain an independent contractor. It is not the intention of Company or Distributor by this Agreement or otherwise to undertake a joint venture, partnership, agency or franchisor-franchisee relationship or to make Distributor in any sense an agent of Company. Under no circumstances shall any employee of Distributor be deemed or construed to be an employee of Company. Company shall not be liable for any injuries or damages incurred by Distributor as a result of its activities in the performance of this Agreement. Distributor shall not have any authority to create or assume in Company's name or on its behalf any obligation, express or implied, or to act or purport to act as Company's agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation or transaction or for any act or omission to act of the other party, except as expressly provided for herein.

        e.  Time is of the essence in this Agreement.

        f. In the event any litigation or other legal proceedings are instituted to enforce or declare the meaning of any provision of this Agreement or as a result of the default of any party hereunder, the prevailing party shall be entitled to its reasonable costs and expenses associated therewith, including court costs, litigation costs and reasonable attorneys' fees.

        g. This Agreement constitutes the entire agreement and understanding between the parties hereto, and shall not be amended or modified except by a writing signed by Distributor and by a duly authorized officer of Company.

        h. This Agreement shall become effective on the date hereinabove set forth and shall continue in effect until terminated as provided herein.

        i. This Agreement shall in all respects be governed by, construed and enforced in accordance with the laws of the State of Delaware. The parties further specifically agree that any action or proceeding arising out of or in connection with this Agreement shall be venued in a federal or state court of appropriate subject matter jurisdiction located in such State and the parties hereto consent to the jurisdiction of each of said courts. The illegality or unenforceability of any provision of this Agreement shall not impair the legality or enforceability of any other provision.

        j. Each of the parties hereto shall pay and discharge, at its own expense, any and all expenses, charges, fees and taxes arising out of or incidental to the carrying on of its business and the performance of its obligations under this Agreement, including, without limitation, workmen's compensation, unemployment insurance and social security taxes levied or assessed with respect to any of its employees. Each of the parties shall indemnify, defend and hold the other harmless from and against any and all liability, loss or damage, cost or expense (including court costs, litigation costs and reasonable attorney fees) arising out of or resulting from any claims, demands, suits or causes of action, of whatsoever nature and by whomsoever asserted, in any way relating to such party's expenses, charges, fees and taxes referred to in this subparagraph.

        k. No representation, promise, inducement or statement of intention other than those set forth in this Agreement has been made by Company or Distributor and neither party shall be bound by or liable for any other alleged representation, promise, inducement or statement of intention. Notwithstanding anything to the contrary in any prior Agreement between Company and Distributor, this Agreement cancels and supersedes all previous distributor agreements, written or oral, between Company and Distributor.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      NESTLE ICE CREAM COMPANY

                                      By:  _________________________

                                      Its:  ________________________



                                      DREYER'S GRAND ICE CREAM, INC.

                                      By:  _________________________

                                      Its:  ________________________

                                LIST OF EXHIBITS


          EXHIBIT A:  List of Nestle Products

          EXHIBIT B:  Territories and Authorized Channels of Distribution

          EXHIBIT C:  Product Handling Requirements

          EXHIBIT D:  Authorized Subdistributors

                                   EXHIBIT A

                            LIST OF NESTLE PRODUCTS



*  All Nestle and Carnation branded frozen novelty products

*  All Carnation branded ice cream products

* Frozen novelty products produced under other brands as to which Nestle controls the rights through master licensing agreements:

        *  Disney Characters
        *  Dole(R)
        *  Drumstick(R)
        *  Heath(R)
        *  The Flintstones(R)

*  Frosty Paws(R) frozen treats for dogs

        For purposes of this Agreement, the term "frozen novelty products" shall mean the following products: ice cream products, water ices, sherbet and ice milk products, and frozen confections.

        The Nestle Products to be distributed to the Grocery category shall consist of (i) frozen novelty products packaged in multipacks and (ii) Carnation brand packaged ice cream. The Nestle Products to be distributed to the Special Markets category shall consist of all Nestle and Carnation branded frozen novelty products when packaged for sale on a single unit or individual bulk sales basis. For purposes of this Agreement, "Special Markets" shall mean all channels of distribution other than grocery stores and warehouse clubs such as "Sam's".

                                  EXHIBIT B-1

                   TERRITORIES FOR GROCERY STORE DISTRIBUTION

                                                       Non-Exclusive
            Exclusive Territories                       Territories
            ---------------------                      -------------

                                  EXHIBIT B-2

                                SPECIAL MARKETS

      II.  EXCLUSIVE TERRITORIES AND AUTHORIZED CHANNELS OF DISTRIBUTION


================================================================================================
TERRITORY   CONVEN.    DRUG     FOOD    MILITARY   SCHOOLS   SPORTS/   STREET   THEATERS   THEME
            STORES*   STORES   SVC.**                        SPECIAL   VENDING             PARKS
                                                             EVENTS
================================================================================================

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

================================================================================================

*    The term "convenience store" shall mean any retail establishment with three
     (3) cash registers or less per site selling products listed in Exhibit A where sales of such products are on a single unit or individual bulk basis.

**   Excluding national accounts such as McDonalds.

                                  EXHIBIT B-3

                                SPECIAL MARKETS

    II.  NONEXCLUSIVE TERRITORIES AND AUTHORIZED CHANNELS OF DISTRIBUTION

================================================================================================
TERRITORY   CONVEN.    DRUG     FOOD    MILITARY   SCHOOLS   SPORTS/   STREET   THEATERS   THEME
            STORES*   STORES   SVC.**                        SPECIAL   VENDING             PARKS
                                                             EVENTS
================================================================================================

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

- - - ------------------------------------------------------------------------------------------------

================================================================================================

*    The term "convenience store" shall mean any retail establishment with three
     (3) cash registers or less per site selling products listed in Exhibit A where sales of such products are on a single unit or individual bulk basis.

**   Excluding national accounts such as McDonalds.

                                   EXHIBIT C

                         PRODUCT HANDLING REQUIREMENTS

        The following standards are to be continuously observed to preserve the quality of Nestle products:

A.  Storage Temperature

    1.  Frozen Storage

        Storage should be maintained at temperatures between -20 degree F and -30 degree F.

B.  Delivery Vehicle Loading and Unloading

    1. Products are to be moved promptly to and from storage to ensure that the above product temperatures are not exceeded.

    2. Product should not be exposed to ambient temperatures for more than 10 minutes.

    3. Prior to loading, refrigerated vehicles must be pre-cooled to an air temperature not to exceed -10 degree F for frozen products.

    4.  All delivery vehicles will be clean and free of any off odors.

C.  Storage Area

    1. Housekeeping and handling must be of an acceptable level to ensure that product will not be damaged or contaminated.

    2.  Thermometers

        a. Accurate continuously reading thermometers are to be provided in each storage area showing the existing air temperature.

        b. Accurate temperature records are to be maintained by a continuous record of a daily plant log in warehouse facilities.

    3. Product must be rotated so that the oldest product is shipped and placed on retail shelves first.

    4.  Ice cream novelties must be shelved first and then packaged ice cream.

    5. No product will be distributed for sale after expiration of the specified code dates, if any.

    6. An adequate insect and rodent program must be maintained in storage areas.

    7. Accurate shipping records must be kept in order to permit tracing of product from warehouses to shipping destinations.

                                   EXHIBIT D

                           AUTHORIZED SUBDISTRIBUTORS

                                    Markets or                Authorized
                                    Geographic               Channel(s) of
     Name of Distributor            Areas                    Distribution
     -------------------            ----------               -------------
1.   Edy's Grand Ice Cream      As mutually agreed       all

2.   King Sooper                Denver                   certain grocery stores

3.   City Markets               Denver                   certain grocery stores


                                   EXHIBIT E

                             FORM OF GECC AMENDMENT

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


         This Amendment to Registration Rights Agreement (the "Amendment") is entered into this ___ day of May, 1994 by and among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and Trustees of General Electric Pension Trust, a New York common law trust ("GE Pension"), GE Investment Private Placement Partners, I, a Delaware limited partnership ("GEIPPP") and General Electric Capital Corporation, a New York corporation (collectively the "Investors").


                                    Recitals

A.  The Company entered into a Registration Rights Agreement dated June
30, 1993 with the Investors (the "Agreement"), pursuant to which the Investors acquired the right under certain circumstances to cause securities of the Company held by them to be registered by the Company under the Securities Act of 1933.

B. The Company and Investors now desire to amend the Agreement as set forth herein.

         1.   Amendments.

              1.1. Section 2.2(a) is hereby amended by adding the following at the end of such section:

                     "Notwithstanding anything to the contrary in this
                     Section 2.2(a), if any such proposal by the Company to register any of its securities was as a result of the exercise of a demand registration right under
                     Section 3 of the Nestle Registration Rights Agreement, then the Company shall not be obligated to include any Registrable Securities in any such registration without the consent of the Nestle Holders; provided, however, that such consent shall be deemed to have been given if the Nestle Holders allow any securities of the Company other than 'Registrable Securities'
                     (as defined in the Nestle Registration Rights Agreement) to be included in such registration."

              1.2. Subsection 2.2(b) is hereby amended to read in its entirety as follows:

                     "(b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering
                    (i) first, all securities proposed by the Company to be sold for its own account, if any; (ii) second, and only if all the securities proposed by the Company to be sold for its own account have been so included, such Registrable Securities and securities of the Company requested for inclusion in such registration pursuant to the exercise of piggyback registration rights under
                    Section 4(a) of the Nestle Registration Rights Agreement (the 'Nestle Securities'), pro rata among the holders of the Registrable Securities and Nestle Securities on the basis of the respective percentages of the total amount of securities requested to be so included by such holders which are represented by Registrable Securities, on the one hand, and Nestle Securities, on the other hand; and (iii) third, and only if all of the Registrable Securities and Nestle Securities have been included in such registration, any other securities of the Company requested to be included in such registration; provided, however, that if such registration was as a result of the exercise of a demand registration right pursuant to
                    Section 3 of the Nestle Registration Rights Agreement, and the Nestle Holders have consented to the inclusion of Registrable Securities in such offering, then the securities to be included in such registration shall be selected, after all 'Registrable Securities' (as defined in the Nestle Registration Rights Agreement) originally proposed to be included in such registration have been so included, (y) first, from the Registrable Securities and
                    (z) second, and only if all the Registrable Securities have been included in such registration, from any other securities eligible for inclusion in such registration."

              1.3. Subsection 2.4(c) is hereby amended to read in its entirety as follows:

                    "(c) Holdback Agreements. (i) Each holder of Registrable Securities agrees, in each of the instances set out below, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company during the 15 days prior to, and during the 90-day period (or such longer period as may be reasonably requested by the underwriter, if any, of an offering) beginning on, the effective date of a registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date:

                               (1)  in the case of an underwritten public
                         offering in which any such holder is participating, if requested by the managing underwriters of such underwritten public offering,

                               (2)  in the case of an underwritten public
                         offering in which any such holder is not participating and which is initiated pursuant to the exercise of demand registration rights under Section 3 of the Nestle Registration Rights Agreement, if requested by the managing underwriters of such underwritten public offering,

                               (3)  in the case of a registration pursuant to
                         Section 2.1 hereof in which any such holder is participating and which is not an underwritten public offering, if requested by the holders of a majority of the Registrable Securities requesting such registration,

                               (4) in the case of an incidental registration pursuant to Section 2.2 hereof in which any such holder is participating and which is not an underwritten public offering, if requested by the holders of a majority of the securities requesting such registration, or

                               (5) in the case of a registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand registration rights under Section 3 of the Nestle Registration Rights Agreement and which is not an underwritten public offering, if requested by the Nestle Holders.

                       (ii) In the event of any registration of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, the Company agrees (i) not to effect any public or private sale or distribution of any of its equity securities or of any equity security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration) to the extent the Company is timely notified in writing by a holder of the Registrable Securities or the managing underwriters of any such registration, and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted)."

                 1.4. Section 3 of the Agreement is hereby amended by adding the following definitions in their correct alphabetical position:


                       "'Nestle' means Nestle Holdings, Inc., a Delaware corporation."

                       "'Nestle Holders' means the selling holders of a majority of all 'Registrable Securities' (as defined in the Nestle Registration Rights Agreement) included in a demand registration under Section 3 of the Nestle Registration Rights Agreement."

                       "'Nestle Registration Rights Agreement' means the Registration Rights Agreement dated May ___, 1994 between the Company and Nestle as in effect on such date."

         2.  Miscellaneous.

                 2.1. Except as expressly amended herein, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

                 2.2. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 2.3. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware.

                 2.4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Amendment to be executed and delivered as of the date first above written.

DREYER'S GRAND ICE CREAM, INC.    TRUSTEES OF GENERAL ELECTRIC
                                    PENSION TRUST

By:___________________________    By:__________________________
Title:________________________    Title:_______________________




GENERAL ELECTRIC CAPITAL          GE INVESTMENT PRIVATE PLACEMENT
  CORPORATION                       PARTNERS I

By:___________________________    By: GE Investment Management
Title:________________________        Incorporated, its
                                      General Partner

                                      By:__________________________
                                      Title:_______________________

                                   EXHIBIT F

                     FORM OF RIGHTS AGREEMENT AMENDMENT

            FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

         This First Amendment (the "Amendment"), dated this ____ day of May, 1994, amends the Amended and Restated Rights Agreement (the "Rights Agreement") by and between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and First Interstate Bank of California, a state banking corporation organized and existing under the laws of the State of California (the "Rights Agent") (successor to the former Rights Agent, Bank of America, N.T. & S.A.). All terms not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

         WHEREAS, the Board of Directors of the Company has approved the sale of common stock of the Company and warrants to purchase common stock of the Company (the "Securities") pursuant to a Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement"), Collateral Agreements (as defined in the Stock Purchase Agreement) and Right of First Refusal Agreements (as defined in the Stock Purchase Agreement) (all such agreements collectively referred to as the "Agreements"), and such sale and related transactions would otherwise cause the purchaser to become an Acquiring Person;

         WHEREAS, the Board of Directors of the Company has determined that it is desirable to amend the definition of Acquiring Person so that the purchaser of the Securities will not be deemed an Acquiring Person upon consummation of the Agreements;

         WHEREAS, pursuant to Section 27 of the Rights Agreement the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company deems necessary or desirable.

         NOW, THEREFORE, upon all of the terms and conditions set forth hereinafter, the Company and the Rights Agent agree as follows:

         1.  AMENDMENT.

         The first sentence of Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

             "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company,
             (iii) any employee benefit plan of the Company or any Subsidiary of the Company (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v) T. Gary Rogers, William F. Cronk, III, or any Affiliate or Associate of T. Gary Rogers or William F. Cronk, III, or (vi) Nestle Holdings, Inc., a Delaware corporation, or any Affiliate or Associate of Nestle Holdings, Inc., so long as Nestle Holdings, Inc. is not in breach of Section 6.1(d) or proviso (B) to Section 6.1, as may be applicable at the time, of the Stock and Warrant Purchase Agreement dated May __, 1994 between the Company and Nestle Holdings, Inc. (each of the foregoing in clauses (v) and (vi) an "Exempted Person")."

         2.  MISCELLANEOUS.

                 (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

                 (d) Existing Terms. The existing terms and conditions of the Rights Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the day and year first above written.

THE COMPANY:                                   RIGHTS AGENT:

DREYER'S GRAND ICE CREAM, INC.                 FIRST INTERSTATE BANK OF
                                               CALIFORNIA

By:  _________________________                 By:  _________________________
Its: _________________________                 Its: _________________________

==============================================================================




                                   EXHIBIT G


                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                      AND

                             NESTLE HOLDINGS, INC.

                           DATED AS OF MAY ___, 1994




==============================================================================

                               TABLE OF CONTENTS*


SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2.  Securities Subject to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . .    3

         (a)     Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (b)     Holders of Registrable Securities  . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 3.  Demand Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

         (a)     Demand by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         (b)     Effective Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (c)     Registration Statement Form  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (d)     Selection of Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (e)     Registration of Other Securities . . . . . . . . . . . . . . . . . . . . . . . .    4
         (f)     Priority in Requested Registration . . . . . . . . . . . . . . . . . . . . . . .    5

SECTION 4.  Piggyback Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

         (a)     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (b)     Underwriter's Cutback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (c)     No Effect on Demand Registrations  . . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 5.  Hold-Back Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

         (a)     Restrictions on Public Sale by Holders of
                 Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (b)     Restrictions on Public Sale by the Company and Others  . . . . . . . . . . . . .    7

SECTION 6.  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SECTION 7.  Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 8.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

         (a)     Indemnification by Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (b)     Indemnification by Holder of Registrable Securities  . . . . . . . . . . . . . .   15
         (c)     Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 9.  Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17





__________________________________

* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

SECTION 10.  Participation in Underwritten Registrations  . . . . . . . . . . . . . . . . . . . .   17

SECTION 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

         (a)     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (b)     No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (c)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (d)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (e)     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (f)     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (g)     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (h)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (i)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (j)     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of May ___, 1994 and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser").

                 This Agreement is made pursuant to the Stock and Warrant Purchase Agreement dated as of May ___, 1994 by and between the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the Closing under the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned such terms in the Purchase Agreement.

                 The parties hereby agree as follows:

                 SECTION 1.  Definitions.

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Agent: Any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement.

                 Common Shares: The shares of the common stock, par value $1.00 per share, of the Company.

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                 GECC Registration Rights Agreement: That certain Registration Rights Agreement dated as of June 30, 1993 by and between the Company and General Electric Capital Corporation ("GECC"), Trustees of General Electric Pension Trust ("GEPT"), and GE Investment Private Placement Partners, I ("GEIPPP" and together with GECC and GEPT, "GE"), as in effect on the Effective Date.

                 NASD:  National Association of Securities Dealers, Inc.

                 Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Preemptive Rights: The preemptive rights granted to the Purchaser by the Company pursuant to Section 5.4 of the Purchase Agreement.

                 Preemptive Rights Shares: Any Common Shares acquired by the Purchaser pursuant to the Preemptive Rights.

                 Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 Registrable Securities: (i) the Common Shares acquired by the Purchaser pursuant to the terms of the Purchase Agreement, (ii) the Warrant Shares, (iii) the Right of First Refusal Shares, and (iv) the Preemptive Rights Shares. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without subsequent registration under the Securities Act or in compliance with Rule 144 thereunder; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

                 Registration: A Demand Registration (as defined in Section 3) or a Piggyback Registration (as defined in Section 4) of the Company's securities for sale to the public under a Registration Statement.

                 Registration Expenses:  See Section 7 hereof.

                 Registration Statement: Any registration statement of the Company filed with the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                 Right of First Refusal Agreements: That certain Right of First Refusal Agreement dated as of the date hereof by and between the Purchaser and T. Gary Rogers, Kathleen T. Rogers, and the Rogers Revocable Trust, and that certain Right of First Refusal Agreement dated as of the date hereof by and between the Purchaser and William F. Cronk, III, Janet M. Cronk, and the Cronk Revocable Trust.





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
                 Right of First Refusal Shares: Any Common Shares and any other voting securities of the Company acquired by the Purchaser pursuant to the Right of First Refusal Agreements.

                 Securities Act: The Securities Act of 1933, as amended from time to time.

                 SEC:  The Securities and Exchange Commission.

                 Underwritten Registration or Underwritten Offering: A Registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 Warrants: The Series A Warrants and Series B Warrants, each to purchase Common Shares, issued and sold pursuant to the Purchase Agreement and the Warrant Agreement dated as of the date hereof by and between the Company and the Purchaser (the "Warrant Agreement").

                 Warrant Shares: Any Common Shares issued or issuable upon exercise of any Warrant.

                 SECTION 2.  Securities Subject to this Agreement.

                 (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

                 (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such ownership or right was acquired pursuant to the Purchase Agreement, the Warrant Agreement, the Right of First Refusal Agreements, or the Preemptive Rights, and whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                 SECTION 3.  Demand Registrations.

                 (a) Demand by Holders. Subject to the transfer restrictions of Section 6.3 of the Purchase Agreement, the holders of Registrable Securities, at any time from and after the Closing, may make three written requests, in the aggregate with respect to all such holders, to the Company for Registration of Registrable Securities representing, in each instance, not less than 600,000 Common Shares under and in accordance with the provisions of the Securities Act; provided, however, that the holders of Excess Shares shall be entitled to make a written request to the Company for one Registration of Excess Shares under and in accordance with the provisions of the Securities Act without regard to the foregoing limitations as to number of requests and minimum number of shares. Any such Registration requested shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Upon such request for a Demand Registration, the Company shall use its best efforts to effect the Registration of such Registrable Securities under (i) the

Securities Act, and (ii) the blue sky laws of such jurisdictions as any holder of such Registrable Securities requesting such Registration or any underwriter, if any, may reasonably request, provided that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph, be obligated to be so qualified or to consent to general service of process in such jurisdiction. The Company shall also use its best efforts to have all such Registrable Securities registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the holders of a majority of such Registrable Securities to consummate the disposition of such Registrable Securities.

                 (b) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective until the earlier of such time as all the Registrable Securities covered by such Registration Statement have been sold or withdrawn, or 90 days; provided, however, that no Demand Registration shall be deemed to have been effected if (i) such Registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders of Registrable Securities, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Registration are not satisfied, other than by reason of a failure on the part of the selling holders of Registrable Securities.

                 (c) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC as shall be selected by the Company and as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such Registration; provided, however that the Company shall include in such registration form, if reasonably requested by the holders of a majority of the Registrable Securities for which Registration is being requested under this Section 3, information which is otherwise required under applicable SEC regulations to be incorporated by reference in such registration form.

                 (d) Selection of Underwriters. If at any time or from time to time any of the holders of the Registrable Securities covered by a Registration Statement desires to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided, however, that the banker(s) and manager(s) so selected must be nationally recognized in the securities field; provided, further, however, that the Company shall have the right to make a reasonable objection to such selection if such objection is based upon the Company's prior experience or relationship with such banker(s) or manager(s).

                 (e) Registration of Other Securities. Whenever the Company shall effect a Registration pursuant to this Section 3, no securities other than Registrable Securities shall be included among the securities covered by such Registration unless the selling holders of a majority of all Registrable Securities to be covered by such Registration shall have consented in writing to the inclusion of such other securities.

                 (f) Priority in Requested Registration. If the Company shall effect a Registration pursuant to this Section 3 in connection with an Underwritten Offering by one or more holders of Registrable Securities, and if the managing underwriter of such offering shall advise the Company in writing (with a copy to each selling holder of Registrable Securities requesting Registration) that, in its opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the selling holders of a majority of the Registrable Securities requested to be included in such Registration, the Company will include in such Registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such Registration, selected pro rata from the Registrable Securities of the selling holders requesting such Registration on the basis of the percentage of the total amount of the Registrable Securities which such selling holders requested to be so registered.

                 SECTION 4.  Piggyback Registrations.

                 (a) Participation. Subject to Section 4(b) hereof, if at any time from and after the Closing under the Purchase Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any of its securities, whether or not by the Company for its own account (other than (i) a registration on Form S-4 or S-8 or any successor form to such Forms, or (ii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as promptly as practicable, the Company shall give written notice of such proposed filing to each holder of Registrable Securities and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 4(b), the Company shall include in such Registration Statement all Registrable Securities requested within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration; provided, however, that if such Registration Statement was the subject of an exercise of a demand registration right pursuant to Section 2.1 of the GECC Registration Rights Agreement, then the Company shall not be obligated to include any Registrable Securities in such Registration without the consent of the selling holders of a majority of all "Registrable Securities" (as defined in the GECC Registration Rights Agreement) included in the Registration (the "GE Holders"); provided, further, however, that such consent shall be deemed to have been given if the GE Holders allow any securities other than "Registrable Securities" (as defined in the GECC Registration Rights Agreement) to be included in such Registration. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                 (b) Underwriter's Cutback. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 4(a) or pursuant to other piggyback registration rights granted by the Company, if any (the "Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed Underwritten Offering informs the Company and the holders of such Piggyback Securities in writing that the total amount or kind of securities, including Piggyback Securities, which such holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the securities offered in such offering or the timing thereof, then the securities to be included in the Registration for such offering shall be the number of securities that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included, selected (i) first, from all securities proposed by the Company to be sold for its own account, if any, (ii) second, and only if all securities proposed by the Company to be sold for its own account have been so included, from (A) the Piggyback Securities and (B) the securities requested for inclusion in such Registration pursuant to the exercise of piggyback registration rights under Section 2.2 of the GECC Registration Rights Agreement (the "GE Piggyback Securities"), provided that if less than 100% of the Piggyback Securities and GE Piggyback Securities are to be included in such Registration, the securities to be so included shall be selected pro rata from the Piggyback Securities and the GE Piggyback Securities, based upon the percentage of the total amount of securities which such selling holders requested to be so registered, and (iii) third, and only if all of the Piggyback Securities and GE Piggyback Securities have been included in such Registration, from any other securities eligible for inclusion in such Registration; provided, however, that if such Registration Statement was the subject of an exercise of a demand registration right pursuant to Section 2.1 of the GECC Registration Rights Agreement and the GE Holders have consented to the inclusion of Piggyback Securities in such offering, then the securities to be included in such Registration shall be selected, after all Registered Securities (as defined in the GECC Registration Rights Agreement) originally proposed to be included in such Registration have been so included, (i) first, from the Piggyback Securities and (ii) second, and only if all the Piggyback Securities have been included in such Registration, from any other securities eligible for inclusion in such Registration.

                 (c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 4 shall be deemed to have been effected pursuant to Section 3 hereof or shall relieve the Company of its obligation to effect any Registration upon request under Section 3 hereof.

                 SECTION 5.  Hold-Back Agreements.

                 (a) Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees:

                          (1) in the case of an Underwritten Registration in which any such holder is participating, if requested by the managing underwriters of such Underwritten Registration,

                          (2) in the case of an Underwritten Registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand rights under Section 2.1 of the GE Registration Rights Agreement, if requested by the managing underwriters of such Underwritten Registration,

                          (3) in the case of a Demand Registration in which any such holder is participating and which is not an Underwritten Registration, if requested by the holders of a majority of the Registrable Securities requesting such Registration,

                          (4) in the case of a Piggyback Registration in which any such holder is participating and which is not an Underwritten Registration, if requested by the holders of a majority of the securities requesting such registration, or

                          (5) in the case of a Registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand rights under Section 2.1 of the GE Registration Rights Agreement and which is not an Underwritten Registration, if requested by the holders of a majority of the securities requesting such registration not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such Registration Statement (or registration statement, as the case may be), including a sale pursuant to Rule 144 under the Securities Act, (except as part of an Underwritten Registration) during the 15-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement (or registration statement, as the case may be) (except as part of such Registration), to the extent timely notified in writing by the managing underwriters or the holders, as the case may be.

                 The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement; provided that any such holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 60 days' prior written notice of such sale or distribution to the underwriter or underwriters.

                 (b) Restrictions on Public Sale by the Company and Others. The Company agrees:

                          (1) not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed under Section 3 or Section 4 hereof to the extent timely notified in writing by a holder of Registrable
         Securities covered by such Registration Statement or the managing underwriters (the "Holdback Period") (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and

                          (2) to cause each holder of its privately placed equity securities issued by the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the Holdback Period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted).

                 SECTION 6.  Registration Procedures.

                 In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (each a "Public Document"),
         (i) furnish to the selling holders of the Registrable Securities covered by each such Public Document, and the underwriters, if any, copies of each such Public Document (including all drafts of such Public Document which are distributed to the underwriters, and if the subject offering is not an Underwritten Offering, all drafts of such Public Document available to the Company during the 14 day period prior to the initial filing of such Public Document), (ii) allow such holders and underwriters a reasonable opportunity to review and comment upon each such Public Document, (iii) make the Company's representatives available for discussion and consultation regarding the contents of each such Public Document and (iv) consider in good faith all comments proposed by such holders on each such Public Document;

                 (b) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act; and prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be requested by any holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the Registration Statement effective until the earlier of such time as all the Registrable Securities covered by such Registration Statement have been sold or withdrawn, or 90 days; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                 (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                          (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                          (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                          (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                          (4) if at any time the representations and warranties of the Company contemplated by paragraph (o) below cease to be true and correct, if the effect of such breach would be to cause a failure of a condition to the closing of the underwriting or purchase agreement,

                          (5)     of the receipt by the Company of any
                 notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                          (6) of the existence of any fact which results in the Registration Statement or the Prospectus containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

                 (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                 (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                 (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder and underwriters, if any;

                 (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder of Registrable Securities or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                 (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (k) if any fact contemplated by paragraph (c)(6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (l) cause all Registrable Securities covered by the Registration Statement to be quoted on the Nasdaq National Market System or listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                 (m) not later than the effective date of the applicable Registration Statement, provide the applicable transfer agent with printed certificates for the Registerable Securities which are in a form eligible for deposit with Depositary Trust Company;

                 (n) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten
         Registration:

                          (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings;

                          (2) obtain opinions of counsel to the Company (which counsel shall have relevant expertise in the matters opined upon) and updates thereof addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters;

                          (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

                          (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                          (5) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph
                 (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement;

                 (o) make available for inspection by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company to the extent necessary to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                 (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                 (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                 (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) (i) furnish to the selling holders of the Registrable Securities covered by the Registration Statement in which such document is incorporated by reference, and the underwriters, if any, copies of each such document (including all drafts of such document which are distributed to the underwriters, and if the subject offering is not an Underwritten Offering, all drafts of such document available to the Company during the 14 day period prior to the initial filing of such document), (ii) allow such holders and underwriters a reasonable opportunity to review and comment upon each such document, (iii) make the Company's representatives available for discussion and consultation regarding the contents of each such document and (iv) consider in good faith all comments proposed by such holders on each such document.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(k) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(k) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

                 SECTION 7.  Registration Expenses.

                 (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether the Registration Statement becomes effective, including without limitation:

                 (1) all registration and filing fees (including with respect to filings required to be made with the SEC and the NASD);

                 (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                 (3) printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                 (4) fees and disbursements of counsel for the (i) Company, (ii) the underwriters and (iii) the sellers of the Registrable Securities (subject to the provisions of Section 7(b) hereof);

                 (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                 (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company, the underwriters and the selling holders) customarily paid by issuers;

                 (7) fees and expenses of other Persons retained by the Company; and

                 (8) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called Registration Expenses").

                 The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

                 (b) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities.

                 SECTION 8.  Indemnification.

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus or preliminary prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

                 If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that a conflict of interest exists between the Indemnified Holder and the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment in accordance with this Agreement.

                 (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section

15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

                 (c) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or
Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 SECTION 9.  Rule 144.

                 The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after ___________, 1996 [second anniversary of Closing Date under Purchase Agreement], make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 SECTION 10.  Participation in Underwritten Registrations.

                 No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                 SECTION 11.  Miscellaneous.

                 (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof, including, without limitation, the GECC Registration Rights Agreement.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery, if to:

                 A HOLDER OF REGISTRABLE SECURITIES, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to the Purchaser:

                          President
                          Nestle Holdings, Inc.
                          c/o Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 With copies to:

                          James H. Ball, Esq.
                          Senior Vice President and General Counsel
                          Nestle USA, Inc.
                          800 North Brand Boulevard
                          Glendale, California 91203

                 and

                          Wayne F. Erdelack, Esq.
                          Vice President and Deputy General Counsel
                          Nestle USA, Inc.
                          30003 Bainbridge Road
                          Solon, Ohio 44139

                 THE COMPANY, initially to:

                          T. Gary Rogers
                          Chief Executive Officer and Chairman of the Board Dreyer's Grand Ice Cream, Inc.
                          5929 College Avenue
                          Oakland, California 94618

                 and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d),

                 With copies to:

                          Seth A. Kaplan, Esq.
                          Wachtell, Lipton, Rosen and Katz
                          51 West 52nd Street
                          New York, New York 10019

                 and

                          Edmund R. Manwell, Esq.
                          Manwell & Milton
                          101 California Street, Suite 3750
                          San Francisco, California 94111

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that after the Closing this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a holder of Registrable Securities unless and to the extent such successor or assign acquired Registrable Securities from such holder.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          DREYER'S GRAND ICE CREAM, INC.



                                          ____________________________________
                                          By:
                                          Title:



                                          NESTLE HOLDINGS, INC.



                                          ____________________________________
                                          By:
                                          Title:

                                   EXHIBIT H


                             FORM OF LEGAL OPINION

                                       OF

                         WACHTELL, LIPTON, ROSEN & KATZ


                                  May __, 1994





Nestle Holdings, Inc.
c/o Nestle USA, Inc.
800 North Brand Blvd.
Glendale, California  91203

                 Re:      Dreyer's Grand Ice Cream, Inc.

Gentlemen:

                    [insert standard introductory language]

                 Based on and subject to the foregoing, we are of the opinion that:

                 1. The execution, delivery and performance of each of the Principal Agreements (1) have been duly authorized by all necessary corporate action of the Company, and each of the Principal Agreements has been duly executed and delivered by the Company.

                 2. Each of the Principal Agreements constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms





__________________________________

1. All capitalized but undefined terms used herein shall have the meaning assigned such terms in the Stock and Warrant Purchase Agreement by and between Dreyer's Grand Ice Cream, Inc. and Nestle Holdings, Inc. (the "Purchase Agreement"). For purposes of this form of legal opinion, the term Principal Agreements means the Purchase Agreement and each of the Collateral Agreements except the Distributor Agreement.

except to the extent that the rights and remedies created thereby may be limited by (i) bankruptcy, insolvency, reorganization, and other laws of general application affecting the rights and remedies of creditors, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 3. The Securities to be issued and sold by the Company pursuant to the Purchase Agreement and Warrant Agreement have been duly authorized and, when issued to and paid for by you in accordance with the terms of the Purchase Agreement and Warrant Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights.

                 4. The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance by the Company and, upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, such Warrant Shares, if issued in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

                 5. Based upon the representations contained in Sections 2.19, 3.4 and 3.5 of the Purchase Agreement, it is not necessary in connection with the sale of the Securities under the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended.

                 6. No authorization, approval or consent of, or exemption or other action by, or registration or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of each of the Principal Agreements, or in connection with the offer, sale and delivery of the Securities, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 7. Neither the Company nor any of its Subsidiaries is, or will be upon the issuance and sale of the Securities, subject to regulation under the Investment Company Act of 1940, as amended.

                     [insert standard concluding language]

                                          Very truly yours,

                                  EXHIBIT I


                            FORM OF LEGAL OPINION

                                      OF

                               MANWELL & MILTON


                                 May __, 1994





Nestle Holdings, Inc.
c/o Nestle USA, Inc.
800 North Brand Blvd.
Glendale, California  91203

                 Re:      Dreyer's Grand Ice Cream, Inc.

Gentlemen:

                    [insert standard introductory language]

                 Based on and subject to the foregoing, we are of the opinion that:

                 1. The Company(1) and each of its Subsidiaries has been duly incorporated





__________________________________

1. All capitalized but undefined terms used herein shall have the meaning assigned such terms in the Stock and Warrant Purchase Agreement by and between the Company and Nestle Holdings, Inc. (the "Purchase Agreement"). For purposes of this opinion, the term Principal Agreements means the Purchase Agreement and each of the Collateral Agreements; the term Rogers Shares means the Shares as defined in the Rogers Right of First Refusal Agreement; the term Cronk Shares means the Shares as defined in the Cronk Right of First Refusal Agreement; the term Rogers Right of First Refusal means the Right of First Refusal as defined in the Rogers Right of First Refusal Agreement; the term Cronk Right of First Refusal means the Right of First Refusal as defined in the Cronk Right of First Refusal Agreement; the term Rogers BOA Consent means that certain Agreement Regarding Right of First Refusal by and and is validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease its properties and conduct its business as presently being conducted and to enter into each of the Principal Agreements and perform its obligations thereunder.

                 2. The Rogers Revocable Trust has been duly created and is validly existing under the terms of the Rogers Trust Agreement and the laws of the State of California.

                 3. The Cronk Revocable Trust has been duly created and is validly existing under the terms of the Cronk Trust Agreement and the laws of the State of California.

                 4. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or conducts business, except where the failure to so qualify or be licensed would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries taken as a whole.

                 5. The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, $1.00 par value, including the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, none of which are issued and outstanding, and 30,000,000 shares of Common Stock, $1.00 par value (the "Common Stock"), of which [14,764,596 shares plus any additional shares issued in accordance with Section 2.12 of the Purchase Agreement from the Effective Date until Closing] were issued and outstanding
as of May   , 1994.  All the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive rights. To the best of our knowledge after due inquiry, except for the Rights and options and warrants listed on Exhibit A hereto, the Convertible Notes, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock (i) there are no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the Company's capital stock, (ii) there are no obligations or securities convertible into or exchangeable for shares of any capital stock of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, and
(iii) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of the Company. All of the outstanding shares of the capital stock of each Subsidiary have been





__________________________________

         among Nestle Holdings, Inc., Bank of America National Trust and Savings Association, and T. Gary Rogers and Kathleen T. Rogers, individually and as trustees of the Rogers Revocable Trust and the Four Rogers Trust; and the term Cronk BOA Consent means that certain Agreement Regarding Right of First Refusal by and among Nestle Holdings, Inc., Bank of America National Trust and Savings Association, and William F. Cronk, III and Janet M. Cronk, individually and as trustees of the Cronk Revocable Trust.

validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Company and its Subsidiaries, free and clear of any Lien.

                 6.       Each of T. Gary Rogers ("Gary Rogers") and Kathleen
T. Rogers ("Kathleen Rogers") has the legal capacity to act as sole trustee of the Rogers Revocable Trust and, as an individual or co-trustee of the Rogers Revocable Trust, as the case may be, to enter into each of the Rogers Right of First Refusal Agreement and the Rogers BOA Consent, perform the obligations thereunder and consummate the transactions contemplated thereby.

                 7. Each of William F. Cronk, III ("William Cronk") and Janet M. Cronk ("Janet Cronk") has the legal capacity to act as sole trustee of the Cronk Revocable Trust and, as an individual or co-trustee of the Cronk RevocableTrust, as the case may be, to enter into each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent, perform the obligations thereunder and consummate the transactions contemplated thereby.

                 8. Each of Gary Rogers and Kathleen Rogers is a duly appointed trustee of the Rogers Revocable Trust under the Rogers Trust Agreement and under the laws of the State of California, with full right, power and authority as such trustee to grant the Rogers Right of First Refusal with respect to the Rogers Shares, sell the Rogers Shares, enter into each of the Rogers Right of First Refusal Agreement and the Rogers BOA Consent, perform the trustee's obligations thereunder and consummate the transactions contemplated thereby on behalf of the Rogers Revocable Trust. Gary Rogers and Kathleen Rogers are the only named and acting co-trustees of the Rogers Revocable Trust as of the date hereof.

                 9. Each of William Cronk and Janet Cronk is a duly appointed trustee of the Cronk Revocable Trust under the Cronk Trust Agreement and under the laws of the State of California, with full right, power and authority as such trustee to grant the Cronk Right of First Refusal with respect to the Cronk Shares, sell the Cronk Shares, enter into each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent, perform the trustee's obligations thereunder and consummate the transactions contemplated thereby on behalf of the Cronk Revocable Trust. William Cronk and Janet Cronk are the only named and acting co-trustees of the Cronk Revocable Trust as of the date hereof.

                 10. The execution, delivery and performance of the Distributor Agreement has been duly authorized by all necessary corporate action of the Company, and the Distributor Agreement has been duly executed and delivered by the Company.

                 11. The execution, delivery and performance of each of the Rogers Right of First Refusal Agreement and the Rogers BOA Consent are authorized by the Rogers Trust Agreement and the laws of the State of California, and each of the Rogers Right of First

Refusal Agreement and the Rogers BOA Consent has been duly executed and delivered by each of the Rogers Entities.

                 12. The execution, delivery and performance of each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent are authorized by the Cronk Trust Agreement and the laws of the State of California, and each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent has been duly executed and delivered by each of the Cronk Entities.

                 13. The Distributor Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 14. The Rogers Right of First Refusal Agreement constitutes a valid and legally binding obligation of each of Gary Rogers, Gary Rogers as trustee of the Rogers Revocable Trust, Kathleen Rogers, Kathleen Rogers as trustee of the Rogers Revocable Trust and the Rogers Revocable Trust enforceable against each of Gary Rogers, Gary Rogers as trustee of the Rogers Revocable Trust, Kathleen Rogers, Kathleen Rogers as trustee of the Rogers Revocable Trust and the Rogers Revocable Trust in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 15. The Rogers BOA Consent constitutes a valid and legally binding obligation of each of the Rogers Entities and the Rogers Revocable Trust enforceable against each of the Rogers Entities and the Rogers Revocable Trust in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 16. Each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent constitutes a valid and legally binding obligation of each of the Cronk Entities and the Cronk Revocable Trust enforceable against each of the Cronk Entities and the Cronk Revocable Trust in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 17. To the best of our knowledge after due inquiry, no authorization, approval or consent of, or exemption or other action by, or registration or filing with, any Person is required in connection with the execution, delivery and performance by the Company of the terms and conditions of each of the Principal Agreements, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 18. No authorization, approval or consent of, or exemption or other action by, or registration or filing with, any governmental authority, or, to the best of our knowledge after due inquiry, any other Person is required in connection with the execution, delivery and performance by each of Gary Rogers, Gary Rogers as trustee of the Rogers Revocable Trust, Kathleen Rogers and Kathleen Rogers as trustee of the Rogers Revocable Trust of the terms and conditions of the Rogers Right of First Refusal Agreement, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 19. No authorization, approval or consent of, or exemption or other action by, or registration or filing with, any governmental authority, or, to the best of our knowledge after due inquiry, any other Person is required in connection with the execution, delivery and performance by each of the Rogers Entities of the terms and conditions of the Rogers BOA Consent, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 20. No authorization, approval or consent of, or exemption or other action by, or registration or filing with, any governmental authority, or, to the best of our knowledge after due inquiry, any other Person is required in connection with the execution, delivery and performance by each of the Cronk Entities of the terms and conditions of each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 21. To the best of our knowledge after due inquiry, there is no action, proceeding or investigation pending or threatened against the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, singly and in the aggregate with all such other actions, proceedings and investigations, would have a material adverse effect on the financial condition or business of the Company and its Subsidiaries taken as a whole.

                 22. To the best of our knowledge after due inquiry, there is no action, proceeding or investigation pending or threatened against any of the Rogers Entities or the Rogers Revocable Trust in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, singly and in the aggregate with all such other actions, proceedings and investigations, would have a material adverse effect on the financial condition or business of any of the Rogers Entities or the Rogers Revocable Trust taken as a whole.

                 23. To the best of our knowledge after due inquiry, there is no action, proceeding or investigation pending or threatened against any of the Cronk Entities or the Cronk Revocable Trust in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, singly and in the aggregate with all such other actions, proceedings and investigations, would have a material adverse effect on the financial condition or business of any of the Cronk Entities or the Cronk Revocable Trust taken as a whole.

                 24. The execution and delivery of each of the Principal Agreements, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Securities and Warrant Shares by the Company pursuant to the Purchase Agreement and Warrant Agreement, will not conflict with or constitute a breach of, or default under, the charter or bylaws of the Company or any of its Subsidiaries or, to the best of our knowledge after due inquiry, except as set forth on Exhibit B, any material agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or court or governmental decree applicable to the Company or any of its Subsidiaries.

                 25. The execution and delivery of each of the Principal Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Securities and Warrant Shares by the Company pursuant to the Purchase Agreement and Warrant Agreement, will not conflict with or constitute a breach of, or default under, the Ben & Jerry's Agreement, as amended by the Ben & Jerry's Amendments, and will not trigger the payment of a termination or other fee under such agreement.

                 26. The execution and delivery of each of the Rogers Right of First Refusal Agreement and the Rogers BOA Consent, and the consummation of the transactions contemplated thereby, including, without limitation, the grant of the Rogers Right of First Refusal, will not conflict with or constitute a breach of, or default under, the Rogers Trust Agreement or, to the best of our knowledge after due inquiry, any material agreement, indenture or other instrument to which any of the Rogers Entities or the Rogers Revocable Trust is a party or by which any of them is bound, or any law, administrative regulation or court or governmental decree applicable to any of the Rogers Entities or the Rogers Revocable Trust.

                 27. The execution and delivery of the Rogers Right of First Refusal Agreement, and the consummation of the transactions contemplated thereby, including, without limitation, the grant of the Rogers Right of First Refusal, will not conflict with or constitute a breach of, or default under, the Rogers BOA Security Documents, as amended by the Rogers BOA Consent.

                 28. The execution and delivery of each of the Cronk Right of First Refusal Agreement and the Cronk BOA Consent, and the consummation of the transactions contemplated thereby, including, without limitation, the grant of the Cronk Right of First Refusal, will not conflict with or constitute a breach of, or default under, the Cronk Trust Agreement or, to the best of our knowledge after due inquiry, any material agreement, indenture or other instrument to which any of the Cronk Entities or the Cronk Revocable Trust is a party or by which any of them is bound, or any law, administrative regulation or court or governmental decree applicable to any of the Cronk Entities or the Cronk Revocable Trust.

                 29. The execution and delivery of the Cronk Right of First Refusal Agreement, and the consummation of the transactions contemplated thereby, including, without limitation, the grant of the Cronk Right of First Refusal, will not conflict with or constitute a breach of, or default under, the Cronk BOA Security Documents, as amended by the Cronk BOA Consent.

                     [insert standard concluding language]

                                                   Very truly yours,

                                  EXHIBIT J

                                   Form of

                               Amendment to the

                         Rogers BOA Security Document

                   AGREEMENT REGARDING RIGHT OF FIRST REFUSAL

   This Agreement is entered into as of May __, 1994 among Nestle Holdings, Inc. ("Purchaser"), Bank of America National Trust and Savings Association ("Bank") and T. Gary Rogers and Kathleen Tuck Rogers, individually and as trustees of the Rogers Revocable Trust and as trustees of the Four Rogers Trust ("Sellers").

                                    RECITALS

   A. Sellers and Purchaser have, or are about to, enter into a Right of First Refusal Agreement dated as of May __, 1994 (the "Right of First Refusal Agreement").

   B. Under the Right of First Refusal Agreement, Sellers have granted to Purchaser a right of first refusal covering all voting securities of Dreyer's Grand Ice Cream, Inc., now or hereafter beneficially owned by the Sellers (the "Shares").

   C. The Sellers have pledged certain of the Shares as collateral for the Sellers' obligations with respect to credit extended by the Bank. All present and future obligations of Sellers, or any of them, to the Bank, whether direct or contingent, are referred to herein as the "Indebtedness." Any Shares now or hereafter pledged by the Sellers to the Bank are referred to as the "Pledged Shares."

                                   AGREEMENT

   1. Consent and Agreement of Bank. The Bank consents to the execution of the Right of First Refusal Agreement and agrees that the rights of Purchaser thereunder are senior to the security interest of the Bank, to the extent and as described in this Agreement. The Bank agrees that, so long as the Right of First Refusal Agreement remains in effect, any sale of the Pledged Shares by the Bank shall be conducted in accordance with the Right of First Refusal Agreement (as modified by this Agreement). The Bank agrees to give the Purchaser notice of any material default of the Sellers under the Indebtedness, which default is not waived by the Bank; provided, however, that a failure to give such notice shall not diminish the Bank's rights or obligations under this Agreement. The Bank agrees that it may not transfer all or any portion of its rights with respect to the Indebtedness or the Pledged Shares unless the transferee shall agree in writing to be bound by the provisions of this Agreement.

   2. Modification of Right of First Refusal Agreement. With respect to a proposed sale by the Bank under paragraph (d) of Section 1 of the Right of First Refusal Agreement (entitled "Rule 144 Sales") following a default by the Sellers under their obligations to the Bank, the provisions of the paragraph are modified as follows (capitalized terms have the meanings defined in the Right of First Refusal Agreement):

     (a) If the Bank provides a Rule 144 Notice to the Purchaser, the Purchaser may, within the Rule 144 Exercise Period, provide to the Bank a notice, in writing (the "Floor Price Notice"), stating that the Purchaser does not wish to purchase the Rule 144 Shares at the Rule 144 Purchase Price, but stating that the Purchaser is willing to purchase the Rule 144 Shares during the Qualified Period at a price equal to a lower price specified by the Purchaser in the Floor Price Notice (the "Floor Price").

     (b) If the Purchaser provides the Floor Price Notice to the Bank, then the Bank may (but is not obligated to), at any time during the Qualified Period, do either or both of the following:

       (i) sell any or all of the Rule 144 Shares pursuant to Rule 144 at a per-share price greater than the Floor Price; or

       (ii) provide written notice to the Purchaser that the Bank will sell all or a specified portion of the Rule 144 Shares to the Purchaser at the Floor Price. Upon the providing of such notice to the Purchaser, the Purchaser shall be unconditionally obligated (unless prohibited by law) to purchase the Shares specified in such notice at the Floor Price. The closing of the sale shall occur under the time limits stated in subparagraph (e) of section 1 of the Right of First Refusal Agreement.

     (c) If, during the Rule 144 Exercise Period, the Purchaser does not provide to the Bank either the Rule 144 Exercise Notice or the Floor Price Notice, then the Bank may, during the Qualified Period, sell any or all of the Rule 144 Shares pursuant to Rule 144 at any commercially reasonable price.

     (d) A sale under (b)(i) or (c) above shall be otherwise without restriction and shall not require further notice to the Purchaser; and upon any such sale, the Right of First Refusal shall terminate with respect to the Rule 144 Shares so sold. If at the end of the Qualified Period the Bank has not sold all of the Rule 144 Shares as aforesaid, then the Bank shall not thereafter sell such unsold Shares without again complying with the provisions of the Right of First Refusal Agreement.

     (e) Except as modified by this paragraph 2, all other provisions of paragraph (d), Section 1 of the Right of First Refusal Agreement shall remain in effect, including the right of the Purchaser to purchase the Rule 144 Shares at the Rule 144 Purchase Price.

   3. Agreement of Sellers. The Sellers agree that a sale by the Bank pursuant to the Right of First Refusal Agreement (as modified by this Agreement) will constitute a commercially reasonable disposition of the Pledged Shares and that if the

Purchaser acquires any of the Pledged Shares pursuant to such sale, such purchase shall be deemed to have been in good faith, and the Pledged Shares shall be free and clear of any claim by the Sellers. As collateral security for the Indebtedness, the Sellers hereby assign to the Bank and grant to the Bank a security interest in the Sellers' rights under the Right of First Refusal Agreement with respect to the Pledged Shares, and any amendment, substitution or replacement thereof. The Sellers hereby grant the Bank a power of attorney to exercise any rights of the Sellers under the Right of First Refusal Agreement, either in the Bank's own name or in the name of the Sellers. The Sellers will execute a financing statement appropriate to perfect the Bank's security interest.

   4. Agreements of Purchaser and Sellers. The Purchaser and the Sellers agree that, upon receipt of written notice from the Bank that the Sellers are in default under the Indebtedness and that the Bank has elected to sell the Pledged Shares, any notices given to the Purchaser by the Bank under the Right of First Refusal Agreement shall be effective as if given by the Sellers, and if the Purchaser elects to exercise its rights under the Right of First Refusal Agreement, the Purchaser will send to the Bank any payment due to the Sellers under the Right of First Refusal Agreement, which the Sellers acknowledge will satisfy the Purchaser's obligations to make payment for the Pledged Shares which it elects to purchase under the Right of First Refusal Agreement. The Purchaser may not transfer any of its rights under the Right of First Refusal Agreement unless the transferee shall agree in writing to be bound by the provisions of this Agreement.

   5. Sale by the Sellers. The Bank agrees that if the Bank consents to the terms of any sale of the Pledged Shares by the Sellers, and the Purchaser exercises its right under the Right of First Refusal Agreement to purchase the Pledged Shares on the terms approved by the Bank and delivers the cash or other consideration therefor to the Bank, then the Bank shall deliver to the Purchaser all of the Pledged Shares thereby purchased by the Purchaser and the Bank further agrees that all the Pledged Shares so delivered to the Purchaser shall be free and clear of all claims and security interests of the Bank. The Sellers agree that any delivery to the Bank of the cash or other consideration pursuant to the previous sentence shall be deemed, for purposes of the Right of First Refusal Agreement, to be a delivery to the Sellers. Notwithstanding the provisions of the Individual Loan Agreement among the Bank and the Sellers or any security agreement regarding the Pledged Shares, the Bank hereby consents to the sale of any or all of the Shares for a purchase price at least equal to the lesser of the following: (a) an amount sufficient to repay the Bank in full all amounts secured by the Pledged Shares, or (b) the fair market value of the Shares to be sold (determined as the average of the reported closing sales prices on the five preceding trading days on the NASDAQ National Market System). The foregoing sentence shall not be deemed to modify any terms of the Right of First

Refusal Agreement relating to the calculation of the sales price of the Shares.

   6. Certain Non-Binding Provisions. The Bank shall not be obligated under any of the terms or conditions of the Right of First Refusal Agreement, including the covenants of the Sellers thereunder, except as provided in this Agreement. The Bank shall not be bound by any amendment to the Right of First Refusal Agreement, unless the Bank consents thereto in writing.

   7. Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (iii) to cooperate with each other in connection with the foregoing.

   8. Specific Enforcement. The Purchaser, the Sellers and the Bank acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

   9. Entire Agreement. This Agreement and the agreements referred to herein contain the entire understanding of the parties with respect to the transactions contemplated hereby.

   10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   11. Notices and Other Communications. All notices, consents, requests, instructions and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

   The Sellers:

       c/o Dreyer's Grand Ice Cream, Inc.
       5929 College Avenue
       Oakland, CA 94618
       Attention: T. Gary Rogers

     With a copy to:

       Edmund R. Manwell, Esq.
       Manwell & Milton
       101 California Street, Suite 3750
       San Francisco, CA 94111

   The Purchaser:

       President
       Nestle Holdings, Inc.
       c/o Nestle USA, Inc.
       800 North Brand Boulevard
       Glendale,  CA 91203

     With copies to:

       James H. Ball, Esq.
       Senior Vice President and General Counsel
       Nestle USA, Inc.
       800 North Brand Boulevard
       Glendale, CA 91203

     and

       Wayne F. Erdelack, Esq.
       Vice President and Deputy General Counsel
       Nestle USA, Inc.
       30003 Bainbridge Road
       Solon, Ohio 44139

   The Bank:

     San Francisco Private Banking #1329
     50 California Street, 28th floor
     San Francisco, CA 94111
     Attention: Ellen B. Levine

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

   12. Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement.

   13. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign any of its right or obligations hereunder without the prior written consent of the other parties hereto, except that the Purchaser and the Bank may assign any of their respective rights and obligations hereunder to their respective affiliates.

   14. Attorneys' Fees. In the event of any dispute under this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees (including the allocated cost of in-house counsel).

   15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   16. Termination. This Agreement shall terminate when the Right of First Refusal Agreement terminates.

   In Witness Whereof, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION


By_______________________________
  Ellen B. Levine, Vice President

NESTLE HOLDINGS, INC.

By_______________________________

Typed Name_______________________

Title____________________________


_________________________________
T. Gary Rogers, Individually
and as Trustee of the Rogers Revocable
Trust and the Four Rogers Trust


_________________________________
Kathleen T. Rogers, Individually and as
Trustee of the Rogers Revocable
Trust and the Four Rogers Trust

                                   EXHIBIT K

                              Form of Amendment
                     to the Cronk BOA Security Documents

                   AGREEMENT REGARDING RIGHT OF FIRST REFUSAL

   This Agreement is entered into as of May __, 1994 among Nestle Holdings, Inc. ("Purchaser"), Bank of America National Trust and Savings Association ("Bank") and William F. Cronk, III and Janet M. Cronk, individually and as trustees of the Cronk Revocable Trust ("Sellers").

                                    RECITALS

   A. Sellers and Purchaser have, or are about to, enter into a Right of First Refusal Agreement dated as of May __, 1994 (the "Right of First Refusal Agreement").

   B. Under the Right of First Refusal Agreement, Sellers have granted to Purchaser a right of first refusal covering all voting securities of Dreyer's Grand Ice Cream, Inc., now or hereafter beneficially owned by the Sellers (the "Shares").

   C. The Sellers have pledged certain of the Shares as collateral for the Sellers' obligations with respect to credit extended by the Bank. All present and future obligations of Sellers, or any of them, to the Bank, whether direct or contingent, are referred to herein as the "Indebtedness." Any Shares now or hereafter pledged by the Sellers to the Bank are referred to as the "Pledged Shares."

                                   AGREEMENT

   1. Consent and Agreement of Bank. The Bank consents to the execution of the Right of First Refusal Agreement and agrees that the rights of Purchaser thereunder are senior to the security interest of the Bank, to the extent and as described in this Agreement. The Bank agrees that, so long as the Right of First Refusal Agreement remains in effect, any sale of the Pledged Shares by the Bank shall be conducted in accordance with the Right of First Refusal Agreement (as modified by this Agreement). The Bank agrees to give the Purchaser notice of any material default of the Sellers under the Indebtedness, which default is not waived by the Bank; provided, however, that a failure to give such notice shall not diminish the Bank's rights or obligations under this Agreement. The Bank agrees that it may not transfer all or any portion of its rights with respect to the Indebtedness or the Pledged Shares unless the transferee shall agree in writing to be bound by the provisions of this Agreement.

   2. Modification of Right of First Refusal Agreement. With respect to a proposed sale by the Bank under paragraph (d) of Section 1 of the Right of First Refusal Agreement (entitled "Rule 144 Sales") following a default by the Sellers under their obligations to the Bank, the provisions of the paragraph are modified as follows (capitalized terms have the meanings defined in the Right of First Refusal Agreement):

     (a) If the Bank provides a Rule 144 Notice to the Purchaser, the Purchaser may, within the Rule 144 Exercise

  Period, provide to the Bank a notice, in writing (the "Floor Price Notice"), stating that the Purchaser does not wish to purchase the Rule 144 Shares at the Rule 144 Purchase Price, but stating that the Purchaser is willing to purchase the Rule 144 Shares during the Qualified Period at a price equal to a lower price specified by the Purchaser in the Floor Price Notice (the "Floor Price").

     (b) If the Purchaser provides the Floor Price Notice to the Bank, then the Bank may (but is not obligated to), at any time during the Qualified Period, do either or both of the following:

       (i) sell any or all of the Rule 144 Shares pursuant to Rule 144 at a per-share price greater than the Floor Price; or

       (ii) provide written notice to the Purchaser that the Bank will sell all or a specified portion of the Rule 144 Shares to the Purchaser at the Floor Price. Upon the providing of such notice to the Purchaser, the Purchaser shall be unconditionally obligated (unless prohibited by law) to purchase the Shares specified in such notice at the Floor Price. The closing of the sale shall occur under the time limits stated in subparagraph (e) of section 1 of the Right of First Refusal Agreement.

     (c) If, during the Rule 144 Exercise Period, the Purchaser does not provide to the Bank either the Rule 144 Exercise Notice or the Floor Price Notice, then the Bank may, during the Qualified Period, sell any or all of the Rule 144 Shares pursuant to Rule 144 at any commercially reasonable price.

     (d) A sale under (b)(i) or (c) above shall be otherwise without restriction and shall not require further notice to the Purchaser; and upon any such sale, the Right of First Refusal shall terminate with respect to the Rule 144 Shares so sold. If at the end of the Qualified Period the Bank has not sold all of the Rule 144 Shares as aforesaid, then the Bank shall not thereafter sell such unsold Shares without again complying with the provisions of the Right of First Refusal Agreement.

     (e) Except as modified by this paragraph 2, all other provisions of paragraph (d), Section 1 of the Right of First Refusal Agreement shall remain in effect, including the right of the Purchaser to purchase the Rule 144 Shares at the Rule 144 Purchase Price.

   3. Agreement of Sellers. The Sellers agree that a sale by the Bank pursuant to the Right of First Refusal Agreement (as modified by this Agreement) will constitute a commercially reasonable disposition of the Pledged Shares and that if the Purchaser acquires any of the Pledged Shares pursuant to such sale, such purchase shall be deemed to have been in good faith, and the Pledged Shares shall be free and clear of any claim by the Sellers. As collateral security for the Indebtedness, the Sellers hereby assign to the Bank and grant to the Bank a security interest in the Sellers' rights under the Right of First Refusal Agreement with respect to the Pledged Shares, and any amendment, substitution or replacement thereof. The Sellers hereby grant the Bank a power of attorney to exercise any rights of the Sellers under the Right of First Refusal Agreement, either in the Bank's own name or in the name of the Sellers. The Sellers will execute a financing statement appropriate to perfect the Bank's security interest.

   4. Agreements of Purchaser and Sellers. The Purchaser and the Sellers agree that, upon receipt of written notice from the Bank that the Sellers are in default under the Indebtedness and that the Bank has elected to sell the Pledged Shares, any notices given to the Purchaser by the Bank under the Right of First Refusal Agreement shall be effective as if given by the Sellers, and if the Purchaser elects to exercise its rights under the Right of First Refusal Agreement, the Purchaser will send to the Bank any payment due to the Sellers under the Right of First Refusal Agreement, which the Sellers acknowledge will satisfy the Purchaser's obligations to make payment for the Pledged Shares which it elects to purchase under the Right of First Refusal Agreement. The Purchaser may not transfer any of its rights under the Right of First Refusal Agreement unless the transferee shall agree in writing to be bound by the provisions of this Agreement.

   5. Sale by the Sellers. The Bank agrees that if the Bank consents to the terms of any sale of the Pledged Shares by the Sellers, and the Purchaser exercises its right under the Right of First Refusal Agreement to purchase the Pledged Shares on the terms approved by the Bank and delivers the cash or other consideration therefor to the Bank, then the Bank shall deliver to the Purchaser all of the Pledged Shares thereby purchased by the Purchaser and the Bank further agrees that all the Pledged Shares so delivered to the Purchaser shall be free and clear of all claims and security interests of the Bank. The Sellers agree that any delivery to the Bank of the cash or other consideration pursuant to the previous sentence shall be deemed, for purposes of the Right of First Refusal Agreement, to be a delivery to the Sellers. Notwithstanding the provisions of the Individual Loan Agreement among the Bank and the Sellers or any security agreement regarding the Pledged Shares, the Bank hereby consents to the sale of any or all of the Shares for a purchase price at least equal to the lesser of the following: (a) an amount sufficient to repay the Bank in full all amounts secured by the Pledged Shares, or (b) the fair market value of the Shares to be sold (determined as the average of the reported closing sales prices on the five preceding trading days on the NASDAQ National Market System). The foregoing sentence shall not be deemed to modify any terms of the Right of First Refusal Agreement relating to the calculation of the sales price of the Shares.

   6. Certain Non-Binding Provisions. The Bank shall not be obligated under any of the terms or conditions of the Right of First Refusal Agreement, including the covenants of the Sellers thereunder, except as provided in this Agreement. The Bank shall not be bound by any amendment to the Right of First Refusal Agreement, unless the Bank consents thereto in writing.

   7. Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (iii) to cooperate with each other in connection with the foregoing.

   8. Specific Enforcement. The Purchaser, the Sellers and the Bank acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

   9. Entire Agreement. This Agreement and the agreements referred to herein contain the entire understanding of the parties with respect to the transactions contemplated hereby.

   10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   11. Notices and Other Communications. All notices, consents, requests, instructions and other communications provided for herein shall be promptly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

   The Sellers:

       c/o Dreyer's Grand Ice Cream, Inc.
       5929 College Avenue
       Oakland, CA 94618
       Attention: William F. Cronk, III

     With a copy to:

       Edmund R. Manwell, Esq.
       Manwell & Milton
       101 California Street, Suite 3750
       San Francisco, CA 94111

   The Purchaser:

       President
       Nestle Holdings, Inc.
       c/o Nestle USA, Inc.
       800 North Brand Boulevard
       Glendale,  CA 91203

     With copies to:

       James H. Ball, Esq.
       Senior Vice President and General Counsel
       Nestle USA, Inc.
       800 North Brand Boulevard
       Glendale, CA 91203

     and

       Wayne F. Erdelack, Esq.
       Vice President and Deputy General Counsel
       Nestle USA, Inc.
       30003 Bainbridge Road
       Solon, Ohio 44139

   The Bank:

     San Francisco Private Banking #1329
     50 California Street, 28th floor
     San Francisco, CA 94111
     Attention: Ellen B. Levine

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

   12. Amendments. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by all parties hereto which are, at the time of such amendment or modification, subject to this Agreement.

   13. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign any of its right or obligations hereunder without the prior written consent of the other parties hereto, except that the Purchaser and the Bank may assign any of their respective rights and obligations hereunder to their respective affiliates.

   14. Attorneys' Fees. In the event of any dispute under this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees (including the allocated cost of in-house counsel).

   15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   16. Termination. This Agreement shall terminate when the Right of First Refusal Agreement terminates.

   In Witness Whereof, the parties have caused this Agreement to be executed and delivered as of the date first written above.

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION


By_______________________________
  Ellen B. Levine, Vice President

NESTLE HOLDINGS, INC.

By_______________________________

Typed Name_______________________

Title____________________________


_________________________________
William F. Cronk, III, Individually
and as Trustee of the Cronk Revocable
Trust


_________________________________
Janet M. Cronk, Individually and as
Trustee of the Cronk Revocable Trust

                                  EXHIBIT L


                            FORM OF LEGAL OPINION

                                      OF

                               LATHAM & WATKINS


                                 May __, 1994





Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, California 94618

                 Re:      Nestle Holdings, Inc.

Gentlemen:

                    [insert standard introductory language]

                 Based on and subject to the foregoing, we are of the opinion that:

                 Based upon the representations contained in Sections 2.19, 3.4 and 3.5 of the Purchase Agreement(1), it is not necessary in connection with the sale of the Securities under the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended.

                     [insert standard concluding language]

                                          Very truly yours,



__________________________________

1. All capitalized but undefined terms used herein shall have the meaning assigned such terms in the Stock and Warrant Purchase Agreement by and between Dreyer's Grand Ice Cream, Inc. and Nestle Holdings, Inc. (the "Purchase Agreement").

                                  EXHIBIT M


                            FORM OF LEGAL OPINION

                                      OF

                             JAMES H. BALL, ESQ.


                                 May __, 1994





Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, California 94618

                 Re:      Nestle Holdings, Inc.

Gentlemen:

                    [insert standard introductory language]

                 Based on and subject to the foregoing, I am of the opinion that:

                 1. The Purchaser(1) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and conduct its business as presently being conducted and to enter into each of the Nestle Principal Agreements and perform its obligations thereunder.

                 2. NICC has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and conduct its business as presently being conducted and to enter into the Distributor Agreement and perform its obligations thereunder.

__________________________________

1. All capitalized but undefined terms used herein shall have the meaning assigned such terms in the Stock and Warrant Purchase Agreement by and between Dreyer's Grand Ice Cream, Inc. and Nestle Holdings, Inc. (the "Purchase Agreement"). For purposes of this form of legal opinion, the term Nestle Principal Agreements means the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.

                 3. Each of the Purchaser and NICC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or conducts business, except where the failure to so qualify or be licensed would not have a material adverse effect on the financial condition or business of the Purchaser and its Subsidiaries taken as a whole.

                 4. The execution, delivery and performance of each of the Nestle Principal Agreements have been duly authorized by all necessary corporate action of the Purchaser, and each of the Nestle Principal Agreements has been duly executed and delivered by the Purchaser.

                 5. The execution, delivery and performance of the Distributor Agreement have been duly authorized by all necessary corporate action of NICC, and the Distributor Agreement has been duly executed and delivered by NICC.

                 6. Each of the Nestle Principal Agreements constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 7. The Distributor Agreement constitutes a valid and legally binding obligation of NICC, enforceable against NICC in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 8. The execution and delivery of each of the Nestle Principal Agreements, and the consummation of the transactions contemplated thereby, will not conflict with or constitute a breach of, or default under, the charter or bylaws of the Purchaser or, to the best of my knowledge after due inquiry, any material agreement, indenture or other instrument to which the Purchaser is a party or by which it is bound, or any law, administrative regulation or court or governmental decree applicable to the Purchaser.

                 9. The execution and delivery of the Distributor Agreement, and the consummation of the transactions contemplated thereby, will not conflict with or constitute a breach of, or default under, the charter or bylaws of NICC or, to the best of my knowledge after due inquiry, any material agreement, indenture or other instrument to which NICC is a party or by which it is bound, or any law, administrative regulation or court or governmental decree applicable to NICC.

                 10. To the best of my knowledge after due inquiry, no authorization, approval or consent of, or exemption or other action by, or registration or filing with, any Person is required in connection with the execution, delivery and performance by the Purchaser of each of the Nestle Principal Agreements, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                 11. To the best of my knowledge after due inquiry, no authorization, approval or consent of, or exemption or other action by, or registration or filing with, any Person is required in connection with the execution, delivery and performance by NICC of the Distributor Agreement, other than such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof.

                     [insert standard concluding language]

                                          Very truly yours,

                                  SCHEDULE 2.1


                          QUALIFICATION TO DO BUSINESS
                                   BY ENTITY


  Dreyer's Grand Ice Cream, Inc.                  Edy's of Illinois, Inc.
  ------------------------------                  -----------------------
          (Delaware*)                                   (Illinois*)

          -Arizona                                      -Indiana
          -California                                   -Iowa
          -Colorado                                     -Minnesota
          -Nevada                                       -Wisconsin
          -New Mexico
          -Texas                                  Polar Express Systems International, Inc
          -Washington                             ----------------------------------------
          -Wyoming                                      (Kentucky*)

                                                        -Indiana**
  Edy's Grand Ice Cream
  ---------------------
          (California*)                           Dreyer's International, Inc***
                                                  ------------------------------
          -Alabama                                      (Virgin Islands*)
          -Connecticut
          -Florida
          -Georgia
          -Illinois
          -Indiana
          -Iowa
          -Kansas
          -Maryland
          -Michigan
          -Minnesota
          -Missouri
          -Nebraska
          -New Jersey
          -New York
          -Ohio
          -Pennsylvania
          -South Dakota
          -Tennessee
          -Virginia
          -Wisconsin


*Indicates state of incorporation
**The application for Certificate of Withdrawal is pending.
***Foreign sales corporation.

                                  SCHEDULE 2.3

            Name and Jurisdiction of Incorporation of Subsidiaries, Outstanding Capital Stock and Percentage Beneficially Owned


                          State of         Shares           Outstanding      % of Actual
Name                      Incorporation    Authorized       Capital Stock     Ownership
- - - ----                      -------------    ----------       -------------    -----------
Edy's Grand Ice           California       150,000          111,111             100%
Cream                                      Common           Common
                                           No Par Value     No Par Value

Edy's of Illinois, Inc.   Illinois         10,000           3,000               100%
                                           Common           Common
                                           No Par Value     No Par Value

Polar Express Systems     Kentucky         800 Class A      400 Class A         100%
International, Inc.                        Voting Stock     Voting Stock
                                           Common           Common
                                           No Par Value     No Par Value

                                           200 Class B      200 Class B
                                           Non-Voting       Non-Voting
                                           Common           Common
                                           No Par Value     No Par Value

Dreyer's International,   Virgin Islands   100 Common       100 Common          100%
Inc.                                       No Par Value     No Par Value

                                  SCHEDULE 2.5

                MATTERS OUTSIDE THE ORDINARY COURSE OF BUSINESS

(1) The acquisition of all of the outstanding capital stock of Polar Express Systems International, Inc.

(2) The incurrence of up to $100,000,000 in indebtedness to Bank of America National Trust and Savings Association for the purpose of financing the Company's purchase of its common stock prior to the Closing. Proceeds of the sale of the Securities to Purchaser, to the extent required, will be used to repay this indebtedness.

(3)      The purchase and lease back of the real property of Yoshi's
         Restaurant.

(4)      Letter of Intent with Decatur Foods, Inc. dated January 25, 1994.

(5) Issuance of and the undertaking of the matters described in the Press Release dated the Effective Date.

                                  SCHEDULE 2.6

                                PENDING MATTERS



    1.     Roberson v. Edy's Grand Ice Cream
    2.     Hudspeth v. Dreyer's Grand Ice Cream, Inc.
    3.     White v. Dreyer's Grand Ice Cream, Inc.
    4.     Edy's Grand Ice Cream
           NLRB Case No. 25-CA-23141
    5.     Burton v. Dreyer's Grand Ice Cream, Inc.
    6.     Amaru v. Dreyer's Grand Ice Cream, Inc.
    7.     Reeves v. Dreyer's Grand Ice Cream, Inc.
    8.     Parco v. Dreyer's Grand Ice Cream, Inc.
    9.     Renner v. Dreyer's Grand Ice Cream, Inc.
    10.    Smith/Pacific Rim v. Dreyer's Grand Ice Cream, Inc.
    11.    Hernandez; Rosas v. Dreyer's Grand Ice Cream, Inc.
    12.    Hernandez v. Dreyer's Grand Ice Cream, Inc.
    13.    Henderson v. Dreyer's Grand Ice Cream, Inc.
    14.    Amadio v. Dreyer's Grand Ice Cream, Inc.
    15.    Martinez, Lucero & Soto v. Dreyer's Grand Ice Cream, Inc.
    16.    Claims of Stanley Jones Against Polar Express Systems
           International, Inc.
    17.    Don Thomas Claim
    18. Ultimate Distributors, Inc. v. Ben and Jerry's Homemade Inc. and Dreyer's Grand Ice Cream, Inc.
    19.    Welsh Farms, Inc.
    20. Dreyer's Grand Ice Cream, Inc. and Edy's Grand Ice Cream, Inc. v. Calip Dairies, Inc., T&W Ice Cream, Inc., and T&W Sales, Inc., dba T&W Ice Cream of New Jersey, Inc.
    21.    Clover-Stornetta Farms, Inc. v. Dreyer's Grand Ice Cream, Inc.
    22. All matters listed on the Account Experience Listing previously provided to Purchaser which have not been paid, settled or otherwise closed.

                                 SCHEDULE 2.11

                  CONFLICTING AGREEMENTS AND CHARTER DOCUMENTS


    1. Steve's New York Store Door Distribution Agreement, dated November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's
           Grand Ice Cream.

    2. Steve's National Distribution Agreement, dated November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's Grand Ice Cream.

    3. Dolly Madison New York Store Door Distribution Agreement, dated November 20, 1992, between Calip Dairies, Inc. and Edy's Grand Ice Cream.

                                 SCHEDULE 2.12

                  OUTSTANDING RIGHTS, OPTIONS, WARRANTS, ETC.
                              AS OF APRIL 11, 1994


                                                                      Options Available
Options                                    Options Outstanding            For Grant
- - - -------                                    -------------------        -------------------
Incentive Stock Option Plan (1982)               417,045                     56,945

Stock Option Plan (1992)                         290,760                      9,240

Stock Option Plan (1993)                         370,800                    829,200


Rights
- - - ------
         Those rights granted to the stockholders of the Company pursuant to the Amended and Restated Rights Agreement between the Company and First Interstate Bank of California, as amended.

Other
- - - -----
         Stock subject to issuance under the Dreyer's Grand Ice Cream, Inc.
Section 423 Employee Stock Purchase Plan (1990).

         Stock subject to issuance under the Dreyer's Grand Ice Cream, Inc. Employee Secured Stock Purchase Plan (1990).

         Stock subject to issuance under the Dreyer's Grand Ice Cream, Inc. Employee Stock Gift Plan.

                                SCHEDULE 2.15(A)

                                ERISA EXCEPTIONS

1. Such matters that exist now or may arise in the future because of the participation in the Company's Savings Plan, as amended, and the Company's Money Purchase Pension Plan, as amended, of the employees of the Dreyer's Grand Ice Cream Charitable Foundation and the Edy's Grand Ice Cream Charitable
Foundation.

                                SCHEDULE 2.15(B)

                                  ERISA PLANS

         1.               Dreyer's Grand Ice Cream, Inc. Incentive Stock Option Plan (1982).
         2.               Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1992).
         3.               Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993).
         4.               Dreyer's Grand Ice Cream, Inc. Section 423 Employee Stock Purchase Plan (1990).
         5.               Dreyer's Grand Ice Cream, Inc. Employee Secured Stock Purchase Plan (1990).
         6.               Dreyer's Grand Ice Cream, Inc. Employee Stock Gift Plan.
         7.               Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan, as amended.
         8.               Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.
         9.               Dreyer's Grand Ice Cream, Inc. Bonus Plan.
         10.              Life Insurance, Accidental Death and Dismemberment, Long Term Disability and Dental Coverage through
                          Principal Mutual Life Insurance Company.
         11.              Comprehensive Health Plan and Vision Plan provided through Principal Mutual Life Insurance Company.
         12.              Preferred Provider Organization Health Plan and Vision Plan provided through Principal Mutual Life
                          Insurance Company.
         13.              CIGNA FlexCare Health Maintenance Organization (including CIGNA Medical Group Healthplan, CIGNA Private
                          Practice Plan, CIGNA Healthplan of San Diego and CIGNA Healthplan of Northern California).
         14.              Dreyer's Grand Ice Cream, Inc. Flexible Benefit Plan, as amended (and related Rainbow Plan Flexible
                          Compensation Trust dated January 1, 1987).
         15.              Dreyer's Grand Ice Cream, Inc. Sick Leave Program.
         16.              Dreyer's Grand Ice Cream, Inc. Salary Continuance Program.
         17.              Western Conference of Teamsters Pension Trust (Local 150 and 302) (and corresponding Trust Agreement).
         18.              Dairy Industry Trust Fund (Local 302) (and corresponding Trust Agreement).
         19.              United Food and Commercial Workers Union Local 655 Welfare Fund (and corresponding Trust Agreement).
         20.              Stationary Engineers Local 39 Health & Welfare Plan (and corresponding Trust Agreement).
         21.              IUOE Stationary Engineers Local 39 Annuity Trust Fund (and corresponding Trust Agreement).
         22.              IUOE Stationary Engineers Local 39 Pension Plan (and corresponding Trust Agreement).
         23.              Dreyer's Grand Ice Cream, Inc. Taxsavers Plan (1983).
         24.              Physicians Health Plan (PHP) provided through Physicians Health Plan of Indiana.
         25.              Medica Primary #390 provided through Medica (Minnesota).
         26.              PrinCare Retiree Medical through Principal Mutual Life Insurance Company.
         27.              Metromatic Life Insurance Program through Metropolitan Life Insurance Company.

                                 SCHEDULE 2.18

                               CERTAIN AGREEMENTS

  1.   Joint Venture Agreement, dated March 28, 1990, between Nissho Iwai
       Corporation and Dreyer's Grand Ice Cream, Inc.

  2.   Joint Venture Agreement, dated January 20, 1990, between Dreyer's
       Grand Ice Cream, Inc. and DSA Holdings, Inc., as amended by the
       Amendment of Joint Venture Agreement, dated January 31, 1990, between the same parties and the Amendment of Joint Venture Agreement (No.2), dated August 12, 1993, between Dreyer's Grand Ice Cream, Inc. and DSD
       Holdings, Inc. (formerly known as DSA Holdings, Inc.).

  3.   Oral agreement to pay fees to Manwell & Milton.

  4.   Limited Partnership Agreement of 1989-Oakland Housing Partnership
       Associates, a California limited partnership.

  5.   Limited Partnership Agreement of 1991-Oakland Housing Partnership
       Associates, a California limited partnership.

  6. Indemnification Agreements with each of the Company's Officers and Directors.

  7.   Non-Competition Agreements benefitting the Company.

  8.   Territorial restrictions in the following agreements:  (a) Distribution
       Agreement dated January 6, 1987 with Ben & Jerry's Homemade, Inc., as amended, (b) Steve's New York Store Door Distribution Agreement, dated
       November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's
       Grand Ice Cream, (c) Steve's National Distribution Agreement, dated
       November 20, 1992, between Steve's Homemade Ice Cream, Inc. and Edy's
       Grand Ice Cream, (d) Dolly Madison New York Store Door Distribution
       Agreement, dated November 20, 1992, between Calip Dairies, Inc. and
       Edy's Grand Ice Cream, and (e) Restated Exclusive Distributorship
       Agreement dated March 25, 1988 with Dove International Division of Mars
       Incorporated, as amended.

                               SCHEDULE 2.22(a)

                               LABOR AGREEMENTS

1.  Agreement with the Milk Drivers & Dairy Employees Union, Local 302, dated June 1, 1993.

2.  Agreement with the International Union of Operating Engineers, Stationary Local No. 39, dated September 1, 1993.

3.  Agreement with the Chauffeurs, Teamsters and Helpers Union, Local 150, dated September 1, 1992.

4.  Agreement with the United Food & Commercial Workers Union, Local 655, dated December 16, 1991.

                               SCHEDULE 2.22(b)


                            ORGANIZATIONAL EFFORTS


         1. Edy's Grand Ice Cream and United Food and Commercial Workers Union Local 700, Ft. Wayne, Indiana, NLRB
              Case No. 2-RC-9340

                      The United Food and Commercial Workers
              ("UFCW") filed a Representation Petition with the National Labor Relations Board ("NLRB") on January 24, 1994. The UFCW sought a election among all employees working at Edy's Ft. Wayne Manufacturing Facility. The approximate size of the unit was 135 employees. An election was scheduled and took place on March 17, 1994. Edy's prevailed in the election by a vote of 78 to 53. The Union filed no objections to the election and the results were certified by the NLRB on March 25, 1994.

                               SCHEDULE 2.22(c)


                                LABOR DISPUTES

         1.      Johnny B. Roberson v. Edy's Grand Ice Cream
                 Illinois Human Rights Commission
                 Charge Number: 1993 CF 2935

         2.      Rosemarie Hudspeth v. Dreyer's Grand Ice Cream
                 Alameda County Superior Court
                 Case No. B-007466-1 VO

         3.      Essex J. White v. Dreyer's Grand Ice Cream
                 EEOC Charge No. 320941205

         4.      Edy's Grand Ice Cream
                 NLRB Case No. 25-CA-23141

         5.      Edy's Grand Ice Cream and United Food and Commercial
                 Workers Union Local 700, Ft. Wayne, Indiana
                 NLRB Case No. 25-RL-9340 (Edy's won the requested union election on March 17, 1994, with the results being certified on March 25, 1994)

                                 SCHEDULE 2.24

                                 SHAREHOLDINGS


1.               Holding Entity:                        Trustees of the Rogers Revocable Trust
                 Number of Shares Held:                 1,585,350
                 Trustee:                               T. Gary Rogers and Kathleen T. Rogers
                 Trust Type:                            Revocable

2.               Holding Entity:                        Trustees of the Four Rogers Trust
                 Number of Shares Held:                 100,000
                 Trustee:                               T. Gary Rogers and Kathleen T. Rogers
                 Trust Type:                            Irrevocable

3.               Holding Entity:                        Trustees of the Cronk Revocable Trust
                 Number of Shares Held:                 895,521
                 Trustee:                               William F. Cronk III and Janet M. Cronk
                 Trust Type:                            Revocable

4.               Holding Entity:                        Trustees of the Christopher Clay Cronk 1993 Irrevocable
                                                        Trust
                 Number of Shares Held:                 14,000
                 Trustee:                               William C. Collett
                 Trust Type:                            Irrevocable

5.               Holding Entity:                        Trustees of the Robert James Cronk 1993 Irrevocable
                                                        Trust
                 Number of Shares Held:                 14,000
                 Trustee:                               William C. Collett
                 Trust Type:                            Irrevocable

6.               Holding Entity:                        Trustees of the William Jeffrey Cronk 1993 Irrevocable
                                                        Trust
                 Number of Shares Held:                 14,000
                 Trustee:                               William Jeffrey Cronk
                 Trust Type:                            Irrevocable

7.               Holding Entity:                        T. Gary Rogers
                 Number of shares subject to
                 options:                               178,380*

8.               Holding Entity:                        William F. Cronk, III
                 Number of shares subject to
                 options:                               178,380*

- - - ----------------
* 62,000 of these options have been granted under the Company's Stock Option Plan (1993) subject to stockholder approval of such plan at the Company's Annual Meeting of Stockholders scheduled for May 11, 1994.